Filed Pursuant To Rule 424(b)(5)
Registration Nos. 333-131614, 333-131614-01, 333-131614-02
Prospectus Supplement to Prospectus Dated May 16, 2008

National City Credit Card Master Note Trust
Issuing Entity

National City Bank
Sponsor, Depositor and Servicer

Series 2008-1 Class A Asset Backed Notes

Class A Notes

Principal amount	$66,000,000
Interest rate	One-Month LIBOR plus 1.60% per year (determined as described in the following transaction summary)
Interest paid	Monthly on the 15th, beginning July 15, 2008
Scheduled principal payment date	November 16, 2009
Legal maturity date	November 15, 2011
Expected issuance date	May 28, 2008
Price to public	$66,000,000.00 (or 100.00000%)
Underwriting discount	$316,800.00 (or 0.48000%)
Proceeds to seller	$65,683,200.00 (or 99.52000%)

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and page 11 in the prospectus before you purchase any notes.

The notes are obligations of the National City Credit Card Master Note Trust only and do not represent interests in or obligations of National City Bank, its affiliates or any other person.

The primary asset of the issuing entity is the collateral certificate, Series 2005-CC, representing an undivided interest in the National City Credit Card Master Trust, whose assets include the receivables arising in a portfolio of unsecured revolving credit card accounts.

Only the Class A notes (the “offered notes”) are offered hereby.  The issuing entity is also issuing Class B notes and Class C notes as part of Series 2008-1 that are subordinated to the Class A notes.

The offered notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Credit Enhancement:

The Class B notes and the Class C notes are subordinated to the Class A notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters of the offered notes

Morgan Stanley	Credit Suisse
NatCity Investments, Inc.

May 16, 2008

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the offered notes in two separate documents: (a) this prospectus supplement, which describes the specific terms of the offered notes and (b) the accompanying prospectus, which provides general information, some of which may not apply to the offered notes.

This prospectus supplement may be used to offer and sell the Class A notes only if accompanied by the prospectus.

This prospectus supplement supplements disclosure in the prospectus.

You should rely on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the offered notes in any state where the offer is not permitted.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page S-29 in this prospectus supplement and on page 96 in the accompanying prospectus.

i

Page
Final Payment of the Notes	S-25
Shared Excess Finance Charge Amounts	S-26
Shared Excess Available Principal Amounts	S-26

Underwriting	S-27

Glossary of Defined Terms	S-29

Annex I:
The Bank Portfolio	A-I-1
General	A-I-1
Delinquency and Loss Experience	A-I-1
Revenue Experience	A-I-3
Payment Rates	A-I-4

The Master Trust Portfolio	A-I-5
Delinquency and Loss Experience	A-I-5
Revenue Experience	A-I-6
Payment Rates	A-I-7
Renegotiated Loans and Re-Aged Accounts	A-I-7

The Receivables	A-I-8
Static Pool Information	A-I-10

Annex II:
Outstanding Series of Master Note Trust Notes	A-II-1

ii

Transaction Summary

Issuing Entity of the Notes:	National City Credit Card Master Note Trust
Seller, Servicer, Depositor, Sponsor:	National City Bank
Issuing Entity of the Collateral Certificate:	National City Credit Card Master Trust
Master Trust Trustee:	BNYM (Delaware)
Indenture Trustee:	The Bank of New York
Owner Trustee:	Wilmington Trust Company
Expected Issuance Date:	May 28, 2008
Servicing Fee Rate:	2.00% of nominal liquidation amount
Clearance and Settlement:	DTC/Clearstream/Euroclear
Note Trust Assets:	Collateral Certificate
Collateral Certificate:	Undivided Interest in the Master Trust Assets
Master Trust Assets:	Credit Card Receivables

Class A Notes
Principal Amount:	$66,000,000
Anticipated Ratings:[1]
Moody’s/S&P/Fitch	Aaa/AAA/AAA
Credit Enhancement:	subordination of Class B and Class C notes
Interest Rate:	One-Month LIBOR plus 1.60% per year
Interest Accrual Method:	actual/360
Interest Payment Dates:	monthly (15th)
Interest Rate Index Determination Date:	2 London Business Days before each interest payment date
Scheduled Principal Payment Date:	November 16, 2009
Legal Maturity Date:	November 15, 2011
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus

Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

[1]	It is a condition to the issuance of the offered notes that one of these ratings be obtained.

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read this entire prospectus supplement and the accompanying prospectus in their entirety before you purchase any notes.

The Issuing Entity

The notes will be issued by the National City Credit Card Master Note Trust, a Delaware statutory trust, pursuant to an indenture supplement to an indenture, each between the issuing entity and the indenture trustee. The National City Credit Card Master Note Trust is referenced in this prospectus supplement and the accompanying prospectus as the issuing entity.

The indenture trustee is The Bank of New York.

Securities Offered

National City Credit Card Master Note Trust is offering the Class A notes as part of Series 2008-1. The offered notes represent obligations of the issuing entity. This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A notes of Series 2008-1 and not to the notes of any other class or series.

Series 2008-1

In addition to the offered notes, the National City Credit Card Master Note Trust will issue $4,526,000 initial dollar principal amount of Class B notes and $4,903,000 initial dollar principal amount of Class C notes as part of Series 2008-1. Series 200 8-1 is expected to be the fourth series outstanding in a group of series issued by the issuing entity called group A.

The issuing entity may issue other series of notes which may have different interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other characteristics. See “The Notes — Issuances of New Series of Notes” in this prospectus supplement and “Description of the Notes — Issuances of New Series of Notes” in the prospectus.

See “Annex II: Outstanding Series of Master Note Trust Notes” for information on the other outstanding notes previously issued, or expected to be issued upon or prior to the issuance of this Series 2008-1, by the issuing entity.

Interest Payments

The offered notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 1.60%.

Interest on the offered notes will be calculated as follows:

Outstanding Dollar Principal Amount as of record date	×	Number of days in interest period 360	×	Note Interest Rate

Interest on the offered notes will begin to accrue on May 28, 2008 and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include May 28, 2008, which is the issuance date, and end on but exclude July 15, 2008, which is the first interest payment date for the offered notes.

The issuing entity will make interest payments on the offered notes on a distribution date, which is the 15th day of each calendar month, beginning in July 2008. Interest payments due on a day that is not a Business Day in New York, New York will be made on the following business day.

You may obtain the note interest rate for the current and immediately preceding interest periods by telephoning The Bank of New York, the indenture trustee, at (212) 815-3247.

Principal Payments

You are expected to receive payment of the stated principal amount of your offered notes in full in one payment on November 16, 2009, or, if that date is not a Business Day, the next Business Day, which is called the scheduled principal payment date. However, principal could be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B noteholders until the Class A noteholders are paid in full. No principal will be paid to the Class C noteholders until the Class A noteholders and Class B noteholders are paid in full. For a discussion of how principal is allocated, see “Deposit and Application of Funds — Application of Series 2008-1 Available Principal Amounts” in this prospectus supplement and “Description of the Notes — Principal” in the accompanying prospectus.

If the stated principal amount of the offered notes is not paid in full on the scheduled principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until November 15, 2011, the legal maturity date for the Series 2008-1 notes.

If the stated principal amount of the offered notes is not paid in full on the scheduled principal payment date, then an early redemption event will occur with respect to Series 2008-1 and, subject to the principal payment rules described below under “— Credit Enhancement — Subordination,” principal and interest payments on the offered notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of the offered notes will be paid earlier than the scheduled principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to the Series 2008-1 notes. See “The Indenture — Early Redemption Events” and “— Events of Default” in the accompanying prospectus and “The Notes — Early Redemption of the Notes” in this prospectus supplement.

Risk Factors

Investment in the offered notes involves risks. You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and beginning on page 11 in the accompanying prospectus.

The Master Trust

Collateral for the Notes

The collateral certificate, which is the issuing entity’s primary source of funds for the payment of principal of and interest on the Series 2008-1 notes, is an investor certificate issued by the master trust. The collateral certificate represents an undivided beneficial interest in the assets of the master trust. The collateral certificate is the Series 2005-CC certificate issued by the master trust. The master trust’s assets primarily include credit card receivables from selected MasterCard® and Visa® revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the accompanying prospectus under “The Master Trust — Addition of Master Trust Assets.”

The credit card receivables in the master trust consist primarily of Principal Receivables and Finance Charge Receivables. Principal Receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance Charge Receivables include periodic finance charges, cash advance fees, late fees and certain other fees billed to cardholders.

In addition, the bank is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the bank and collections thereon.

See “Annex I” for financial information on the receivables and the accounts.

Other Master Trust Series

In addition to the collateral certificate, there may be other series of investor certificates issued by the master trust. Each series of investor certificates represents a beneficial interest in the receivables and the other master trust assets. No series of investor certificates other than the collateral certificate are outstanding at this time.

Other series of certificates of the master trust and other series of notes of the issuing entity may be issued without the consent of or prior notice to any noteholders or investor certificateholders. See “The Master Trust — New Issuances of Investor Certificates” and “Description of the Notes — Issuances of New Series of Notes” in the prospectus.

Master Trust Portfolio

As of the beginning of the day on April 1, 2008:

•	the Master Trust Portfolio included $2,084,021,506 of Principal Receivables and $27,090,993 of Finance Charge Receivables;

•	the accounts had an average receivable balance of $1,795 and an average credit limit of $11,402;

•	the percentage of the aggregate total receivables balance to the aggregate total credit limit was 15.7%; and

•	the average age of the accounts was approximately 146.75 months.

As of the month ended March 31, 2008:

•	the percentage of the accounts in the Master Trust Portfolio for which cardholders made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment, was 8.4%; and

•	the percentage of the accounts in the Master Trust Portfolio for which cardholders made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance, was 24.3%.

For more of a description of certain aspects of the master trust, the National City Credit Card portfolio, and National City Bank, see “Annex I.”

Nominal Liquidation Amount

The initial nominal liquidation amount of the offered notes is $66,000,000.

The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes. If the nominal liquidation amount of a class of notes is reduced by charge-offs resulting from uncovered defaults on the Principal Receivables in the master trust allocable to Series 2008-1, the principal of and interest on the Series 2008-1 notes may not be paid in full. If the nominal liquidation amount of the offered notes has been reduced, Available Principal Amounts and Finance Charge Amounts allocated to pay principal of and interest on the offered notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” in the prospectus.

Credit Enhancement

General

The presence of credit enhancement for the Series 2008-1 notes is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest and decrease the likelihood that the noteholders will experience losses. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of the uncovered losses.

Subordination

Credit enhancement for the Class A notes will be provided through subordination.

The Class B notes and the Class C notes generally will not receive interest payments on any payment date until the Class A notes have received their full interest payment on such date.

Available Principal Amounts allocable to the Class B and Class C notes may be applied to make interest payments on the Class A notes or to pay a portion of the master trust servicing fee allocable to the Series 2008-1 notes. Available Principal Amounts allocable to the Class C notes may be applied to make interest payments on the Class B notes. Available Principal Amounts remaining on any payment date after any applications of such

Available Principal Amounts to pay interest on the senior classes of Series 2008-1 notes or for a portion of the master trust servicing fee allocable to Series 2008-1 will be first applied to make targeted deposits to the principal funding account for the senior classes of Series 2008-1 notes on such date before being applied to make required deposits to the principal funding account for the subordinated notes on such date.

Application of Finance Charge Collections

Finance charge collections and other amounts allocated to the Series 2008-1 notes, called Series 2008-1 Finance Charge Amounts, will generally be applied each month to make the following payments or deposits in the following priority:

•	Class A Monthly Interest;

•	Class B Monthly Interest;

•	payment of master trust servicing fees;

•	Class C Monthly Interest;

•	treat as Available Principal Amounts to cover defaults;

•	treat as Available Principal Amounts to cover Nominal Liquidation Amount Deficits;

•	deposits, if necessary, to the reserve account;

•	deposits, if necessary, to the spread account;

•	if an event of default and acceleration occurs, treat as Available Principal Amounts, if necessary;

•	Shared Excess Finance Charge Amounts for other series of notes; and

•	excess finance charge collections for other series of master trust investor certificates.

For a detailed description of the application of Series 2008-1 Finance Charge Amounts, see “Deposit and Application of Funds — Application of Series 2008-1 Finance Charge Amounts” in this prospectus supplement.

Application of Principal Collections

Principal collections and other amounts allocated to the Series 2008-1 notes, called Series 2008-1 Available Principal Amounts, will generally be applied each month to make the following payments or deposits in the following priority:

•	interest shortfalls on the Class A notes;

•	interest shortfalls on the Class B notes;

•	shortfalls on the payment of master trust servicing fees;

•	principal payments or deposits on the Class A notes;

•	principal payments or deposits on the Class B notes;

•	principal payments or deposits on the Class C notes;

•	Shared Excess Available Principal Amounts for other series of notes; and

•	Shared Principal Collections for other series of master trust investor certificates.

For a detailed description of the application of Series 2008-1 Available Principal Amounts, see “Deposit and Application of Funds — Application of Series 2008-1 Available Principal Amounts” in this prospectus supplement.

Revolving Period

Until principal amounts are needed to be accumulated to pay the Series 2008-1 notes, principal amounts allocable to the Series 2008-1 notes will be applied to other series of notes issued by the issuing entity or other series of investor certificates issued by the master trust which are amortizing or accumulating principal or paid to the bank as holder of the Seller Interest in consideration for the transfer by the bank to the master trust of additional credit card receivables arising under the accounts. This period is commonly referred to as the revolving period. Unless an early redemption event or event of default for the Series 2008-1 notes occurs, the revolving period is expected to end twelve calendar months prior to the scheduled principal payment date. However, if the servicer reasonably expects to need less than twelve months to fully accumulate the outstanding dollar principal amount of the Series 2008-1 notes by the scheduled principal payment date, the end of the revolving period may be delayed.

Reserve Account

The issuing entity will establish a reserve account to assist with the distribution of interest on the Series 2008-1 notes.

The reserve account will initially not be funded. The reserve account will begin to be funded no later than 3 months prior to the end of the revolving period or the first distribution date after an early redemption event or event of default and acceleration for Series 2008-1 occurs. The amount targeted to be deposited in the reserve account will be equal to 0.5% of the aggregate outstanding dollar principal amount of the Series 2008-1 notes, or such other amount designated by the issuing entity. See “Deposit and Application of Funds — Targeted Deposits to the Reserve Account” in this prospectus supplement.

Early Redemption of Notes

The early redemption events applicable to all series of notes, including the Series 2008-1 notes, are described in the accompanying prospectus. These include: (i) the occurrence of a note’s scheduled principal payment date; (ii) each of the Pay Out Events described under “The Master Trust — Pay Out Events” in the prospectus; (iii) the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and (iv) if the average Portfolio Yield for any three consecutive monthly periods is reduced to a rate which is less than the average Base Rate for such three consecutive monthly periods. See “The Indenture — Early Redemption Events” in the prospectus.

Optional Redemption by the Issuing Entity

National City Bank, as servicer, which is the beneficial owner of the issuing entity, has the right, but not the obligation, to direct the issuing entity to redeem the Series 2008-1 notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of the Series 2008-1 notes is reduced to less than 5% of the initial outstanding dollar principal amount of the Series 2008-1 notes. This repurchase option is referred to as a clean-up call.

If the issuing entity is directed to redeem the Series 2008-1 notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note up to but excluding the date of redemption.

If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Series 2008-1 notes will thereafter be made, subject to the principal payment rules described above under “— Credit Enhancement — Subordination,” until either the principal of and accrued interest on the Series 2008-1 notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account or the spread account for the Series 2008-1 notes will be applied to make the principal and interest payments on the Series 2008-1 notes on the redemption date.

Events of Default

The Series 2008-1 notes are subject to certain events of default. The following are among the events of default described in the prospectus: (i) the issuing entity’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable; (ii) the issuing entity’s failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties, as discussed in the prospectus; and (iv) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity. See “The Indenture — Events of Default” in the prospectus.

For a description of the remedies upon an event of default, see “The Indenture — Events of Default Remedies” in the prospectus and “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement.

Issuing Entity Trust Accounts

The issuing entity has established a principal funding account, a reserve account and a spread account for the benefit of the Series 2008-1 notes.

Each month, distributions on the collateral certificate will be allocated to each series of notes, including the Series 2008-1 notes. The amounts allocated to the Series 2008-1 notes plus any other amounts to be treated as Finance Charge Amounts and Available Principal Amounts for the Series 2008-1 notes will then be allocated to:

— the principal funding account;

— the reserve account;

— the spread account; and

—	the other purposes as specified in this prospectus supplement.

Security for the Notes

The Series 2008-1 notes are secured by a shared security interest in:

•	the collateral certificate;

•	the principal funding account;

•	the reserve account; and

•	the spread account.

However, the Series 2008-1 notes, including the offered notes, are entitled to the benefits of only that portion of those assets allocated to them under the indenture and the Series 2008-1 indenture supplement.

See “The Notes — Sources of Funds to Pay the Notes — The Collateral Certificate” and “— The Issuing Entity Trust Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” in the prospectus.

Limited Recourse to the Issuing Entity

The sole sources of payment for principal of or interest on the offered notes are provided by:

•	the portion of the Available Principal Amounts and Finance Charge Amounts allocated to the offered notes and available to the offered notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable issuing entity trust accounts for the offered notes.

Holders of the offered notes will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the offered notes.

However, following a sale of credit card receivables due to an event of default and acceleration with respect to the Series 2008-1 notes or on the legal maturity date for the Series 2008-1 notes, as described in “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in the prospectus, holders of the offered notes have recourse only to the proceeds of that sale and funds in the applicable issuing entity trust accounts for the offered notes.

Group A

Series 2008-1 will be included in “Group A.” In addition to Series 2008-1, the issuing entity may issue other series of notes that are included in Group A. As of the date of this prospectus supplement, Series 2008-1 is expected to be the fourth series outstanding in Group A. Series of notes in Group A may share Finance Charge Amounts and Available Principal Amounts in specified circumstances. See “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” and “— Shared Excess Available Principal Amounts” in this prospectus supplement.

Shared Excess Finance Charge Amounts

To the extent that Finance Charge Amounts allocated to Series 2008-1 are available after the required applications of such amounts as described in “Deposit and Application of Funds — Application of Series 2008-1 Finance Charge Amounts” in this prospectus supplement, these unused Finance Charge Amounts, called Shared Excess Finance Charge Amounts, will be applied to cover shortfalls in Finance Charge Amounts for other series of notes in Group A. In addition, Series 2008-1 may receive the benefits of Shared Excess Finance Charge Amounts from other series in Group A, and other series of investor certificates issued by the master trust, to the extent Finance Charge Amounts for such other series are not needed for such series.

See “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” and “— Deposit and Application of Funds” in the prospectus.

Shared Excess Available Principal Amounts

To the extent that Series 2008-1 Available Principal Amounts are available after the required applications of such amounts as described in the first four clauses of “Deposit and Application of Funds — Application of Series 2008-1 Available Principal Amounts” in this prospectus supplement, these excess Available Principal Amounts will be applied to cover shortfalls in principal amounts for other series of notes in Group A. In addition, the Series 2008-1 notes may receive the benefits of excess Available Principal Amounts from other series of notes in Group A, and other series of investor certificates issued by the master trust, to the extent the Available Principal Amounts for such other series are not needed for such series.

See “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” and “— Deposit and Application of Funds” in the accompanying prospectus.

Ratings

The issuing entity will issue the offered notes only if they have one of the ratings set forth under

“Transaction Summary” for each class of notes from any rating agency.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors — If the Ratings of the Notes are Lowered or Withdrawn, their Market Value could Decrease” in the prospectus.

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that under existing law the offered notes will be characterized as debt for federal income tax purposes, and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of an offered note, you will agree to treat your offered note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the offered notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the offered notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the offered notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing an offered note on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of such offered note could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

Affiliations and Certain Relationships

National City Bank, the sponsor, depositor and servicer, is the holder of the Seller Interest in the master trust and the beneficiary of the issuing entity.

National City Bank, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with Wilmington Trust Company, the owner trustee of the issuing entity, The Bank of New York, the indenture trustee, BNYM (Delaware), the master trust trustee, or any of their affiliates.

NatCity Investments, Inc., an underwriter of the Class A notes, is an affiliate of National City Bank.

There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered notes.

Reports and Additional Information

For information on the reports and additional information prepared and provided by the servicer, see “The Indenture — Reports,” “The Master Trust — Evidence as to Compliance” and “Where You Can Find More Information” in the accompanying prospectus.

Application of Collections of Finance Charges and Principal Payments
Received by National City Bank as Servicer of the Master Trust

Application of Series 2008-1 Finance Charge Amounts	Application of Series 2008-1 Available Principal Amounts

Series 2008-1 Finance Charge Amounts (including Collections of Finance Charge Receivables allocated to the Series 2005-CC Collateral Certificate and the Series 2008-1 notes)
Class A Interest Payments or Deposits
Class B Interest Payments or Deposits
Servicing Fee Payment (2% of Nominal Liquidation Amount)
Class C Interest Payments or Deposits
Cover Defaults on Principal Receivables in the Master Trust (treated as Series 2008-1 Available Principal Amounts)
Reimbursements of Nominal Liquidation Amount Deficits (treated as Series 2008-1 Available Principal Amounts)
Reserve Account Deposits
Spread Account Deposits
Other Required Payments or Deposits, if any
Shared Excess Finance Charge Amounts for other series of notes
Excess Finance Charge Collections for other series of investor certificates
Series 2008-1 Available Principal Amounts (including Collections of Principal Receivables allocated to the Series 2005-CC Collateral Certificate and the Series 2008-1 notes)
Class A Interest Shortfalls, if any
Class B Interest Shortfalls, if any
Servicing Fee Shortfalls, if any
Principal Funding Account
Shared Excess Available Principal Amounts for other series of notes
Shared Principal Collections for other series of investor certificates

Fees and Expenses Payable from Series Finance Charge Amounts and
Series Available Principal Amounts

Fees and Expenses Payable from Series 2008-1 Finance Charge Amounts:
• Servicing Fee: 2% of Nominal Liquidation Amount — paid to the servicer.*

For any month, the servicing fee is paid immediately after Class B interest payments or deposits. For a depiction of the application of Series 2008-1 Finance Charge Amounts, see the chart entitled “Application of Series 2008-1 Finance Charge Amounts” above. The servicing fee compensates the servicer for its services in connection with servicing the receivables, including expenses associated with collecting, allocating and distributing collections on the receivables. See “The Master Trust — Servicing Compensation and Payment of Expenses” in the prospectus.

Fees and Expenses Payable from Series 2008-1 Available Principal Amounts:
• Servicing Fee Shortfalls: any accrued but unpaid servicing fees — paid to the servicer.

For any month, servicing fee shortfalls, if any, are paid immediately after any Class B interest shortfalls are paid. For a depiction of the application of Series 2008-1 Available Principal Amounts, see the chart entitled “Application of Series 2008-1 Available Principal Amounts” above.

*	The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent public accountants.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the offered notes.

Only Some of the Assets of the Issuing Entity Are Available for Payments on Any Series of Notes

The sole sources of payment of principal of and interest on your series of notes are provided by:

•	the portion of the Available Principal Amounts and Finance Charge Amounts allocated to your series of notes; and

•	funds in the applicable issuing entity trust accounts for your series of notes.

As a result, you must rely only on the particular allocated assets as security for your series of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuing entity or any other person for payment of your notes. See “The Notes — Sources of Funds to Pay the Notes” in this prospectus supplement and “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In addition, if there is a sale of credit card receivables due to an event of default and acceleration or on the legal maturity date, as described in “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in the accompanying prospectus, your series of notes has recourse only to the proceeds of that sale and any amounts then on deposit in the issuing entity trust accounts allocated to and held for the benefit of your series of notes.

Ability to Resell Your Offered Notes Not Assured

If you purchase offered notes, you may not be able to sell them. There is currently no secondary market for the offered notes. A secondary market for the offered notes may not develop. If a secondary market does develop, it may not continue or it may not provide sufficient liquidity to allow you to resell all or part of the offered notes if you want to do so.

Yield and Payments on the Receivables could Decrease Resulting in the Receipt of Principal Payment Earlier than the Scheduled Principal Payment Date

There is no assurance that the stated principal amount of the offered notes will be paid on its scheduled principal payment date.

A significant decrease in the amount of credit card receivables in the master trust for any reason could result in an early redemption event and in early payment of the offered notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the credit card receivables owned by the master trust could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of Finance Charge Amounts. If the average Portfolio Yield for any 3 consecutive monthly periods is reduced to a rate which is less than the average Base Rate for such 3 consecutive monthly periods, an early redemption event will occur and could result in an early payment of the offered notes. See “Prospectus Supplement Summary — Early Redemption of Notes” and “The Notes — Early Redemption of the Notes” in this prospectus supplement.

See “Risk Factors” in the prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the scheduled principal payment date.

Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-29 in this prospectus supplement and beginning on page 96 in the accompanying prospectus.

Transaction Parties

National City Credit Card Master Note Trust

The Series 2008-1 notes will be issued by National City Credit Card Master Note Trust, a Delaware statutory trust (referred to as the issuing entity). For a description of the limited activities of the issuing entity, see “Transaction Parties — National City Credit Card Master Note Trust” in the prospectus.

National City Credit Card Master Trust

National City Credit Card Master Trust, a Delaware common law trust (referred to as the master trust) issued the collateral certificate. See “Transaction Parties — National City Credit Card Master Trust” and “The Master Trust” in the prospectus. The collateral certificate is the issuing entity’s primary source of funds for the payment of principal of and interest on the Series 2008-1 notes. The collateral certificate is an investor certificate which represents an undivided interest in the assets of the master trust. The master trust’s assets primarily include credit card receivables from selected MasterCard and Visa unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the prospectus under “The Master Trust — Addition of Master Trust Assets” in the prospectus.

The credit card receivables in the master trust consist primarily of Principal Receivables and Finance Charge Receivables. Principal Receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance Charge Receivables include periodic finance charges, cash advance fees, late fees and certain other fees billed to cardholders.

In addition, National City Bank is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by National City Bank and collections thereon.

See “Annex I” in this prospectus supplement for detailed financial information on the receivables and the accounts.

The collateral certificate is the Series 2005-CC certificate issued by the master trust. Other series of certificates may be issued by the master trust in the future without the consent of any noteholders or certificateholders. No series of investor certificates other than the collateral certificate are outstanding at this time.

National City Bank

National City Bank (referred to as the bank), a national banking association, formed the master trust and has transferred and may continue to transfer credit card receivables to the master trust. The bank is a wholly-owned subsidiary of National City Corporation. The bank will be responsible for servicing and managing, and receiving collections on, the credit card receivables in the master trust. See “The Bank’s Credit Card Activities” in the prospectus. In addition, the bank is the holder of the Seller Interest in the master trust and the beneficiary of the issuing entity. See “Transaction Parties — National City Bank and National City Corporation” in the prospectus for a description of the bank and its responsibilities.

As of March 31, 2008, the bank had total assets of approximately $152.5 billion, total deposits of approximately $101.3 billion, and total equity of approximately $15.0 billion, and National City Corporation had consolidated assets of approximately $155.0 billion, consolidated deposits of approximately $98.5 billion and consolidated equity of approximately $13.2 billion. See “The Bank’s Credit Card Activities” in the accompanying prospectus.

The Bank of New York

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes. See “The Indenture — Indenture Trustee” in the prospectus for a description of the limited powers and duties of the indenture trustee. See “Transaction Parties — The Bank of New York” in the prospectus for a description of The Bank of New York.

Wilmington Trust Company

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity. See “Transaction Parties — Wilmington Trust Company” in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.

BNYM (Delaware)

BNYM (Delaware), formerly known as The Bank of New York (Delaware), a Delaware banking corporation, is the master trust trustee under the pooling and servicing agreement for the master trust investor certificates. See “The Master Trust — Master Trust Trustee” in the prospectus for a description of the limited powers and duties of the master trust trustee. See “Transaction Parties — BNYM (Delaware)” in the prospectus for a description of BNYM (Delaware).

The Notes

The Series 2008-1 notes will be issued pursuant to the indenture and an indenture supplement. The following discussion and the discussion under “Description of the Notes” and “The Indenture” in the prospectus summarize the material terms of the notes, the indenture and the Series 2008-1 indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series 2008-1 notes, the indenture and the Series 2008-1 indenture supplement.

The offered notes will be issued in denominations of $5,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — Book-Entry Notes” and “— Definitive Notes” in the prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the offered notes are registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

Series 2008-1 will be included in Group A for the purpose of Shared Excess Finance Charge Amounts and Shared Excess Available Principal Amounts. The Series 2008-1 notes will be issued in classes comprised of the offered Class A notes, the Class B notes and the Class C notes.

The issuing entity will pay principal of and interest on the Series 2008-1 notes solely from the portion of Series 2008-1 Finance Charge Amounts and Series 2008-1 Available Principal Amounts and from other amounts which are available to the Series 2008-1 notes under the indenture and the Series 2008-1 indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Series 2008-1 notes, Series 2008-1 noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on those notes.

Subordination of Interest and Principal

Principal and interest payments on Class B notes and Class C notes of Series 2008-1 are subordinated to payments on Class A notes of Series 2008-1. Subordination of Class B notes and Class C notes of Series 2008-1 provides credit enhancement for Class A notes of Series 2008-1. In addition, subordination of Class C notes of Series 2008-1 provides credit enhancement for Class B notes of Series 2008-1.

Series 2008-1 Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee allocable to Series 2008-1, subject to certain limitations. In addition, charge-offs due to uncovered defaults on Principal Receivables in the master trust allocable to

Series 2008-1 generally are reallocated from the senior classes to the subordinated classes of Series 2008-1. See “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” and “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in the prospectus.

Issuances of New Series of Notes

The issuing entity may issue new series of notes so long as the conditions to issuance listed in “Description of the Notes — Issuances of New Series of Notes” in the prospectus are satisfied. The issuing entity and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any new series of notes.

If the issuing entity obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described under “Description of the Notes — Issuances of New Series of Notes” in the prospectus may be eliminated or modified.

Sources of Funds to Pay the Notes

     The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by the master trust to the issuing entity. For a description of the collateral certificate, the master trust and its assets, see “Sources of Funds to Pay the Notes — The Collateral Certificate” and “The Master Trust” in the prospectus.

     The Issuing Entity Trust Accounts

The issuing entity will establish a principal funding account and a reserve account for the benefit of Series 2008-1.

Each month, distributions on the collateral certificate will be allocated to each series of notes (including Series 2008-1) as described in the accompanying prospectus, and then paid to the noteholders or allocated to the principal funding account, the reserve account, or the spread account to make payments as further specified below in “Deposit and Application of Funds.”

Funds on deposit in the principal funding account will be used to make payments of principal on the Series 2008-1 notes when such payments are due. Payments of interest and principal will be due in the month when the funds are available to be distributed, deposited into the accounts, or in later months.

If the issuing entity anticipates that Series 2008-1 Available Principal Amounts will not be enough to pay the stated principal amount of a note on its scheduled principal payment date, the issuing entity may begin to apply Series 2008-1 Available Principal Amounts in months before the scheduled principal payment date and deposit those funds into the principal funding account.

On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “Deposit and Application of Funds — Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” in this prospectus supplement or on the first distribution date after an early redemption event or event of default and acceleration occurs, if there is a shortfall in the amount of Series 2008-1 Finance Charge Amounts available to pay interest on the Series 2008-1 notes, the amount of such shortfall will be withdrawn from the reserve account to the extent available, and will be treated as Series 2008-1 Finance Charge Amounts as described under “Deposit and Application of Funds — Series 2008-1 Finance Charge Amounts” and “— Withdrawals From the Reserve Account” in this prospectus supplement and “The Master Trust — Application of Collections” in the prospectus.

     Limited Recourse to the Issuing Entity; Security for the Notes

The collateral certificate is allocated a portion of collections of Finance Charge Receivables, collections of Principal Receivables, its share of the payment obligation on the master trust servicing fee and its share of defaults on Principal Receivables in the master trust based on the investor percentage. Series 2008-1 and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuing entity, but each series of notes (including Series 2008-1) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to the collateral certificate are available to Series 2008-1. Similarly, Series 2008-1 notes are entitled only to their allocable share of Series 2008-1 Finance Charge Amounts, Series 2008-1 Available Principal Amounts, amounts on deposit in the applicable issuing entity trust accounts, and proceeds of the sale of credit card receivables by the master trust. Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

Early Redemption of the Notes

The early redemption events applicable to all notes are described in “The Indenture — Early Redemption Events” in the prospectus. In addition, if for any date the average Portfolio Yield for any three consecutive monthly periods is less than the average Base Rate for such three consecutive monthly periods, an early redemption event for the Series 2008-1 notes will occur.

Deposit and Application of Funds

The indenture specifies how Finance Charge Amounts (primarily consisting of collections of Finance Charge Receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of Principal Receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes issued by the issuing entity and secured by the collateral certificate. The Series 2008-1 indenture supplement will specify how Series 2008-1 Finance Charge Amounts (which are Series 2008-1’s share of Finance Charge Amounts plus other amounts treated as Series 2008-1 Finance Charge Amounts) and Series 2008-1 Available Principal Amounts (which are the Series 2008-1’s share of Available Principal Amounts plus other amounts treated as Series 2008-1 Available Principal Amounts) will be distributed or deposited into the issuing entity trust accounts established for Series 2008-1 to provide for the payment of interest on and principal of the Series 2008-1 notes as payments become due. In addition, the Series 2008-1 indenture supplement will specify how defaults on Principal Receivables in the master trust and the master trust servicing fee will be allocated to the collateral certificate and Series 2008-1. The following sections summarize those provisions.

Series 2008-1 Finance Charge Amounts

Series 2008-1 Finance Charge Amounts will consist of the following amounts:

•	Series 2008-1’s share of collections of Finance Charge Receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account. See “Sources of Funds to Pay the Notes — Deposit and Application of Funds” in the prospectus.

•	Withdrawals from the reserve account.

On each distribution date from and after no later than 3 months prior to November 1, 2008, the indenture trustee, acting pursuant to the servicer’s instructions, will deposit Series 2008-1 Finance Charge Amounts remaining after giving effect to the first six applications as described under “— Application of Series 2008-1 Finance Charge Amounts” below up to 0.5% of the aggregate outstanding dollar principal amount of Series 2008-1 into the reserve account.

On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account—Accumulation Deposits” below or on or before the first distribution date after an early redemption event or an event of default and acceleration occurs, a withdrawal will be made from the reserve account to assist in the payment of interest on the Series 2008-1 notes, and the amount of this withdrawal will be included as Series 2008-1 Finance Charge Amounts.

•	Any Shared Excess Finance Charge Amounts allocable to Series 2008-1.

See “— Shared Excess Finance Charge Amounts” below.

Application of Series 2008-1 Finance Charge Amounts

On each distribution date, the indenture trustee will apply Series 2008-1 Finance Charge Amounts as follows:

•	first, an amount equal to Class A Monthly Interest for that distribution date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A noteholders on a prior distribution date, plus the amount of any Class A Additional Interest for that distribution date and any Class A Additional Interest previously due but not distributed to the Class A noteholders on a prior distribution date, to the paying agent for payment to the Class A noteholders;

•	second, an amount equal to Class B Monthly Interest for that distribution date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B noteholders on a prior distribution date, plus the amount of any Class B Additional Interest for that distribution date and any Class B Additional Interest previously due but not distributed to the Class B noteholders on a prior distribution date, to the paying agent for payment to the Class B noteholders;

•	third, to pay Series 2008-1’s share of the master trust servicing fee, plus any previously due and unpaid master trust servicing fee allocable to Series 2008-1, to the servicer (unless this amount of the servicing fee or a portion of it is netted against deposits in the collection account as described in “The Master Trust — Application of Collections” in the prospectus);

•	fourth, an amount equal to Class C Monthly Interest for that distribution date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C noteholders on a prior distribution date, plus the amount of any Class C Additional Interest for that distribution date and any Class C Additional Interest previously due but not distributed to the Class C noteholders on a prior distribution date, to the paying agent for payment to the Class C noteholders;

•	fifth, to be treated as Series 2008-1 Available Principal Amounts in an amount equal to the Series 2008-1 Investor Default Amount for the preceding month;

•	sixth, to be treated as Series 2008-1 Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of the Series 2008-1 notes;

•	seventh, to make the targeted deposit to the reserve account, if any;

•	eighth, to make the targeted deposit to the spread account, if any;

•	ninth, if an event of default and acceleration occurs, to be treated as Series 2008-1 Available Principal Amounts in an amount up to the outstanding dollar principal amount of the Series 2008-1 notes minus the amount of Series 2008-1 Available Principal Amounts (not taking into account amounts available pursuant to this clause) and any amounts on deposit in the principal funding account, if any;

•	tenth, to be treated as Shared Excess Finance Charge Amounts for other series of notes issued by the issuing entity; and

•	eleventh, to be treated as excess finance charge collections for series of investor certificates (other than the collateral certificate) issued by the master trust.

Determination of Class A Monthly Interest

The amount of Class A Monthly Interest distributable for the Class A notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class A note rate for such interest period and (ii) the outstanding dollar principal amount of the Class A notes as of the close of business on the last day of the prior monthly period.

On the determination date prior to each distribution date, the servicer shall determine the Class A Interest Shortfall. If the Class A Interest Shortfall for any distribution date is greater than zero, the Class A Additional Interest shall be payable as described above under “— Application of Series 2008-1 Finance Charge Amounts” to the Class A notes on each distribution date following that distribution date to and including the distribution date on which that Class A Interest Shortfall is paid to the Class A noteholders.

Allocations of Reductions from Charge-Offs

On each distribution date if and when the Series 2008-1 Investor Default Amount exceeds the remaining Series 2008-1 Finance Charge Amounts available after giving effect to the first four clauses described under “— Application of Series 2008-1 Finance Charge Amounts” above for the prior month, the amount of such excess will be allocated on that date to each class of the Series 2008-1 notes as set forth below.

Such amount will first be allocated to the Class C notes, however no such allocation of charge-offs will reduce the nominal liquidation amount of any Class C notes below zero. Second, any remaining amounts not allocated to the Class C notes will be allocated to the Class B notes, however no such allocation will reduce the nominal liquidation amount of any Class B notes below zero. Finally, any remaining amounts not allocated to the Class C notes or the Class B notes as described in the preceding sentences will be allocated to the Class A notes until the nominal liquidation amount of the Class A notes is zero.

For each class of notes, the nominal liquidation amount of that class will be reduced by an amount equal to the amount of the Series 2008-1 Investor Default Amount that is allocated to that class of notes as described above.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Series 2008-1 Finance Charge Amounts available after the first five applications described under “— Application of Series 2008-1 Finance Charge Amounts” above to reimburse any Nominal Liquidation Amount Deficits on any distribution date, such funds will be allocated to a class of notes as follows:

•	first, to the Class A notes,

•	second, to the Class B notes, and

•	third, to the Class C notes.

In no event will the nominal liquidation amount of a class of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such class.

Series 2008-1 Available Principal Amounts

Series 2008-1 Available Principal Amounts will consist of the following items:

•	Series 2008-1’s share of collections of Principal Receivables allocated and paid to the collateral certificateholder.

•	Any Shared Excess Available Principal Amounts from other series of notes available to Series 2008-1.

•	The amount of Series 2008-1 Finance Charge Amounts to be treated as Series 2008-1 Available Principal Amounts as described in “— Application of Series 2008-1 Finance Charge Amounts” above.

Application of Series 2008-1 Available Principal Amounts

On each distribution date, the indenture trustee will apply Series 2008-1 Available Principal Amounts as follows:

•	first, for each month, if Series 2008-1 Finance Charge Amounts are insufficient to pay Class A Monthly Interest, then Series 2008-1 Available Principal Amounts (in an amount not to exceed the nominal liquidation amount of the Class B notes and the Class C notes as of that distribution date after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above) shall be distributed to the paying agent for payment to the Class A noteholders equal to the amount of the deficiency of the targeted amount to be deposited into the collection account for the Class A notes;

•	second, for each month, if Series 2008-1 Finance Charge Amounts are insufficient to pay Class B Monthly Interest, then Series 2008-1 Available Principal Amounts (in an amount not to exceed the nominal liquidation amount of the Class C notes as of that distribution date after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above minus the aggregate amount of Series 2008-1 Available Principal Amounts reallocated as described in the first clause above) shall be distributed to the paying agent for payment to the Class B noteholders equal to the amount of the deficiency of the targeted amount to be deposited into the collection account for the Class B notes;

•	third, for each month, if Series 2008-1 Finance Charge Amounts are insufficient to pay the portion of the master trust servicing fee allocable to Series 2008-1, then Series 2008-1 Available Principal Amounts (in an amount not to exceed the aggregate nominal liquidation amount of the Class B notes and the Class C notes as of that distribution date after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above minus the aggregate amount of Series 2008-1 Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to the deficiency;

•	fourth, to make the targeted deposits to the principal funding account as described below under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account;”

•	fifth, to be treated, to the extent needed, as Shared Excess Available Principal Amounts for the benefit of other series of notes in Group A; and

•	sixth, to be treated as Shared Principal Collections for the benefit of series of investor certificates (other than the collateral certificate) issued by the master trust.

A series of notes for which credit card receivables have been sold by the master trust as described in “— Sale of Credit Card Receivables” below will not be entitled to receive any further allocations of Finance Charge Amounts or Available Principal Amounts.

The Invested Amount of the collateral certificate is the sum of the nominal liquidation amounts of each series of notes issued by the issuing entity and outstanding and, therefore, will be reduced by the amount of Available Principal Amounts used to make deposits into any issuing entity trust account for a series, payments to the servicer and deposits into the principal funding account for a series. If the Invested Amount of the collateral certificate is reduced because Available Principal Amounts have been used to make deposits into any issuing entity trust account or payments to the servicer or because of charge-offs due to uncovered defaults on Principal Receivables in the master trust, the amount of Finance Charge Amounts and Available Principal Amounts allocated to the collateral certificate and the amount of Series 2008-1 Finance Charge Amounts and Series 2008-1 Available Principal Amounts will be reduced unless the reduction in the Invested Amount is reimbursed from amounts described above in the sixth item in “— Application of Series 2008-1 Finance Charge Amounts.”

Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of Series 2008-1 Available Principal Amounts

Each reallocation of Series 2008-1 Available Principal Amounts to cover shortfalls in interest for the Class A notes as described in the first clause of “— Application of Series 2008-1 Available Principal

Amounts” above will reduce the nominal liquidation amount of the Class C notes (after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above).

Each reallocation of Series 2008-1 Available Principal Amounts to cover shortfalls in interest for the Class A notes as described in the first clause of “— Application of Series 2008-1 Available Principal Amounts” above which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes (after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above).

Each reallocation of Series 2008-1 Available Principal Amounts to cover shortfalls in interest for the Class B notes as described in the second clause of “— Application of Series 2008-1 Available Principal Amounts” above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “Allocations of Reductions from Charge-Offs” above) of the Class C notes.

Each reallocation of Series 2008-1 Available Principal Amounts paid to the servicer as described in the third clause of “— Application of Series 2008-1 Available Principal Amounts” above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “— Allocations of Reductions from Charge-Offs” above) of the Class C notes.

Each reallocation of Series 2008-1 Available Principal Amounts paid to the servicer as described in the third clause of “— Application of Series 2008-1 Available Principal Amounts” above which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “— Allocations of Reductions from Charge-Offs”) of the Class B notes.

None of such reallocations will reduce the nominal liquidation amount of the Class B notes or the Class C notes below zero.

Limit on Allocations of Series 2008-1 Available Principal Amounts and Series 2008-1 Finance Charge Amounts

Each class of notes will not be allocated Series 2008-1 Available Principal Amounts and Series 2008-1 Finance Charge Amounts solely to the extent of its nominal liquidation amount. Therefore, if the nominal liquidation amount of any class of notes has been reduced due to reallocations of Series 2008-1 Available Principal Amounts to cover payments of interest or the master trust servicing fee or due to charge-offs for uncovered defaults on Principal Receivables in the master trust, such class of notes will not be allocated Series 2008-1 Available Principal Amounts or Series 2008-1 Finance Charge Amounts to the extent of such reductions. However, any other amounts allocated to Series 2008-1, any funds in the principal funding account, and in the case of Class C notes, any funds in the spread account, will still be available to pay principal of and interest on that class of notes. If the nominal liquidation amount of a class of notes has been reduced due to reallocation of Series 2008-1 Available Principal Amounts to pay interest on senior classes of notes or the master trust servicing fee, or due to charge-offs for uncovered defaults on Principal Receivables in the master trust, it is possible for that class’s nominal liquidation amount to be increased by allocations of Series 2008-1 Finance Charge Amounts. However, there are no assurances that there will be any Series 2008-1 Finance Charge Amounts for such allocations.

Targeted Deposits of Available Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts. For any month in which the full targeted deposit was not made, the related amount targeted below for the following month will include the amount of the shortfall.

•	Principal Payment Date. For the month before the scheduled principal payment date of the Series 2008-1 notes, the deposit targeted for that month is equal to the nominal liquidation amount of Series 2008-1 as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on Principal Receivables in the master trust and any reallocations, payments or deposits allocated to that series occurring on the distribution date with respect to that month.

•	Accumulation Deposits. Each month beginning with November 1, 2008, the deposit targeted to be made into the principal funding account for Series 2008-1 will be $6,285,750.00. The issuing entity may postpone the date of the targeted deposits under the previous sentence. If the issuing entity and the servicer determine that less than twelve months would be required to accumulate Series 2008-1 Available Principal Amounts necessary to pay the Series 2008-1 notes on its scheduled principal payment date, using conservative historical information about payment rates of Principal Receivables under the master trust and after taking into account all of the other expected payments of principal of the master trust investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If the Series 2008-1 notes have been accelerated after the occurrence of an event of default during a month, or an early redemption event or other optional or mandatory redemption has occurred with respect to the Series 2008-1 notes, the deposit targeted for the Series 2008-1 notes with respect to that month and each following month will equal the nominal liquidation amount of the Series 2008-1 notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the distribution date with respect to that month.

Withdrawals from the Principal Funding Account

On each principal payment date, with respect to the Series 2008-1 notes, an amount equal to the principal due on the Series 2008-1 notes will be withdrawn from the principal funding account and paid to the paying agent; provided, however, that the aggregate amount remitted to the paying agent will not exceed the outstanding dollar principal amount of the Series 2008-1 notes. Payments made by the paying agent on each principal payment date shall be made first to the Class A noteholders, until payment in full of the outstanding principal amount of the Class A notes, second to the Class B noteholders, until payment in full of the outstanding principal amount of the Class B notes, and third to the Class C noteholders, until payment in full of the outstanding principal amount of the Class C notes.

Calculation of Nominal Liquidation Amounts

On or before each distribution date, the issuing entity shall calculate the nominal liquidation amount of the Class A notes which shall be the following amount:

(i) the initial dollar principal amount of the Class A notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class A notes as described in the sixth clause of “— Application of Series 2008-1 Finance Charge Amounts” above on or before that date determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the aggregate amount of the reduction of the nominal liquidation amount of Class A notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class A notes; minus

(iv) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) and (y) the outstanding dollar principal amount of the Class A notes; minus

(v) the aggregate amount of principal payments made to the Class A noteholders on or before that date;

provided, however, that (1) the nominal liquidation amount of the Class A notes may never be less than zero, (2) the nominal liquidation amount of the Class A notes may never be greater than the outstanding dollar principal amount of the Class A notes and (3) the nominal liquidation amount of the Class A notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.

On or before each distribution date, the issuing entity shall calculate the nominal liquidation amount of the Class B notes which shall be the following amount:

(i) the initial dollar principal amount of the Class B notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class B notes as described in the sixth clause of “— Application of Series 2008-1 Finance Charge Amounts” above determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the amount of the reduction of the nominal liquidation amount of Class B notes resulting from any reallocations of Series 2008-1 Available Principal Amounts as described in the first and third clauses of “— Application of Series 2008-1 Available Principal Amounts” above on or before such date; minus

(iv) the aggregate amount of the reduction of the nominal liquidation amount of Class B notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class B notes; minus

(v) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) minus the Adjusted Outstanding Dollar Principal Amount of the Class A notes and (y) the outstanding dollar principal amount of the Class B notes; minus

(vi) the aggregate amount of principal payments made to the Class B noteholders on or before that date;

provided, however, that (1) the nominal liquidation amount of the Class B notes may never be less than zero, (2) the nominal liquidation amount of the Class B notes may never be greater than the outstanding dollar principal amount of the Class B notes and (3) the nominal liquidation amount of the Class B notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.

On or before each distribution date, the issuing entity shall calculate the nominal liquidation amount of the Class C notes which shall be the following amount:

(i) the initial dollar principal amount of the Class C notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class C notes as described in the sixth clause of “— Application of Series 2008-1 Finance Charge Amounts” above determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the amount of the reduction of the nominal liquidation amount of Class C notes resulting from any reallocations of Series 2008-1 Available Principal Amounts as described in the first, second and third clauses of “— Application of Series 2008-1 Available Principal Amounts” above on or before such date; minus

(iv) the aggregate amount of the reduction of the nominal liquidation amount of Class C notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class C notes; minus

(v) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) minus the aggregate of the Adjusted Outstanding Dollar Principal Amounts of the Class A notes and the Class B notes and (y) the outstanding dollar principal amount of the Class C notes; minus

(vi) the aggregate amount of principal payments made to the Class C noteholders on or prior to such date;

provided, however, that (1) the nominal liquidation Amount of the Class C notes may never be less than zero, (2) the nominal liquidation amount of the Class C notes may never be greater than the outstanding dollar principal amount of the Class C notes and (3) the nominal liquidation amount of the Class C notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.

The nominal liquidation amount for Series 2008-1 will be the sum of the nominal liquidation amounts of the Class A notes, the Class B notes and the Class C notes.

Sale of Credit Card Receivables

Credit card receivables may be sold upon an event of default and acceleration with respect to the Series 2008-1 notes and on the legal maturity date of those notes. See “The Indenture — Events of Default” and “The Master Trust — Pay Out Events” in the prospectus.

If the Series 2008-1 notes have an event of default and are accelerated before their legal maturity date, the master trust may sell credit card receivables in an amount up to the nominal liquidation amount of Series 2008-1 plus any accrued, past due or additional interest on Series 2008-1 if the conditions described in “The Indenture — Events of Default” in the prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding principal amount of notes of Series 2008-1. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the Series 2008-1 notes consent;

•	the net proceeds of such sale (plus amounts on deposit in the applicable issuing entity trust accounts) would be sufficient to pay all amounts due on the Series 2008-1 notes; or

•	if the indenture trustee determines that the funds to be allocated to the Series 2008-1 notes, including the Series 2008-1 Finance Charge Amounts and Series 2008-1 Available Principal Amounts, and amounts on deposit in the applicable accounts may not be sufficient on an ongoing basis to make all payments on the Series 2008-1 notes as such payments would have become due if such obligations had not been declared due and payable, and holders of 66 2/3% of the aggregate outstanding principal amount of the Series 2008-1 notes consent to the sale.

If principal of or interest on the Series 2008-1 notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place and the proceeds from such a sale will be immediately paid to the Series 2008-1 noteholders.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the Series 2008-1 notes that directed the sale to be made. The nominal liquidation amount of the Series 2008-1 notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, no more Series 2008-1 Available Principal Amounts or Series 2008-1 Finance Charge Amounts will be allocated to Series 2008-1.

A series of notes that has directed sales of credit card receivables is not outstanding under the indenture.

After giving effect to a sale of receivables for the Series 2008-1 notes, the amount of proceeds may be less than the outstanding aggregate principal amount of Series 2008-1. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding aggregate principal amount.

Any amount remaining on deposit in any issuing entity trust account for the Series 2008-1 notes that has received final payment as described in “— Final Payment of the Notes” below and that has caused a sale of receivables will be treated as Series 2008-1 Finance Charge Amounts and be allocated as described in “— Application of Series 2008-1 Finance Charge Amounts.”

Targeted Deposits to the Reserve Account

If more than one accumulation deposit is targeted for a series of notes, the reserve account will be funded for such series no later than three months prior to the date on which an accumulation deposit is first targeted for such series as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account” above. The reserve account for a series of notes will be funded on each distribution date, as necessary, from Series 2008-1 Finance Charge Amounts as described under “— Application of Series 2008-1 Finance Charge Amounts” above.

Withdrawals from the Reserve Account

Withdrawals will be made from the reserve account, but in no event more than the amount on deposit in the reserve account, in the following order:

•	Interest. On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” or on or before the first distribution date after an early redemption event or an event of default and acceleration occurs, the issuing entity will calculate for each class of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding account for Series 2008-1 over the amount of interest that would have accrued on such deposit if such investments had borne interest at the applicable note interest rate (or other rate specified in the Series 2008-1 indenture supplement) for the prior month. If there is any such shortfall for that distribution date, or any unpaid shortfall from any earlier distribution date, the issuing entity will withdraw the sum of those amounts from the reserve account, to the extent available, and treat such amounts as Series 2008-1 Finance Charge Amounts for such month.

•	Payment to Issuing Entity. Upon the earlier to occur of (i) the payment in full of the Series 2008-1 and (ii) the first distribution date on or following an early redemption event for the Series 2008-1 notes, after any withdrawals described above on such date any remaining amount on deposit in the reserve account will be paid to the issuing entity.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of Principal Receivables in the master trust and reallocations of Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust servicing fee allocable to such notes. In addition, if a sale of receivables occurs, as described in “— Sale of Credit Card Receivables” above, the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, Series 2008-1. If the nominal liquidation amount of Series 2008-1 has been reduced, Series 2008-1 noteholders will receive full payment of principal only to the extent proceeds from the sale of receivables or amounts previously deposited in an issuing entity trust account for the Series 2008-1 notes are sufficient to pay the full principal amount.

On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding aggregate principal amount of, plus any accrued, past due and additional interest on, Series 2008-1.

The Series 2008-1 notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on the Series 2008-1 notes;

•	the date on which the outstanding aggregate principal amount of the Series 2008-1 notes is reduced to zero, and all accrued, past due or additional interest on the Series 2008-1 notes is paid in full;

•	the legal maturity date of the Series 2008-1 notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place with respect to Series 2008-1, as described in “— Sale of Credit Card Receivables” above.

Shared Excess Finance Charge Amounts

Series 2008-1 Finance Charge Amounts for any month remaining after making the ninth application described under “— Application of Series 2008-1 Finance Charge Amounts” above will be available for allocation to other series of notes in Group A. Such excess including excesses, if any, from other series of notes in Group A, called Shared Excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for series of notes in Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed Shared Excess Finance Charge Amounts for any month, Shared Excess Finance Charge Amounts will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Finance Charge Amounts. To the extent that Shared Excess Finance Charge Amounts exceed those shortfalls, the balance will, first, be treated as excess finance charge collections to cover similar shortfalls, if any, in finance charge collections for series of investor certificates (other than the collateral certificate) issued by the master trust. For Series 2008-1, Shared Excess Finance Charge Amounts, to the extent available and allocated to Series 2008-1, will cover shortfalls in the first six applications described in “— Application of Series 2008-1 Finance Charge Amounts” above.

Shared Excess Available Principal Amounts

For any month, Series 2008-1 Available Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “— Application of Series 2008-1 Available Principal Amounts” above will be available for allocation to other series of notes in Group A. Such amounts, including excesses, if any, from other series of notes in Group A, called Shared Excess Available Principal Amounts, will be allocated to cover shortfalls in Available Principal Amounts for other series of notes in Group A, if any, which have not been covered out of Available Principal Amounts allocable to such series. If these shortfalls exceed Shared Excess Available Principal Amounts for any month, Shared Excess Available Principal Amounts will be allocated pro rata among the applicable series of notes in Group A based on the relative amounts of those shortfalls. To the extent that Shared Excess Available Principal Amounts exceed those shortfalls, the balance will be treated as Shared Principal Collections to cover shortfalls, if any, in principal collections for series of investor certificates (other than the collateral certificate) issued by the master trust. For the Series 2008-1 notes, Shared Excess Available Principal Amounts, to the extent available and allocated to the Series 2008-1 notes, will cover shortfalls in the first four applications described in “— Application of Series 2008-1 Available Principal Amounts” above.

Underwriting

Subject to the terms and conditions of the underwriting agreement for the offered notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the offered notes set forth opposite its name:

Underwriters	Principal Amount

Morgan Stanley & Co. Incorporated	$22,000,000
Credit Suisse Securities (USA) LLC	22,000,000
NatCity Investments, Inc.	22,000,000

Total	$66,000,000

In the underwriting agreement, the underwriters of the offered notes (the “underwriters”) have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased.

The underwriters propose initially to offer the Class A notes to the public at 100.000% of their principal amount and to certain dealers at that price less concessions not in excess of 0.290% of the principal amount of the Class A notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of 0.145% of the principal amount of the Class A notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

NatCity Investments, Inc., an underwriter, is an affiliate of the bank.

In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank and its affiliates.

Each underwriter of the offered notes has agreed that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

•	it has only and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

In connection with the sale of the offered notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the offered notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the offered notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which the underwriters reclaim a selling concession from a syndicate member when any of the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuing entity and the bank will, jointly and severally, indemnify the underwriters, agents and their controlling persons against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The issuing entity will receive proceeds of approximately $65,683,200.00 from the sale of the offered notes (representing 99.52000% of the principal amount of each offered note) after paying the underwriting discount of $316,800.00 (representing 0.48000% of the principal amount of each offered note). Proceeds to the issuing entity will be paid to the bank. See “Use of Proceeds” in the prospectus. Additional offering expenses, which will be paid by the bank, are estimated to be $200,000.

In connection with this offering, the underwriters have agreed to pay the bank for certain expenses incurred by the bank in issuing the offered notes.

Glossary of Defined Terms

“Base Rate” means, for any monthly period, the annualized equivalent of a fraction:

•	the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest and the Series 2008-1 Monthly Servicing Fee for the related distribution date; and

•	the denominator of which is the nominal liquidation amount as of the last day of the preceding monthly period.

“Class A Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) an annual rate not to exceed LIBOR plus 1.60%, and

(2) the Class A Interest Shortfall.

“Class A Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class A Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class A Monthly Interest on that distribution date.

“Class A Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class A note interest rate for such interest period, and

(2) the outstanding dollar principal amount of the Class A notes as of the close of business on the last day of the prior monthly period.

“Class B Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) an annual rate not to exceed LIBOR plus 4.00%, and

(2) the Class B Interest Shortfall.

“Class B Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class B Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class B Monthly Interest on that distribution date.

“Class B Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) an annual rate not to exceed LIBOR plus 4.00%, and

(2) the outstanding dollar principal amount of the Class B notes as of the close of business on the last day of the prior monthly period.

“Class C Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) an annual rate not to exceed LIBOR plus 6.00%, and

(2) the Class C Interest Shortfall.

“Class C Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class C Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class C Monthly Interest on that distribution date.

“Class C Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) an annual rate not to exceed LIBOR plus 6.00%, and

(2) the outstanding dollar principal amount of the Class C notes as of the close of business on the last day of the prior monthly period.

“Excess Finance Charge Percentage” shall mean, with respect to any distribution date, the amount, if any, by which the Portfolio Yield for the preceding month exceeds the Base Rate for such month.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuing entity at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the beneficiary of the issuing entity, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (i) May 23, 2008 for the period from and including the issuance date to but excluding July 15, 2008 and (ii) for each interest period thereafter, the second London Business Day prior to the interest payment date on which such interest period commences.

“London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Nominal Liquidation Amount Deficit” means, for any class or series of notes, the Adjusted Outstanding Dollar Principal Amount minus the nominal liquidation amount of that class or series.

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—	the Series 2008-1 Finance Charge Amounts for the related distribution date; plus

—	the net investment earnings, if any, in the principal funding account for the Series 2008-1 notes on such distribution date; plus

—	the amount withdrawn from the reserve account for such monthly period as described under “Deposit and Application of Funds — Withdrawals from the Reserve Account” in this prospectus supplement; minus

—	the Investor Default Amount allocated to Series 2008-1 for such monthly period; and

•	the denominator of which is the Weighted Average Finance Charge Allocation Amount of Series 2008-1 for such month.

“Reuters Screen LIBOR01 Page” means the display page currently so designated on the Reuters Screen (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Series 2008-1 Available Principal Amounts” means, for any month, the sum of (i) the Available Principal Amounts allocated to Series 2008-1, (ii) any amounts of Series 2008-1 Finance Charge Amounts available to cover defaults on Principal Receivables in the master trust allocable to Series 2008-1 or any deficits in the nominal liquidation amount of the Series 2008-1 notes, (iii) any amounts of Series 2008-1 Finance Charge Amounts applied as described in the ninth clause under “Deposit and Application of Funds — Application of Series 2008-1 Finance Charge Amounts” in this prospectus supplement and (iv) any Shared Excess Available Principal Amounts allocated to Series 2008-1 as described in “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement.

“Series 2008-1 Finance Charge Amounts” means, for any month, the amounts to be treated as Series 2008-1 Finance Charge Amounts as described in “Deposit and Application of Funds — Series 2008-1 Finance Charge Amounts” in this prospectus supplement.

“Series 2008-1 Investor Default Amount” means, for any month, the sum, for each day during such month, of:

—	the Investor Default Amounts for each day during such month, times

—	the Finance Charge Allocation Amount for Series 2008-1 for such day, divided by the Finance Charge Allocation Amount for all series of notes for such day.

“Shared Excess Available Principal Amounts” has the meaning described in “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement.

“Shared Excess Finance Charge Amounts” has the meaning described in “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” in this prospectus supplement.

Annex I

The Bank Portfolio

The information provided in this Annex I is an integral part of the prospectus supplement and is incorporated by reference into the prospectus supplement.

General

Set forth below is certain information with respect to the Bank Portfolio. See “The Bank’s Credit Card Activities” in the prospectus. The accounts have been selected from Eligible Accounts (as defined in “Glossary of Defined Terms” in the accompanying prospectus), determined as of the Master Trust Cut-off Date, in the designated portfolio. The Master Trust Portfolio is a portion of the Bank Portfolio that consists of accounts owned by the bank and originated by the bank or institutions acquired by the bank. As of the end of the day on March 31, 2008, the receivables in the Master Trust Portfolio represented approximately 65.4% of the Bank Portfolio. Because the Master Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency, loss, yield and payment rate characteristics of the receivables in the master trust may be different from that set forth below for the Bank Portfolio. We cannot assure you that the delinquency, loss, yield and payment rate characteristics for the receivables in the future will be similar to the historical experience of the Bank Portfolio as set forth below.

Delinquency and Loss Experience

An account is contractually delinquent if the minimum payment indicated on the cardholder’s statement is not received by the payment due date. In addition, a late fee is assessed at the due date. Efforts to collect contractually delinquent credit card receivables are made by the bank’s service center personnel or the bank’s designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become from one to sixty days contractually delinquent depending on the risk associated with the cardholder as indicated by an adaptive control system. In the event that initial telephone contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. In certain situations, the bank may enter into arrangements with the cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collection managers and information is reported regularly to senior management of the bank. Accounts are generally charged off when they become 150 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder). At that time, they are generally referred to the internal recovery department or, in appropriate circumstances, to outside collection agencies.

The bank’s account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the bank’s business judgment, industry practice, applicable laws and regulations and other factors. These changes may affect the performance of the Master Trust Portfolio and the collectability of the receivables.

The following table sets forth the delinquency experience for the Bank Portfolio at the dates shown. Any particular segment of the Bank Portfolio may have delinquency characteristics that differ from those of the overall Bank Portfolio. Receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

A-I-1

Delinquency Experience
The Bank Portfolio

	March 31,		December 31,
	2008		2007		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$3,158,451,036	100.00%	$3,167,316,982	100.00%	$2,558,278,238	100.00%
Receivables Delinquent:
30-59 Days	52,941,754	1.68%	52,058,151	1.64%	42,657,167	1.67%
60-89 Days	36,317,651	1.15	33,780,571	1.07	28,823,492	1.13
90-119 Days	27,459,889	0.87	26,612,017	0.84	21,100,457	0.82
120-149 Days	23,009,731	0.73	20,858,443	0.66	16,287,171	0.64
150 or More Days	1,973,147	0.06	1,520,200	0.05	1,029,745	0.04

Total	$141,702,172	4.49%	$134,829,382	4.26%	$109,898,032	4.30%

	December 31,
	2005		2004		2003
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$2,391,083,966	100.00%	$2,517,794,693	100.00%	$2,557,885,054	100.00%
Receivables Delinquent:
30-59 Days	39,308,113	1.64%	34,947,549	1.39%	38,355,060	1.50%
60-89 Days	26,708,955	1.12	23,202,710	0.92	24,561,873	0.96
90-119 Days	18,360,319	0.77	16,848,258	0.67	17,425,404	0.68
120-149 Days	12,917,763	0.54	14,908,487	0.59	13,956,108	0.55
150 or More Days	840,292	0.04	536,377	0.02	570,098	0.02

Total	$98,135,442	4.10%	$90,443,381	3.59%	$94,868,543	3.71%

The following table sets forth the loss experience for credit card accounts in the Bank Portfolio for each of the periods shown. Average receivables outstanding is the average of the daily receivable balance during the period indicated. Gross charge-offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. Recoveries are total recoveries with respect to charged-off accounts owned by the bank. We cannot provide any assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

A-I-2

Loss Experience
The Bank Portfolio

	Three Month Period
	Ended March 31,	Year Ended December 31,
	2008	2007	2006

Average Receivables Outstanding	$3,155,289,265	$2,747,215,333	$2,351,873,750
Gross Charge-Offs	50,724,961	139,060,511	113,285,185
Recoveries	4,122,348	18,879,096	18,262,911
Net Charge-Offs	46,602,613	120,181,415	95,022,274
Net Charge-Offs as a percentage of Average Receivables Outstanding	5.94%	4.37%	4.04%

	Year Ended December 31,
	2005	2004	2003

Average Receivables Outstanding	$2,365,030,833	$2,456,040,000	$2,425,157,058
Gross Charge-Offs	169,913,818	157,658,698	147,119,168
Recoveries	14,446,092	10,670,349	10,528,845
Net Charge-Offs	155,467,726	146,988,349	136,590,323
Net Charge-Offs as a percentage of Average Receivables Outstanding	6.57%	5.98%	5.63%

The bank’s delinquency and loss rates at any time reflect, among other factors, the credit quality of the credit card accounts, the average seasoning of the bank’s accounts, the success of the bank’s collection efforts and general economic conditions. The industry continues to experience intense competition, which results in increased account turnover and higher costs per account. The bank’s focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As the bank increases market penetration, it will continue to focus on segments of the credit market which have been highly profitable, and the bank believes its delinquency and loss rates will generally follow industry trends.

Revenue Experience

The following table sets forth the revenues from finance charges and fees billed with respect to and the yield experience for the Bank Portfolio for each of the periods shown. Yield from finance charges and fees is the result of dividing the annual accrued finance charges and fees by the average receivables outstanding for the period. Yield from interchange is the result of dividing the annual revenue attributable to interchange received during the period by the average receivables outstanding for the period.

The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts collected from cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods.

However, the bank believes that during the periods contained in the following table, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See “Risk Factors” in the accompanying prospectus.

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Yield Experience
The Bank Portfolio

	Three Month Period
	Ended March 31,	Year Ended December 31,
	2008	2007	2006

Average Receivables Outstanding	$3,155,289,265	$2,747,215,333	$2,351,873,750
Yield from Finance Charges and Fees	14.24%	13.90%	14.55%
Yield from Interchange	4.04%	4.69%	4.88%
Yield from Finance Charges, Fees and Interchange	18.28%	18.60%	19.43%

	Year Ended December 31,
	2005	2004	2003

Average Receivables Outstanding	$2,365,030,833	$2,456,040,000	$2,425,157,058
Yield from Finance Charges and Fees	13.04%	11.37%	11.09%
Yield from Interchange	4.47%	3.86%	3.34%
Yield from Finance Charges, Fees and Interchange	17.50%	15.23%	14.43%

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in those fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

The revenue for the Bank Portfolio shown in the above table is comprised of monthly periodic finance charges, credit card fees and interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Master Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to receivables in the trust may be different from that set forth above for the Bank Portfolio. See “Risk Factors” and “The Bank’s Credit Card Activities” in the accompanying prospectus.

Payment Rates

The following table sets forth the highest, lowest and average cardholder monthly payment rates for the Bank Portfolio during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on payments of Principal Receivables and Finance Charge Receivables with respect to the accounts.

Payment Rates
The Bank Portfolio

	Three Month Period
	Ended March 31,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003

Lowest Month	20.43%	21.10%	21.72%	19.02%	18.31%	16.02%
Highest Month	21.75%	23.75%	24.87%	23.73%	21.13%	19.85%
Monthly Average	21.06%	22.63%	23.79%	21.97%	19.91%	18.91%

The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

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The Master Trust Portfolio

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the pooling and servicing agreement as applied on the Master Trust Cut-Off Date and, for additional accounts, as of the related date of their designation. See “— The Bank Portfolio — General” above. The receivables in the master trust may include receivables that are contractually delinquent. The seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to the master trust all receivables of those additional accounts. Any additional accounts designated must be Eligible Accounts as of the date the seller designates those accounts as additional accounts. We cannot assure you that the delinquency, loss, yield and payment rate characteristics for the receivables in the future will be similar to the historical experience of the Master Trust Portfolio as set forth below.

Delinquency and Loss Experience

The following table sets forth the delinquency experience for the Master Trust Portfolio for each of the dates shown. See “— The Bank Portfolio — Delinquency and Loss Experience” above for information on the delinquency experience for the Bank Portfolio. Receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience
Master Trust Portfolio

	March 31,		December 31,
	2008		2007		2006
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$2,111,112,499	100.00%	$1,928,830,338	100.00%	$1,908,969,948	100.00%
Receivables Delinquent:
30-59 Days	28,223,404	1.34%	26,376,351	1.37%	27,291,140	1.43%
60-89 Days	17,975,264	0.85	17,811,353	0.92	17,908,550	0.94
90-119 Days	13,237,873	0.63	13,957,689	0.72	12,774,027	0.67
120-149 Days	11,351,435	0.54	10,777,795	0.56	9,622,606	0.50
150 or More Days	1,201,868	0.06	899,230	0.05	644,423	0.03

Total	$71,989,844	3.41%	$69,822,418	3.62%	$68,240,746	3.57%

	December 31,
	2005		2004		2003
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$1,831,328,223	100.00%	$1,783,462,779	100.00%	$1,929,438,512	100.00%
Receivables Delinquent:
30-59 Days	25,889,029	1.41%	21,572,870	1.21%	24,453,359	1.27%
60-89 Days	17,291,967	0.94	14,375,090	0.81	15,131,811	0.78
90-119 Days	11,301,309	0.62	9,984,088	0.56	9,710,769	0.50
120-149 Days	8,135,133	0.44	9,071,141	0.51	7,747,687	0.40
150 or More Days	534,501	0.03	373,533	0.02	328,141	0.02

Total	$63,151,939	3.44%	$55,376,722	3.11%	$57,371,767	2.97%

The following table sets forth the loss experience for credit card accounts in the Master Trust Portfolio for each of the periods shown. See “— The Bank Portfolio — Delinquency and Loss Experience” above for information on the loss experience for the Bank Portfolio. Average receivables outstanding is the average of

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the daily receivable balance during the periods indicated. Gross charge-offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. See “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in the accompanying prospectus for a description of how the Seller Interest will be reduced as a result of such reductions. Recoveries are total recoveries with respect to charged-off accounts in the Master Trust Portfolio. We cannot provide any assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

Loss Experience
Master Trust Portfolio

	Three Month
	Period Ended
	March 31,	Year Ended December 31,
	2008	2007	2006

Average Receivables Outstanding	$1,946,358,605	$1,840,240,169	$1,744,464,987
Gross Charge-Offs	25,867,937	85,749,683	74,269,731
Recoveries	2,197,275	11,785,496	11,965,445
Net Charge-Offs	23,670,662	73,964,187	62,304,286
Net Charge-Offs as a percentage of Average
Receivables Outstanding	4.89%	4.02%	3.57%

	Year Ended December 31,
	2005	2004	2003

Average Receivables Outstanding	$1,713,886,215	$1,788,549,477	$1,668,849,084
Gross Charge-Offs	108,018,356	100,304,831	91,050,013
Recoveries	9,138,345	6,702,131	5,896,786
Net Charge-Offs	98,880,011	93,602,700	85,153,227
Net Charge-Offs as a percentage of Average
Receivables Outstanding	5.77%	5.23%	5.10%

The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (the “Act”) was signed into law on April 20, 2005, and generally became effective on October 17, 2005. The Act extensively amended the Bankruptcy Code and is widely viewed as making it more difficult for some individual debtors to discharge debts in bankruptcy. As a result, there was a significant increase in the number of bankruptcy filings by accountholders taking advantage of the more favorable provisions in the Bankruptcy Code prior to October 17, 2005, which resulted in a one-time increase in net losses for the Master Trust Portfolio for the fourth quarter of 2005. The majority of such increase in net losses was incurred during November 2005.

Revenue Experience

Each month the bank allocates amounts recovered to the Master Trust Portfolio. Under the pooling and servicing agreement, recoveries allocated to the Master Trust Portfolio are treated as collections of finance charge receivables.

The following table sets forth the yield experience for the Master Trust Portfolio for each of the periods shown. See “— The Bank Portfolio — Revenue Experience” above for information on the revenue experience for the Bank Portfolio. Yield from finance charges and fees is the result of dividing the annual accrued finance charges and fees by the average receivables outstanding for the period. Yield from interchange is the result of dividing the annual revenue attributable to interchange received during the period by the average receivables outstanding for the period.

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Yield Experience
Master Trust Portfolio

	Three Month Period
	Ended March 31,	Year Ended December 31,
	2008	2007	2006

Average Receivables Outstanding	$1,946,358,605	$1,840,240,169	$1,744,464,987
Yield from Finance Charges and Fees	13.69%	13.84%	14.68%
Yield from Interchange	3.72%	4.19%	4.24%
Yield from Finance Charges, Fees and Interchange	17.40%	18.02%	18.92%

	Year Ended December 31,
	2005	2004	2003

Average Receivables Outstanding	$1,713,886,215	$1,788,549,477	$1,668,849,084
Yield from Finance Charges and Fees	13.88%	12.07%	11.96%
Yield from Interchange	4.04%	3.73%	3.18%
Yield from Finance Charges, Fees and Interchange	17.92%	15.80%	15.14%

Payment Rates

The following table sets forth the highest, lowest and average cardholder monthly payment rates for the Master Trust Portfolio during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts of Principal Receivables and Finance Charge Receivables with respect to the accounts. See “— The Bank Portfolio — Payment Rates” above for information on the payment rates for the Bank Portfolio.

Payment Rates
Master Trust Portfolio

	Three Month Period
	Ended March 31,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003

Lowest Month	17.04%	17.17%	17.95%	16.65%	16.62%	15.80%
Highest Month	18.21%	19.45%	20.42%	19.81%	18.68%	21.03%
Monthly Average	17.77%	18.41%	19.34%	18.68%	17.78%	18.00%

Renegotiated Loans and Re-Aged Accounts

The bank may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing their interest rate, or providing any other concession in terms. In addition, a cardholder’s account may be re-aged to remove existing delinquency. For a detailed description of renegotiated loans and re-aged accounts, see “The Bank’s Credit Card Portfolio — Renegotiated Loans and Re-Aged Accounts” in the prospectus.

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The Receivables

The following tables summarize the Master Trust Portfolio by various criteria as of March 31, 2008. References to “Receivables Outstanding” in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Master Trust Portfolio may change over time, neither these tables nor the information contained in “Prospectus Supplement Summary — The Master Trust — Master Trust Portfolio” in this prospectus supplement describe the composition of the Master Trust Portfolio at any subsequent time.

If the composition of the Master Trust Portfolio changes over time, noteholders will not be notified of such change. However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. See “Where You Can Find More Information” in the accompanying prospectus for information as to how these reports may be accessed.

Composition by Account Balance
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
Account Balance Range	Accounts	Accounts(1)	Receivables	Receivables(1)

Credit Balance	10,450	0.9%	$(1,711,759)	(0.1)%
Zero Balance	484,541	41.2	0	0.0
$0.01 to $500	206,384	17.6	39,434,997	1.9
$500.01 to $1,000	79,502	6.8	58,112,049	2.8
$1,000.01 to $1,500	49,621	4.2	61,434,261	2.9
$1,500.01 to $5,000	189,102	16.1	566,126,574	26.8
$5,000.01 to $10,000	111,273	9.5	792,668,027	37.5
$10,000.01 to $13,000	26,909	2.3	304,870,942	14.4
$13,000.01 to $15,000	9,406	0.8	130,975,477	6.2
$15,000.01 or More	8,674	0.7	159,201,931	7.5

Total	1,175,862	100.0%	$2,111,112,499	100.0%

(1)	Sum may not equal 100% due to rounding.

Composition by Credit Limit
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
Credit Limit Range	Accounts	Accounts(1)	Receivables	Receivables(1)

$0 to $500	11,739	1.0%	$2,418,666	0.1%
$500.01 to $1,000	13,764	1.2	5,300,848	0.3
$1,000.01 to $1,500	8,390	0.7	5,063,093	0.2
$1,500.01 to $5,000	136,019	11.6	171,719,129	8.1
$5,000.01 to $10,000	307,406	26.1	487,622,203	23.1
$10,000.01 to $13,000	212,007	18.0	367,356,182	17.4
$13,000.01 to $15,000	288,001	24.5	366,600,493	17.4
$15,000.01 or More	198,536	16.9	705,031,885	33.4

Total	1,175,862	100.0%	$2,111,112,499	100.0%

(1)	Sum may not equal 100% due to rounding.

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Composition by Period of Delinquency
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
Period of Delinquency (Days Contractually Delinquent)	Accounts	Accounts(1)	Receivables	Receivables(1)

Not Delinquent	1,154,646	98.2%	$1,992,382,942	94.4%
1 to 29 Days	9,462	0.8	46,739,713	2.2
30 to 59 Days	4,780	0.4	28,223,404	1.3
60 to 89 Days	2,863	0.2	17,975,264	0.9
90 to 119 Days	2,147	0.2	13,237,873	0.6
120 to 149 Days	1,800	0.2	11,351,435	0.5
150 or More Days	164	0.0	1,201,868	0.1

Total	1,175,862	100.0%	$2,111,112,499	100.0%

(1)	Sum may not equal 100% due to rounding.

Composition by Account Age
Master Trust Portfolio

		Percentage
		of Total		Percentage
	Number of	Number of		of Total
Account Age	Accounts	Accounts(1)	Receivables	Receivables(1)

24 Months or Less	0	0.0%	$0	0.0%
25 to 36 Months	90,794	7.7	170,881,221	8.1
37 to 48 Months	73,839	6.3	153,154,295	7.3
49 to 60 Months	103,398	8.8	183,781,022	8.7
61 to 72 Months	97,732	8.3	153,819,234	7.3
Over 72 Months	810,099	68.9	1,449,476,727	68.7

Total	1,175,862	100.0%	$2,111,112,499	100.0%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of Accounts
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
State or Territory	Accounts	Accounts(1)	Receivables	Receivables(1)

Ohio	241,722	20.6%	$467,558,776	22.1%
Michigan	224,559	19.1	388,970,299	18.4
Pennsylvania	127,259	10.8	251,253,781	11.9
Indiana	98,013	8.3	187,886,659	8.9
Illinois	93,725	8.0	147,818,174	7.0
Kentucky	66,585	5.7	108,258,515	5.1
California	31,172	2.7	54,213,807	2.6
Florida	28,661	2.4	48,462,843	2.3
New York	26,553	2.3	45,068,566	2.1
Minnesota	26,095	2.2	35,363,878	1.7
Other	211,518	18.0	376,257,201	17.8

Total	1,175,862	100.0%	$2,111,112,499	100.0%

(1)	Sum may not equal 100% due to rounding.

Since the largest number of cardholders (based on billing address) whose accounts were included in the master trust as of March 31, 2008 were in Ohio, Michigan, Pennsylvania, Indiana and Illinois, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

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  FICO

The following table sets forth the FICO®* score on each account in the Master Trust Portfolio, to the extent available, as refreshed during the 3 months ended December 31, 2007. Receivables, as presented in the following table, are determined as of March 31, 2008. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology. Because the future composition and product mix of the Master Trust Portfolio may change over time, this table does not describe the composition of the Master Trust Portfolio at any subsequent time.

Data from an independent credit reporting agency, such as FICO score, is one of several factors that may be used by the bank in its credit scoring system to assess the credit risk associated with each applicant. See “The Bank’s Credit Card Activities — New Accounts and Underwriting” in the accompanying prospectus. At the time of account origination, the bank may obtain information, including a FICO score, from multiple independent credit bureaus. FICO scores may be different from one bureau to another. FICO scores are not used in all cases and, for some cardholders, FICO scores may be unavailable. FICO scores are based on independent third party information, the accuracy of which cannot be verified.

The table below sets forth refreshed FICO scores from a single credit bureau.

Composition by FICO Score
Master Trust Portfolio

		Percentage of
FICO Score	Receivables	Total Receivables(1)

Over 720	$1,185,330,726	56.1%
661-720	568,304,775	26.9
601-660	190,826,815	9.0
Less than or equal to 600	151,639,048	7.2
Unscored	15,011,135	0.7

TOTAL	$2,111,112,499	100.0%

(1)	Sum may not equal 100% due to rounding.

The FICO score in the table above is the Empirica Score from TransUnion FICO Score.

A “refreshed” FICO score means the FICO score determined by TransUnion during the 3 months ended December 31, 2007.

A credit card account that is “unscored” means that a FICO score was not obtained for such account during the 3 months ended December 31, 2007.

Static Pool Information

Static pool information regarding the performance of the receivables in the master trust is being provided through an Internet Web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64242&p=irol-staticpooldata2007. See “Where You Can Find More Information” in the accompanying prospectus. Static pool information on such Internet Web site that relates to the performance of the receivables for periods commencing prior to January 1, 2006 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes.

*  FICO® is a federally registered servicemark of Fair, Isaac & Company.

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Annex II

Outstanding Series of Master Note Trust Notes

The table below sets forth the principal characteristics of the other series previously issued by the master note trust that are currently outstanding or are expected to be outstanding as of the issuance date of the Series 2008-1 notes. The information provided in this Annex II is an integral part of the prospectus supplement and is incorporated by reference into the prospectus supplement.

1. Series 2005-1 Asset Backed Notes

Class A Notes
Principal Amount	$525,000,000
Note Interest Rate	One-Month LIBOR plus 0.05% per year
Scheduled Principal Payment Date	August 16, 2010
Legal Maturity Date	August 15, 2012
Class B Notes
Principal Amount	$36,000,000
Note Interest Rate	One-Month LIBOR plus 0.19% per year
Scheduled Principal Payment Date	August 16, 2010
Legal Maturity Date	August 15, 2012
Class C Notes
Principal Amount	$39,000,000
Note Interest Rate	One-Month LIBOR plus 0.34% per year
Scheduled Principal Payment Date	August 16, 2010
Legal Maturity Date	August 15, 2012
2. Series 2006-1 Asset Backed Notes
Class A Notes
Principal Amount	$371,875,000
Note Interest Rate	One-Month LIBOR plus 0.04% per year
Scheduled Principal Payment Date	March 15, 2011
Legal Maturity Date	March 15, 2013
Class B Notes
Principal Amount	$25,500,000
Note Interest Rate	One-Month LIBOR plus 0.15% per year
Scheduled Principal Payment Date	March 15, 2011
Legal Maturity Date	March 15, 2013
Class C Notes
Principal Amount	$27,625,000
Note Interest Rate	One-Month LIBOR plus 0.28% per year
Scheduled Principal Payment Date	March 15, 2011
Legal Maturity Date	March 15, 2013

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3. Series 2007-1 Asset Backed Notes
Class A Notes
Principal Amount	$371,875,000
Note Interest Rate	One-Month LIBOR plus 0.05% per year
Scheduled Principal Payment Date	March 15, 2012
Legal Maturity Date	March 17, 2014
Class B Notes
Principal Amount	$25,500,000
Note Interest Rate	One-Month LIBOR plus 0.12% per year
Scheduled Principal Payment Date	March 15, 2012
Legal Maturity Date	March 17, 2014
Class C Notes
Principal Amount	$27,625,000
Note Interest Rate	One-Month LIBOR plus 0.30% per year
Scheduled Principal Payment Date	March 15, 2012
Legal Maturity Date	March 17, 2014

4. Series 2008-2 Asset Backed Notes*
Class A Notes
Principal Amount	$175,000,000
Note Interest Rate	4.65% per year
Scheduled Principal Payment Date	November 16, 2009
Legal Maturity Date	November 15, 2011
Class B Notes
Principal Amount	$11,275,000
Note Interest Rate	an annual rate not to exceed 7.00%
Scheduled Principal Payment Date	November 16, 2009
Legal Maturity Date	November 15, 2011
Class C Notes
Principal Amount	$9,804,000
Note Interest Rate	an annual rate not to exceed 8.95%
Scheduled Principal Payment Date	November 16, 2009
Legal Maturity Date	November 15, 2011

5. Series 2008-3 Asset Backed Notes*
Class A Notes
Principal Amount	$90,000,000
Note Interest Rate	One-Month LIBOR plus 1.80% per year
Scheduled Principal Payment Date	May 16, 2011
Legal Maturity Date	May 15, 2013

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Class B Notes
Principal Amount	$6,172,000
Note Interest Rate	an annual rate not to exceed LIBOR plus 4.50%
Scheduled Principal Payment Date	May 16, 2011
Legal Maturity Date	May 15, 2013
Class C Notes
Principal Amount	$6,686,000
Note Interest Rate	an annual rate not to exceed LIBOR plus 6.50%
Scheduled Principal Payment Date	May 16, 2011
Legal Maturity Date	May 15, 2013

*Expected Issuance.

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Prospectus

National City Credit Card Master Note Trust
Issuing Entity

National City Bank
Sponsor, Depositor, Seller and Servicer

Asset Backed Notes

The issuing entity —

•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own —

•	the collateral certificate, Series 2005-CC, representing an undivided interest in the master trust, whose assets include the receivables arising in a portfolio of unsecured revolving credit card accounts; and

•	other property described under “Prospectus Summary — Sources of Funds to Pay the Notes,” “Transaction Parties — National City Credit Card Master Note Trust” and “Sources of Funds to Pay the Notes” in this prospectus and “Transaction Parties — National City Credit Card Master Note Trust” and “The Notes — Sources of Funds to Pay the Notes” in the accompanying prospectus supplement.

The notes —

•	will be secured by the issuing entity’s assets and will be paid only from proceeds of the issuing entity’s assets;

•	offered with this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

•	may have one or more forms of enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes.

You should consider carefully the risk factors beginning on page 11 in this prospectus and any risk factors in the accompanying prospectus supplement before you purchase any notes.

The notes will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The notes are obligations of National City Credit Card Master Note Trust only and are not obligations of National City Bank, its affiliates or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus or the prospectus supplement is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

May 16, 2008

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the issuing entity’s assets;

•	information about enhancement for each series and class;

•	the ratings for each class; and

•	the method for selling the notes.

This prospectus may be used to offer and sell any series or class of notes only if accompanied by the prospectus supplement for that series or class of notes.

If the terms of a particular series or class of notes vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Information regarding certain entities that are not affiliates of National City Bank has been provided in this prospectus. See in particular “Transaction Parties — The Bank of New York,” “— Wilmington Trust Company,” and “— BNYM (Delaware).” The information contained in those sections of this prospectus was prepared solely by the party described in that section without any input from the National City Bank.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Parts of this prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” on page 96 in this prospectus.

Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, management’s ability to effectively execute its business plans; changes in general economic and financial market conditions, including the stock market and residential and commercial real estate markets; changes in interest rates; Visa indemnification obligations; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting National City Bank’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

v

Prospectus Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read carefully this entire document and the accompanying prospectus supplement.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

Securities Offered

The issuing entity will be offering notes. The notes will be issued pursuant to an indenture between the issuing entity and The Bank of New York, as indenture trustee. In addition, each series of notes will be issued pursuant to a supplement to the indenture between the issuing entity and the indenture trustee. The Series 2008-1 notes will be issued pursuant to the indenture as supplemented by the Series 2008-1 indenture supplement.

Risk Factors

Investment in notes involves risks. You should consider carefully the risk factors beginning on page 11 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement. In the event that an investment in any tranche of notes exhibits additional risks to investors, additional risk factors will be described in the accompanying prospectus supplement. In such an event, you should consider the risk factors in this prospectus and in the accompanying prospectus supplement.

National City Credit Card Master Note Trust

National City Credit Card Master Note Trust, a Delaware statutory trust, is the issuer of the notes and is referred to in this prospectus and in the accompanying prospectus supplement as the issuing entity. The address of the issuing entity is National City Credit Card Master Note Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001. Its telephone number is (302) 636-1000.

National City Bank is the beneficiary of the issuing entity.

National City Credit Card Master Trust

The issuing entity’s primary asset is the collateral certificate issued by the National City Credit Card Master Trust, a Delaware common law trust, which is referred to in this prospectus and in the accompanying prospectus supplement as the master trust. The collateral certificate, an investor certificate issued by the master trust, represents an undivided interest in the assets of the master trust. For a description of the collateral certificate, see “Sources of Funds to Pay the Notes — The Collateral Certificate” in this prospectus. The master trust’s assets primarily include credit card receivables from certain unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in “The Master Trust — Addition of Master Trust Assets” in this prospectus.

The credit card receivables in the master trust consist primarily of Principal Receivables and Finance Charge Receivables. Principal Receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance Charge Receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees, and recoveries on receivables in accounts the receivables of which have been written-off.

National City Credit Card Master Trust (formerly the First of America Credit Card Master Trust) was formed on June 1, 1995 under a pooling and servicing agreement between The Bank of New York, as master trust trustee, and certain predecessors of National City Bank (First of America Bank — Michigan, N.A., as seller and as servicer, and First of America Bank — Illinois, N.A., as seller of the receivables).

The bank and its predecessors have transferred to the master trust the receivables from certain

MasterCard® and VISA®* revolving credit card accounts. The total amount of receivables in the master trust will fluctuate daily as new receivables are generated and payments are received on existing accounts. Additional similar assets may be transferred by the bank to the master trust. See “The Master Trust — The Receivables,” “— Addition of Master Trust Assets” and “— Automatic Account Additions” in this prospectus.

The bank may designate additional accounts to the master trust at any time without limitation provided the receivables thereunder are eligible for inclusion in the master trust, the bank does not expect the addition to cause a Pay Out Event and the rating agencies confirm the ratings on the outstanding investor certificates and notes. See “The Master Trust — Pay Out Events” in this prospectus for a description of pay out events. Under certain limited circumstances, the bank may be required to add additional receivables to the master trust if required to maintain the Required Seller Amount or to maintain a minimum required amount of Principal Receivables in the master trust. See “Glossary of Defined Terms” in this prospectus for the definition of Required Seller Amount.

The bank may also remove receivables from the master trust provided the bank does not expect the removal to cause a Pay Out Event and the rating agencies confirm the ratings on the outstanding investor certificates and notes. Except in limited circumstances, the receivables removed from the master trust must be selected randomly. However, if the bank breaches certain representations or warranties relating to the eligibility of receivables added to the master trust, the bank may be required to immediately remove those receivables from the master trust.

If the composition of the master trust changes over time due to the bank’s ability to designate additional accounts and remove receivables, noteholders will not be notified of that change. However, periodic reports containing certain information relating to the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

National City Bank

National City Bank (referred to in this prospectus and the accompanying prospectus supplement as the bank), a national banking association, owns credit card accounts from which receivables are transferred to the master trust.

The bank created the master trust and has transferred and may continue to transfer credit card receivables arising in accounts originated or acquired by the bank to the master trust. The bank is the holder of the Seller Interest in the master trust. The bank will be responsible for servicing, managing and making collections on the credit card receivables in the master trust. See “Transaction Parties — National City Bank and National City Corporation” in this prospectus.

National City Bank is sponsor and depositor of the issuing entity. In addition, the bank is the beneficiary of the issuing entity and is primarily responsible for structuring each issuance of notes by the issuing entity.

See “Transaction Parties — National City Bank and National City Corporation” in this prospectus.

Indenture Trustee

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes.

For a description of the indenture trustee’s role under the indenture, see “The Indenture — Indenture Trustee” in this prospectus.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee under the trust agreement for the issuing entity.

Under the terms of the trust agreement, the role of the owner trustee is limited. See “Transaction

*  MasterCard® and VISA® are federally
registered servicemarks of MasterCard
International Inc. and VISA U.S.A., Inc.,
respectively.

Parties — National City Credit Card Master Note Trust” and “— Wilmington Trust Company” in this prospectus.

Master Trust Trustee

BNYM (Delaware), formerly known as The Bank of New York (Delaware), is the master trust trustee under the pooling and servicing agreement for the master trust.

For a description of the master trust trustee’s role under the pooling and servicing agreement, see “The Master Trust — Master Trust Trustee” in this prospectus.

Series, Classes and Tranches of Notes

The notes will be issued in series. Each series is secured by a shared security interest in the collateral certificate and the collection account. It is expected that most series will consist of multiple classes. A class designation determines the relative seniority for receipt of cash flows and funding of uncovered defaults on principal receivables in the master trust allocated to the related series of notes. For example, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series. See “— Subordination” below.

Some series of notes may be multiple tranche series, meaning that they may have classes consisting of multiple tranches. Tranches of notes within a class may be issued on different dates and have different stated principal amounts, rates of interest, interest payment dates, scheduled principal payment dates, legal maturity dates and other material terms as described in the related prospectus supplement.

In a multiple tranche series, the scheduled principal payment dates and the legal maturity dates of the senior and subordinated classes of such series may be different. As such, certain subordinated tranches of notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior notes of such series. However, subordinated notes will not be repaid before their legal maturity dates, unless, after payment, the remaining subordinated notes provide the required credit enhancement for the senior notes. In addition, senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for the senior notes. For a multiple tranche series, such credit enhancement for senior tranches of a series of notes will be further described in the related prospectus supplement.

Parties, Transferred Assets and Operating Documents

National City Bank
(Sponsor/Servicer)
Credit Card Receivables
Seller Interest
BNYM (Delaware) (Master Trust Trustee)
National City Credit Card Master Trust (Collateral Certificate Issuing Entity)
Pooling and Servicing Agreement
Collateral Certificate
Series 2005-CC Supplement
Trust Agreement
The Bank of New York (Indenture Trustee)
National City Credit Card Master Note Trust (Note Issuing Entity)
Indenture
Wilmington Trust Company (Owner Trustee)
Series Of Notes
Indenture Supplement
Series Noteholders

Interest Payments on the Notes

Each note of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of notes consists of one or more classes, each class may differ in, among other things, priority of payments, interest rates, method for computing interest, and rights to enhancement.

Each class of notes may have fixed or floating interest rates. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes.

If interest is paid less frequently than monthly, collections of Finance Charge Receivables may be deposited monthly in one or more issuing entity trust accounts and invested under guidelines established by the rating agencies until paid to noteholders. See “Description of the Notes — Interest” in this prospectus.

Scheduled Principal Payment Date and Legal Maturity Date

It is expected that the issuing entity will pay the stated principal amount of each note in one payment on that note’s scheduled principal payment date. The scheduled principal payment date of a note is generally 24 months before its legal maturity date. The legal maturity date is the date on which a note is legally required to be fully paid in accordance with its terms. The scheduled principal payment date and legal maturity date for a note will be specified in the accompanying prospectus supplement.

The issuing entity will be obligated to pay the stated principal amount of a note on its scheduled principal payment date, or upon the occurrence of an early redemption event or event of default and acceleration or other optional or mandatory redemption, only to the extent that funds are available for that purpose.

The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in “The Indenture — Events of Default Remedies” and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

•	Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It will be denominated in U.S. dollars.

•	Outstanding Dollar Principal Amount. The outstanding dollar principal amount is the same as the initial dollar principal amount of the notes (as set forth in the accompanying prospectus supplement), less principal payments to noteholders.

In addition, a note may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding account for that note.

•	Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting:

—	that note’s share of reallocations of available principal amounts used to pay interest on senior classes of notes or a portion of the master trust servicing fee allocated to its series;

—	that note’s share of charge-offs resulting from uncovered defaults on principal receivables in the master trust; and

—	amounts on deposit in the principal funding account for that note; and

adding back all reimbursements from excess Finance Charge Amounts, allocated to that note of (i) reallocations of Available Principal Amounts used to pay interest on senior classes of notes or the master trust servicing fee or (ii) charge-offs resulting from uncovered defaults on Principal Receivables in the master trust. Excess Finance Charge Amounts are Finance Charge Amounts that remain after the payment of interest and other required payments with respect to the notes.

The nominal liquidation amount of a note corresponds to the portion of the Invested Amount of the collateral certificate that is allocated to support that note.

The aggregate nominal liquidation amount of all of the notes is equal to the Invested Amount of the collateral certificate. The Invested Amount of the collateral certificate corresponds to the amount of Principal Receivables in the master trust that is allocated to support the collateral certificate. For a more detailed discussion, see the definition of Invested Amount in the “Glossary of Defined Terms” in this prospectus. Anything that increases or decreases the aggregate nominal liquidation amount of the notes will also increase or decrease the Invested Amount of the collateral certificate.

Upon a sale of credit card receivables held by the master trust following an event of default and acceleration for a note or on a note’s legal maturity date, each as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus, the nominal liquidation amount of a note will be reduced to zero.

For a detailed discussion of nominal liquidation amount, see “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” in this prospectus.

Subordination

Unless otherwise specified in the accompanying prospectus supplement, payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes.

Unless otherwise specified in the accompanying prospectus supplement, available principal amounts allocable to the notes of a series may be reallocated to pay interest on senior classes of notes in that series or a portion of the master trust servicing fee allocable to that series. In addition, the nominal liquidation amount of a subordinated class of notes will generally be reduced for charge-offs resulting from uncovered defaults on principal receivables in the master trust prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series.

In addition, Available Principal Amounts are first utilized to fund targeted deposits to the principal funding account for senior classes before being applied to the subordinated classes.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•	the nominal liquidation amount of your notes has been reduced by charge-offs due to uncovered defaults on Principal Receivables in the master trust or as a result of reallocations of Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust servicing fee, and those amounts have not been reimbursed from finance charge amounts; or

•	receivables are sold following an event of default and acceleration or on the legal maturity date, and the proceeds from the sale of receivables, plus any available amounts on deposit in the applicable accounts allocable to your notes are insufficient.

Sources of Funds to Pay the Notes

The issuing entity will have the following sources of funds to pay principal of and interest on the notes:

•	Collateral Certificate. The collateral certificate is an investor certificate issued as “Series 2005-CC” by the master trust to the bank and the bank will then transfer it to the issuing entity. It represents an undivided interest in the assets of the master trust. The master trust owns primarily receivables arising in selected MasterCard and Visa revolving credit card accounts. The bank has transferred, and may continue to transfer, credit card receivables to the master trust in accordance with the terms of the pooling and servicing agreement. Both collections of Principal Receivables and Finance Charge Receivables will be allocated among holders of interests in the master trust — including the collateral certificate — based generally on the investment in Principal Receivables of each interest in the master trust. If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

•	Derivative Agreements. Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other agreements described in “Sources of Funds to Pay the Notes — Derivative Agreements” in this prospectus. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the applicable prospectus supplement.

•	Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements. Some notes may have the benefit of one or more additional forms of credit enhancement, referred to in this prospectus and the applicable prospectus supplement as supplemental credit enhancement agreements, such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies. In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements, such as a liquidity facility with various liquidity providers. The bank or an affiliate may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement. A description of the specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the applicable prospectus supplement. See “Description of the Notes — General,” and “Sources of Funds to Pay the Notes — Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements” in this prospectus for a discussion of credit enhancement, supplemental credit enhancement agreements and supplemental liquidity agreements.

•	The Issuing Entity Trust Accounts. If so specified in the prospectus supplement, the issuing entity may establish issuing entity trust accounts for any series or class of notes.
Distributions on the collateral certificate will be deposited into the issuing entity trust accounts as described in the accompanying prospectus supplement.

Early Redemption of the Notes

The issuing entity will be required to redeem any note upon the occurrence of an early redemption event with respect to that note, but only to the extent funds are available for such redemption after giving effect to all allocations and reallocations.

Early redemption events include, unless otherwise provided in the accompanying prospectus supplement, the following:

•	the occurrence of a note’s scheduled principal payment date;

•	each of the Pay Out Events applicable to the collateral certificate, as described under “The Master Trust — Pay Out Events” in this prospectus;

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

•	any additional early redemption events specified in the accompanying prospectus supplement.

It is not an event of default if the issuing entity fails to redeem a note because it does not have sufficient funds available.

If so specified in the accompanying prospectus supplement, under certain circumstances the servicer may direct the issuing entity to redeem the notes of any series before the applicable scheduled principal payment date on the terms described in such prospectus supplement. See “Description of the Notes — Early Redemption of Notes” in this prospectus.

Optional Redemption by the Issuing Entity

The bank, as servicer, which is the beneficiary of the issuing entity, has the right, but not the obligation, to direct the issuing entity to redeem the notes of any series, class or tranche in whole but not in part on any day on or after the day on which its nominal liquidation amount is reduced to less than 5% of the initial outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

The issuing entity will not redeem the notes of a subordinated series, class or tranche if those notes are required to provide credit enhancement for senior series, classes or tranches of notes. If the issuing entity is directed to redeem a series, class or tranche of notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a series, class or tranche so redeemed will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note up to but excluding the date of redemption.

If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on such series, class or tranche of notes will thereafter be made, subject to the principal payment rules described above under “— Subordination,” until either the principal of and accrued interest on such series, class or tranche of notes is paid in full or the legal maturity date occurs, whichever is earlier. Any funds in any issuing entity trust account for a redeemed series, class or tranche will be applied to make the principal and interest payments on that series, class or tranche notes on the redemption date.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default.

Some events of default result in an automatic acceleration of the notes, and others result in the right of the holders of the affected series of notes to demand acceleration after an affirmative vote by holders of more than a designated percentage of the outstanding dollar principal amount of the affected series of notes. See “The Indenture — Events of Default Remedies” in this prospectus.

Events of default for any series of notes include the following:

•	the issuing entity’s failure, for a period of 35 days, to pay interest upon such series of notes when such interest becomes due and payable;

•	the issuing entity’s failure to pay the principal amount of such series of notes on the applicable legal maturity date;

•	the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity; and

•	any additional events of default specified in the accompanying prospectus supplement.

An event of default relating to one series of notes will not necessarily be an event of default for any other series of notes.

Upon the occurrence of an event of default and acceleration for any series, class or tranche of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Indenture — Events of Defaults” and“— Events of Default Remedies” in this prospectus.

Events of Default Remedies

After an event of default and acceleration of a series or class of notes, funds on deposit in the applicable issuing entity trust accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, Available Principal Amounts and Finance Charge Amounts allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes.

If an event of default of a series or class of notes occurs and that series or class of notes is accelerated, the indenture trustee may, and at the direction of the majority of the noteholders of the affected series will, direct the master trust to sell credit card receivables. However, this sale of receivables may occur only:

•	if the conditions specified in “The Indenture — Events of Default” in this prospectus are satisfied; or

•	on the legal maturity date of those notes.

The holders of the accelerated notes will be paid their allocable share of the proceeds of a sale of credit card receivables. Upon the sale of the receivables, the nominal liquidation amount of those accelerated notes will be reduced to zero. See “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus.

Security for the Notes

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series of notes is entitled to the benefits of only that portion of the assets allocated to it under the indenture and the indenture supplement.

Each series of notes is also secured by:

•	a security interest in any applicable supplemental account; and

•	a security interest in any derivative agreement for that series.

Limited Recourse to the Issuing Entity

The sole source of payment for principal of or interest on a series of notes is provided by:

•	the portion of collections of Principal Receivables and Finance Charge Receivables received by the issuing entity under the collateral certificate and available to that series of notes after giving effect to all allocations and reallocations; and

•	funds in the applicable issuing entity trust accounts for that series of notes.

Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

If there is a sale of credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, each as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus, following such sale those noteholders have recourse only to the proceeds of that sale, investment earnings on those proceeds and any funds previously deposited in any applicable issuing entity trust account for such noteholders.

Registration, Clearance and Settlement

The notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will only be entitled to receive a definitive note under limited circumstances. Owners of notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes — Book-Entry Notes” in this prospectus.

Credit Enhancement

Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors in each class of notes that has credit enhancement.

Credit enhancement for the notes of any class may take the form of one or more of the following:

• subordination • insurance policy • derivative agreement • cash collateral guaranty or account	• letter of credit • surety bond • spread account • reserve account

The type, characteristics and amount of any credit enhancement will be:

•	based on several factors, including the characteristics of the receivables and accounts at the time a series of notes is issued, and

•	established based on the requirements of each rating agency rating one or more classes of the notes of that series.

See “Credit Enhancement” in this prospectus.

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuing entity will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

Note Ratings

Any note offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. See “Risk Factors — If the Ratings of the Notes are Lowered or Withdrawn, their Market Value could Decrease” in this prospectus.

ERISA Eligibility

The indenture permits benefit plans to purchase notes of every class offered pursuant to this prospectus and a related prospectus supplement. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code. See “Benefit Plan Investors” in this prospectus.

Denominations

Unless otherwise indicated in the accompanying prospectus supplement, the notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Risk Factors

The risk factors disclosed in this section and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

It May Not Be Possible to Find an Investor to Purchase Your Notes

The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

Moreover, recent and continuing events in the financial markets, including problems related to subprime mortgages and other financial assets, increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities, may adversely affect the liquidity and/or reduce the market price of your notes.

Issuance of Additional Notes or Master Trust Investor Certificates May Affect the Timing of Payments

The issuing entity expects to issue notes from time to time, and the master trust may issue new investor certificates from time to time. New notes and master trust investor certificates may be issued without notice to existing noteholders, and without their consent, and may have different terms from outstanding notes and investor certificates. For a description of the conditions that must be met before the master trust can issue new investor certificates or the issuing entity can issue new notes, see “The Master Trust — New Issuances of Investor Certificates” and “Description of the Notes — Issuances of New Series of Notes” in this prospectus.

The issuance of new notes or master trust investor certificates could adversely affect the timing and amount of payments on outstanding notes. For example, when new notes or investor certificates are issued, the voting rights of your notes will be diluted. See “— You May Have Limited or No Ability to Control Actions Under the Indenture and the Pooling and Servicing Agreement. This May Result in, among Other Things, Payment of Principal Being Accelerated When It Is in Your Interest to Receive Payment of Principal on the Scheduled Principal Payment Date, or It May Result in Payment of Principal Not Being Accelerated When It Is in Your Interest to Receive Early Payment of Principal” below.

Addition of Credit Card Accounts to the Master Trust and Attrition of Credit Card Accounts and Receivables from the Master Trust May Decrease the Credit Quality of the Assets Securing the Repayment of Your Notes

The assets of the master trust, and therefore the assets allocable to the collateral certificate held by the issuing entity, change every day. The bank may choose, or may be required, to transfer additional receivables to the master trust. The accounts from which those additional receivables arise may have different terms and conditions than accounts whose receivables are already included in the master trust. There are many reasons which could cause these differences, including the fact that the additional accounts were originated at a different date, may be acquired from an institution which used different underwriting standards or procedures, or may have higher or lower fees or interest rates, or different payment patterns. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the master trust. If the credit quality or the performance of the receivables transferred to the master trust were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.

In addition, the pooling and servicing agreement allows the depositor to add participation interests in other assets to the master trust. The addition of these participation interests and of additional accounts will be subject to the satisfaction of conditions described in this prospectus under “The Master Trust — Addition of Master Trust Assets” in this prospectus.

The Bank May Not Be Able to Generate New Receivables or Designate New Credit Card Accounts to the Master Trust When Required by the Pooling and Servicing Agreement, Which Could Cause an Acceleration of or Reduction in Payments on Your Notes

The issuing entity’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by the bank. The bank may be prevented from generating sufficient new receivables or designating new credit card accounts to add to the master trust, due to regulatory restrictions or for other reasons. We do not guarantee that new credit card accounts or receivables will be created, that any credit card account or receivable created will be eligible for inclusion in the master trust, that they will be added to the master trust, or that credit card receivables will be repaid at a particular time or with a particular pattern.

The pooling and servicing agreement provides that the bank must add additional credit card receivables to the master trust if the total amount of Principal Receivables in the master trust falls below specified percentages of the total Invested Amounts of investor certificates in the master trust. There is no guarantee that the bank will have enough receivables to add to the master trust. If the bank does not make an addition of receivables within five Business Days after the date it is required to do so, a Pay Out Event will occur with respect to the collateral certificate. This would constitute an early redemption event and could result in an early payment of your notes. See “The Master Trust — Addition of Master Trust Assets,” “— Pay Out Events” and “The Indenture — Early Redemption Events” in this prospectus.

If the Bank Breaches Representations and Warranties Relating to the Receivables, Payments on Your Notes May Be Reduced

The bank, as seller of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the master trust portfolio, and as to the perfection and priority of the master trust trustee’s interests in the receivables. However, the master trust trustee will not make any examination of the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of the bank may claim rights to the master trust assets. If a representation or warranty is violated, the bank may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “The Master Trust — Representations and Warranties” in this prospectus, the bank must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price.

See “The Master Trust — Representations and Warranties” in this prospectus.

Some Interests Could Have Priority over the Master Trust Trustee’s Interest in the Receivables or the Indenture Trustee’s Interest in the Collateral Certificate, Which Could Cause Delayed or Reduced Payments to You

Representations and warranties are made that the master trust trustee has a perfected interest in the receivables and that the indenture trustee has a perfected interest in the collateral certificate. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

The transaction documents permit liens for municipal or other local taxes to have priority over the master trust trustee’s perfected interest in the receivables. If any of these tax liens were to arise, you could suffer a loss on your investment.

If a conservator, a receiver, or a bankruptcy trustee were appointed for the bank, the master trust, or the issuing entity, and if the administrative expenses of the conservator, the receiver, or the bankruptcy trustee were found to relate to the receivables, the collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust trustee or the indenture trustee receives any payments, which could result in losses on your investment.

The Master Trust Trustee and the Indenture Trustee May Not Have a Perfected Interest in Collections Commingled by the Servicer with Its Own Funds or in Interchange Commingled by the Seller with Its Own Funds, Which Could Cause Delayed or Reduced Payments to You

The servicer is obligated to deposit collections into the master trust collection account no later than the second Business Day after the date of processing for those collections. If conditions specified in the transaction documents are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following transfer date. In addition, the seller always is permitted to make only a single transfer of all interchange received during a monthly period on the following transfer date. See “The Master Trust — Application of Collections” and “The Bank’s Credit Card Activities — Interchange” in this prospectus.

All collections that the servicer is permitted to hold are commingled with its other funds and used for its own benefit. Similarly, all interchange that the seller receives prior to the related transfer date is commingled with its other funds and used for its own benefit. The master trust trustee and the indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer or the seller were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations under the transaction documents.

The Conservatorship, Receivership, Bankruptcy, or Insolvency of the Bank, the Master Trust, the Issuing Entity, or Any of Their Affiliates Could Result in Accelerated, Delayed, or Reduced Payments to You

The bank is a national banking association, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC). If certain events were to occur relating to the bank’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.

The bank treats both its transfer of the receivables to the master trust trustee and its transfer of the collateral certificate to the issuing entity as sales for accounting purposes. Arguments may be made, however, that any of these transfers constitutes only the grant of a security interest under applicable law.

Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables and the collateral certificate if:

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The transfers by the bank of the receivables and the collateral certificate are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank’s transfer of the receivables or the collateral certificate. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank’s transfer of the receivables or the collateral certificate, distributions to you could be adversely affected if the bank entered conservatorship or receivership.

For instance, the FDIC may argue that a statutory injunction automatically prevents the master trust trustee, the indenture trustee, and the noteholders from exercising their rights, remedies, and interests for up to 90 days. The FDIC also may be able to obtain a stay of any action to enforce the transaction documents, the collateral certificate, or the notes. Further, the FDIC may require that its claims process be followed before payments on the receivables or the collateral certificate are released. The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•	authorize the bank to assign or to stop performing its obligations under the transaction documents, including its obligations to service the receivables, to make payments or deposits, or to provide administrative services for the issuing entity;

•	prevent the appointment of a successor servicer or the appointment of a successor provider of administrative services for the issuing entity;

•	alter the terms on which the bank continues to service the receivables, to provide administrative services for the issuing entity, or to perform its other obligations under the transaction documents, including the amount or the priority of the fees paid to the bank;

•	prevent or limit the commencement of an early redemption of the notes, or instead do the opposite and require the early redemption to commence;

•	prevent or limit the early liquidation of the receivables or the collateral certificate and the termination of the master trust or the issuing entity, or instead do the opposite and require those to occur; or

•	prevent or limit continued transfers of receivables or continued distributions on the collateral certificate, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be accelerated, delayed, or reduced. In addition, these events could result in other parties to the transaction documents being excused from performing their obligations, which could cause further losses on your investment. Distributions to you also could be adversely affected if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed and owned by that national bank in connection with a securitization of credit card receivables. If the bank were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to the master trust or the issuing entity. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the master trust trustee, the indenture trustee, or the noteholders under any transaction document, losses to you could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the collateral certificate, or the other assets of the master trust or the issuing entity on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

The master trust and the issuing entity have been established so as to minimize the risk that either of them would become insolvent or enter bankruptcy. Still, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the master trust or the issuing entity were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if the master trust or the issuing entity were to enter bankruptcy, the other and its assets (including the receivables or the collateral certificate) would be treated as part of the bankruptcy estate.

Regardless of any decision made by the FDIC or any ruling made by a court, moreover, the mere fact that the bank, the master trust, the issuing entity, or any of their affiliates has become insolvent or has entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the collateral certificate and on the liquidity and the value of the notes.

There also may be other possible effects of a conservatorship, receivership, bankruptcy, or insolvency of the bank, the master trust, the issuing entity, or any of their affiliates that could result in delays or reductions in payments to you.

Payments to you could be adversely affected as well by the conservatorship, receivership, bankruptcy, or insolvency of providers of credit enhancement, derivative counterparties, subservicers, or other parties to these transactions.

Regulatory Action Could Result in Losses or Delays in Payment

The bank is regulated and supervised by the Office of the Comptroller of the Currency (OCC) and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement over the bank and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under the transaction documents constituted an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that regulatory authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action considered appropriate by that authority. In addition, the bank or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you likely would have no recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be accelerated, delayed, or reduced.

In one case, the OCC issued a cease and desist order against a national banking association that was found to have been servicing credit card receivables on terms that were inconsistent with safe and sound banking practices. That order required the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (despite the priority of payments in the securitization documents and the perfected security interest of the related trust in those funds), and to increase its servicing fee percentage above that specified in the securitization documents. The bank has no reason to believe that its servicing arrangements are contrary to safe and sound banking practices or otherwise violate any law, regulation, written condition, or agreement applicable to the bank or its affiliates. If a regulatory authority were to conclude otherwise, however, you could suffer a loss on your investment.

Changes to Consumer Protection Laws May Impede Collection Efforts or Reduce Collections

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer of the master trust to collect payments on the receivables or that reduce the finance charges and other fees that the bank as seller to the master trust can charge on credit card account balances. For example, the Federal Reserve Board, the Office of Thrift Supervision and the National Credit Union Association have proposed regulations that could limit the ability of credit card issuers to increase credit card interest rates, charge certain fees or engage in certain other practices. If the bank were required to reduce its finance charges and other fees due to these regulations or other changes in consumer protection laws, the effective yield on the credit card accounts in the master trust could decrease, which could lead to an early redemption event and could result in an acceleration of payment or reduced payments on your notes. See “Consumer Protection Laws” in this prospectus.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources. See “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Proposed changes to accounting standards could have a significant impact on the issuing entity, the master trust or the bank.

Under current accounting standards — specifically, Statement of Financial Accounting Standards No. 140 (FAS 140) and FASB Interpretation No. 46(R) (FIN 46(R)) — the receivables are treated as sold to the master trust, and the assets and liabilities of the master trust and the issuing entity are not consolidated on the balance sheet of the bank or any of its affiliates. One consequence of this accounting treatment is that neither the bank nor any of its affiliates are required to include the receivables as assets when calculating their minimum capital ratios or allowances for loan and lease losses.

Recently, the Financial Accounting Standards Board (FASB) has been considering substantial revisions to FAS 140 and FIN 46(R) that, if adopted, could result in all or some portion of the receivables being consolidated on the balance sheet of the bank or its affiliates. It is not clear, however, whether amendments ultimately will be adopted by the FASB, what form they will take and how they will be implemented if adopted, how regulatory authorities will respond, or how the issuing entity, the master trust or the bank may be affected. Still, no assurance can be given that these amendments would not have a significant impact on the issuing entity, the master trust or the bank — including on the level of receivables held in the master trust, the servicing of those receivables, or the amount of notes issued in the future.

If the Ratings of the Notes are Lowered or Withdrawn, their Market Value could Decrease

The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. See “The Indenture — Early Redemption Events” and “— Events of Default” in this prospectus.

The ratings of the notes are not a recommendation to buy, hold or sell the notes. The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the notes could decrease if the ratings are lowered or withdrawn.

Payment Patterns of Cardholders May Not be Consistent over Time and Variations in these Payment Patterns May Result in Reduced Payment of Principal, or Receipt of Payment of Principal Earlier or Later than Expected

Collections of Principal Receivables available to pay your notes on any principal payment date or to make deposits into an issuing entity trust account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the master trust; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, political, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders’ actions. Competitive factors include not only attractive terms and conditions offered by other credit card lenders, but also the attractiveness of other consumer lending products, such as mortgages and home equity loans. Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy. In addition, acts of terrorism and natural disasters in the United States and the political and military response to any such events may have an adverse effect on general economic conditions, consumer confidence and general market liquidity.

We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the notes.

The Note Interest Rate and the Receivables Interest Rate May Reset at Different Times or Fluctuate Differently, Resulting in Reduced Payments to You

Some credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the credit card accounts declines, collections of Finance Charge Receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of Finance Charge Receivables. This could result in delayed or reduced principal and interest payments to you.

You Will Not Be Recognized as the Owner of Notes on the Records of the Indenture Trustee and Will Not Be Able to Exercise Rights Directly as a Noteholder

If so stated in the accompanying prospectus supplement, the notes of the series initially will be represented by one or more notes registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the note owners or their nominees. Unless note owners are the registered holders, such owners of that series will not be recognized by the indenture trustee as noteholders, as that term is used in the governing documents. As a result you will only be able to exercise the rights of noteholders indirectly through DTC, Clearstream or Euroclear and their participating organizations. See “Description of the Notes — Book-Entry Notes” in this prospectus.

Competition in the Credit Card and Consumer Lending Industry Could Lead to a Decline in Ability to Generate New Receivables and May Result in Early Payment of Your Notes

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Additionally, the acceptance and use of other consumer loan products, such as mortgage and home equity products, for consumer spending has increased significantly in recent years. The bank’s ability to compete in this environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the bank generates new receivables declines significantly, the bank might be unable to transfer additional receivables or designate additional credit card accounts to the master trust and a Pay Out Event could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the bank generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

The Bank May Change the Terms of the Accounts in a Way That Reduces or Slows Collections

The bank transfers the receivables to the master trust but continues to own the credit card accounts. As owner of the credit card accounts, the bank retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment). An early redemption event could occur if the bank reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted. In addition, changes in the credit card account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

The bank will not reduce the interest rate it charges on the receivables or other fees if that action would cause a master trust Pay Out Event or cause an early redemption event with respect to the notes unless the bank is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

The bank will not change the terms of the credit card accounts or its servicing practices (including changes to the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless the bank reasonably believes a master trust Pay Out Event would not occur for any master trust series of investor certificates and an early redemption event would not occur with respect to any series of notes and takes the same action on other substantially similar credit card accounts, to the extent permitted by those credit card accounts.

For a discussion of early redemption events, see the accompanying prospectus supplement and “The Indenture — Early Redemption Events” in this prospectus.

The bank has no restrictions on its ability to change the terms of the credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the bank to change credit card account terms.

Subordinated Classes Bear Additional Risks

Where one or more classes in a series are subordinated, principal payments on the subordinated class or classes generally will not begin until the senior class or classes are repaid. Additionally, if collections of Finance Charge Receivables allocated to a series are insufficient to cover amounts due for that series’ senior notes, the Invested Amount for the subordinated notes might be reduced. This would reduce the amount of the collections of Finance Charge Receivables available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior noteholders and any remaining net proceeds would be paid to the subordinated noteholders.

The Bank May Transfer Its Obligations to Another Entity

The bank may, subject to certain conditions, transfer its respective interests and obligations with respect to the master trust and under the pooling and servicing agreement to an assuming entity that is not affiliated with the bank without obtaining noteholder or master trust investor certificateholder consent to the transfer. See “The Master Trust — Assumption of the Bank’s Obligations” in this prospectus.

Allocations of Defaulted Receivables and Reallocation of Available Principal Amounts Could Result in a Reduction in Payment on Your Notes

The bank, as servicer, will write-off the Principal Receivables arising in credit card accounts in the Master Trust Portfolio if the Principal Receivables become uncollectible as determined under the bank’s policies and procedures. Your notes will be allocated a portion of these Defaulted Receivables. In addition, Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee. You may not receive full repayment of your notes and full payment of interest due if (i) the nominal liquidation amount of your notes has been reduced by charge-offs resulting from uncovered default amounts on Principal Receivables in the master trust or as the result of reallocations of Available Principal Amounts to pay interest and a portion of the master trust servicing fee, and (ii) those amounts have not been reimbursed from Finance Charge Amounts. For a discussion of nominal liquidation amount, see “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” in this prospectus.

You May Not Be Able to Reinvest Any Early Redemption Proceeds in a Comparable Security

If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

You May Have Limited or No Ability to Control Actions under the Indenture and the Pooling and Servicing Agreement. This May Result in, among Other Things, Payment of Principal Being Accelerated When It Is in Your Interest to Receive Payment of Principal on the Scheduled Principal Payment Date, or It May Result in Payment of Principal Not Being Accelerated When It Is in Your Interest to Receive Early Payment of Principal

Under the indenture, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series or all the notes. These actions include consenting to amendments relating to the collateral certificate. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most classes of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The collateral certificate is an investor certificate under the pooling and servicing agreement, and noteholders have indirect consent rights under the pooling and servicing agreement. See “The Indenture — Voting” in this prospectus. Under the pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the pooling and servicing agreement. While there are currently no series of investor certificates outstanding other than the collateral certificate, other series of investor certificates may be issued by the master trust in the future without the consent of noteholders. See “Transaction Parties — National City Credit Card Master Trust.” If other series of investor certificates are issued by the master trust, noteholders may need the concurrence of the holders of the other investor certificates to cause any actions to be taken. If new series of investor certificates are issued, the holders of investor certificates — other than the collateral certificate — may have the ability to determine generally whether and to what extent actions are taken regarding the master trust. As a result, the noteholders, in exercising their voting powers under the collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause actions to be taken.

If an Event of Default Occurs, Your Remedy Options May Be Limited and You May Not Receive Full Payment of Principal and Accrued Interest

Your remedies may be limited if an event of default under your series of notes occurs. After an event of default affecting your series of notes and an acceleration of your notes, any funds in an issuing entity trust account with respect to that series of notes will be applied to pay principal of and interest on those notes. Then, in each following month, Available Principal Amounts and Finance Charge Amounts will be deposited into the applicable issuing entity trust account, and applied to make monthly principal and interest payments on those notes until the legal maturity date of those notes.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by the master trust only under the limited circumstances as described in “The Indenture — Events of Default” and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus.

Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

Transaction Parties

National City Credit Card Master Note Trust

The notes will be issued by National City Credit Card Master Note Trust (referred to as the issuing entity). The issuing entity’s principal offices will be at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee. Its telephone number is (302) 636-1000.

The issuing entity’s activities will be limited to:

•	acquiring and holding the collateral certificate and the other assets of the issuing entity and the proceeds from these assets and granting a security interest in these assets;

•	issuing the notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes which are not contrary to maintaining the status of the issuing entity as a “qualifying special purpose entity” under applicable accounting literature.

The assets of the issuing entity will consist primarily of:

•	the collateral certificate; and

•	funds on deposit in the issuing entity trust accounts.

National City Credit Card Master Note Trust was created on July 13, 2005. The issuing entity was initially capitalized by a $1 contribution from the beneficiary. It is not expected that the issuing entity will have any other significant assets or means of capitalization. The fiscal year for the issuing entity will end on December 31 of each year.

UCC financing statements will be filed to perfect the ownership or security interests of the issuing entity and the indenture trustee described in this prospectus and the accompanying prospectus supplement. See “Risk Factors” in this prospectus for a discussion of risks associated with the issuing entity and the assets of the issuing entity, and see “The Indenture — Issuing Entity Covenants” and “The Master Trust — Representations and Warranties” in this prospectus for a discussion of covenants regarding the perfection of security interests.

The issuing entity will operate pursuant to a trust agreement between the bank and Wilmington Trust Company, the owner trustee. The issuing entity will not have any officers or directors. Currently, its sole beneficiary will be the bank. The powers and duties of the owner trustee are ministerial only. The bank will also be the administrator of the issuing entity and will generally direct the owner trustee in the management of the issuing entity and its assets.

The bank and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the purposes and powers of the issuing entity, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, if holders of not less than (a) in the case of a significant change in the purpose and powers of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, the trust agreement may also be amended for the purpose of (i) adding, changing or eliminating any provisions of the trust agreement or of modifying the rights of those noteholders or (ii) significantly changing the purposes and powers of the issuing entity.

In addition, a noteholder will not have any right to consent to any amendment to the trust agreement providing for a change in the beneficiary or other related amendments in connection with replacing the bank, as seller under the pooling and servicing agreement, with a bankruptcy-remote special purpose entity.

See “The Indenture — Tax Opinions for Amendments” in this prospectus for additional conditions to amending the trust agreement.

National City Credit Card Master Trust

The notes are secured by a beneficial interest in a pool of receivables that arise under revolving credit card accounts owned by the bank and designated by the bank to National City Credit Card Master Trust (referred to as the master trust). National City Credit Card Master Trust was formed, in accordance with the laws of the State of New York, pursuant to a pooling and servicing agreement dated as of June 1, 1995. The pooling and servicing agreement was amended and restated as of July 1, 2000, was further amended by an amendment dated May 24, 2001, an amendment dated as of August 3, 2005 (whereby the governing law was changed to Delaware), and under certain conditions, may be further amended or supplemented from time to time. See “The Master Trust — Amendments” in this prospectus. The pooling and servicing agreement is between National City Bank, the bank, as seller and servicer, and BNYM (Delaware), as trustee. The pooling and servicing agreement, as originally executed, was between First of America Bank — Michigan, N.A., as seller and servicer, First of America Bank — Illinois, N.A., as seller, and The Bank of New York, as trustee. First of America Bank — Michigan, N.A., was succeeded, as described in this prospectus, as seller and servicer on September 1, 1998 by the bank and First of America Bank — Illinois, N.A. was succeeded, as described in this prospectus, as seller on September 1, 1998 by the bank. The pooling and servicing agreement, as amended and restated, and any series supplement are sometimes together referenced to as the pooling and servicing agreement.

The master trust will only engage in the following business activities:

•	acquiring and holding master trust assets;

•	issuing series of investor certificates and other interests in the master trust;

•	making payments on the investor certificates and other interests; and

•	engaging in related activities (including, with respect to any series of investor certificates, obtaining any enhancement and entering into an enhancement agreement relating thereto).

As a consequence, the master trust is not expected to have any need for additional capital resources other than the assets of the master trust.

The master trust issued under a series supplement to the pooling and servicing agreement a collateral certificate to the bank that represents a beneficial interest in the receivables in the master trust. The bank transferred this collateral certificate to the issuing entity under a trust agreement between the bank, as transferor and beneficiary, and the issuing entity. The collateral certificate secures the notes issued by the issuing entity.

The master trust may also, from time to time, issue other series of asset backed investor certificates. Each series of investor certificates is issued pursuant to the terms of a series supplement to the pooling and servicing agreement. See the accompanying prospectus supplement for a list of outstanding series of investor certificates issued by the master trust.

     The Master Trust Transfer

The master trust was created in 1995 and from this formation until July 1, 2000 was known as First of America Credit Card Master Trust. First of America Bank — Michigan, N.A., was a seller and the servicer and First of America Bank — Illinois, N.A. was a seller under the original pooling and servicing agreement dated June 1, 1995. On September 1, 1998, First of America Bank — Michigan, N.A. and First of America Bank — Illinois, N.A. transferred to the bank certain assets and liabilities relating to their respective credit card businesses including their credit card accounts and the assets and liabilities of First of America Bank — Michigan, N.A. and First of America Bank — Illinois, N.A. relating to the master trust.

     Assumption Agreement and Amendments to the Pooling and Servicing Agreement

Under the terms of an assumption agreement and amendment to the pooling and servicing agreement dated as of September 1, 1998, the bank accepted and assumed all of First of America Bank — Michigan, N.A.’s and First of America Bank — Illinois, N.A.’s liabilities under and assumed and agreed to perform each and every covenant and obligation of the seller and the servicer contained in the pooling and servicing agreement and the related series supplements. Pursuant to the assumption agreement and amendment, the Seller Interest was assigned and assumed by the bank.

In addition, under the assumption agreement and amendment, ownership of the accounts was transferred to the bank, and the bank sold, transferred, assigned, set over and otherwise conveyed to the master trust trustee on behalf of the master trust, for the benefit of the investor certificateholders, all of the bank’s right, title and interest in and to the receivables in the accounts. The bank has also granted to the master trust trustee on behalf of the master trust for the benefit of the investor certificateholders, a first priority perfected security interest in all of the bank’s right, title and interest in and to the receivables in the accounts.

Under the terms of the pooling and servicing agreement, as amended and restated as of July 1, 2000, the bank changed the name of the master trust from First of America Credit Card Master Trust to National City Credit Card Master Trust.

Pursuant to the assumption agreement and amendments described above:

•	First of America Bank — Michigan, N.A. was released as a seller and as servicer and has no further obligations or liabilities under the pooling and servicing agreement or the series supplements;

•	First of America Bank — Illinois, N.A. was released as a seller and has no further obligations or liabilities under the pooling and servicing agreement or the series supplements;

•	the bank became the sole seller and servicer; and

•	the name of the master trust became National City Credit Card Master Trust.

National City Bank and National City Corporation

The bank is a national banking association organized under the laws of the United States with its main office in Cleveland, Ohio, and is a wholly-owned subsidiary of National City Corporation. The bank engages in a wide variety of financial services including commercial and retail banking, consumer finance, trust and investment management, leasing, public finance, and small business and community investment, through branch offices located throughout its nine-state footprint.

The bank is the holder of the Seller Interest in the master trust and the beneficiary of the issuing entity. As of December 31, 2007, the average balance of the bank’s portfolio of credit card receivables had grown by approximately 13% since 2003. For a description of the bank’s credit card portfolio, see “Annex I — The Bank Portfolio” in the prospectus supplement. The bank has transferred, and may continue to transfer, credit card receivables to the master trust in accordance with the terms of the pooling and servicing agreement. The bank is responsible for servicing, managing and making collections on the credit card receivables in the master trust. See “The Master Trust — Collection and Other Servicing Procedures” in this prospectus. In addition, see “The Bank’s Credit Card Activities” in this prospectus for a description of the bank’s general policies and procedures for its credit card portfolio. The bank (through its predecessors) has been the servicer for the master trust and has been servicing the credit card receivables in the master trust since its inception on June 1, 1995.

National City Corporation (the “Corporation”) is a financial holding company organized under the laws of the State of Delaware with its headquarters in Cleveland, Ohio. The Corporation operates through an extensive banking network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin, and serves customers in selected markets nationally. The Corporation’s core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management.

The bank has been securitizing credit card receivables since 1995. In connection with these prior credit card securitizations, the sponsor (or its affiliates) has been responsible for the selection of pool assets. While the sponsor is also expected to be responsible for the selection of pool assets in the future, future selection criteria may vary from that used previously. In addition to sponsoring the securitization of the consumer credit card receivables in the master trust, the bank or its affiliates has sponsored or is the sponsor to other trusts securitizing automobile receivables, mortgage assets, and auto leasing receivables.

The bank originates and services various consumer and commercial asset classes including home equity lines of credit, second lien home equity loans, auto loans, marine loans, recreational vehicle loans, commercial and industrial loans and investment real estate loans. Additionally, the bank acts as sponsor and servicer for the securitizations of several of the assets described above.

The principal executive offices of the bank and the Corporation are located at 1900 East Ninth Street, Cleveland, Ohio 44114-3484, and the telephone number is 216-222-2000.

Industry Developments

The bank issues credit cards on MasterCard’s and Visa’s networks. MasterCard and Visa are facing significant litigation and increased competition. In 2003, MasterCard and Visa settled a suit by Wal-Mart and other merchants who claimed that MasterCard and Visa unlawfully tied acceptance of debit cards to acceptance of credit cards. Under the settlement MasterCard and Visa are required to, among other things, allow merchants to accept MasterCard or Visa branded credit cards without accepting their debit cards (and vice versa), reduce the prices charged to merchants for off-line signature debit transactions for a period of time, and pay amounts totaling $3.05 billion into a settlement fund. MasterCard and Visa are also parties to suits in various state courts mirroring the allegations brought by Wal-Mart and the other merchants.

In October 2004, the United States Supreme Court let stand a federal court decision in a suit brought by the U.S. Department of Justice, in which MasterCard and Visa rules prohibiting banks that issue cards on MasterCard and Visa networks from issuing cards on other networks (the “association rules”) were found to have violated federal antitrust laws. This decision effectively permits banks that issue cards on Visa’s or MasterCard’s networks, such as the bank, to issue cards on competitor networks. Discover and American Express have initiated separate civil lawsuits against MasterCard and Visa claiming substantial damages stemming from the association rules. MasterCard and Visa are also parties to suits alleging that MasterCard’s and Visa’s currency conversion practices are unlawful.

The costs associated with these and other matters could cause MasterCard and Visa to invest less in their networks and marketing efforts and could adversely affect the interchange paid to their member banks, including the bank.

Litigation and Proceedings

The bank and its affiliates are involved in a number of legal proceedings arising from the conduct of their business activities. Reserves are established for legal claims when losses associated with the claims are judged to be probable, and the loss can be reasonably estimated. In many lawsuits and arbitrations, including class action lawsuits, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the case is close to resolution, in which case a reserve will not be recognized until that time.

Beginning on June 22, 2005, a series of antitrust class action lawsuits were filed against Visa, MasterCard and several major financial institutions, including eight cases naming the Corporation and its subsidiary, National City Bank of Kentucky, since merged into the bank. The plaintiffs, merchants operating commercial businesses throughout the U.S. and trade associations, claim that the interchange fees charged by card-issuing banks are unreasonable and seek injunctive relief and unspecified damages. The cases have been consolidated for pretrial proceedings in the United States District Court for the Eastern District of New York. On July 1, 2007, the Corporation and the bank entered into a Judgment Sharing Agreement with respect to this litigation. This litigation is also subject to the Visa USA bylaws and a Loss Sharing Agreement, which became effective on October 3, 2007 and obligates the Corporation to indemnify Visa for potential future settlement of certain litigation. The Corporation’s indemnification obligation is limited to its 8% proportionate equity interest in Visa USA. During 2007, Visa announced that it had recognized liabilities for probable settlements for two of the covered suits. The Corporation accrued its proportionate share of these anticipated settlements and recognized a guarantee liability for the other covered suits. On September 7, 2007, the Magistrate Judge recommended to the District Court that all claims that predate January 1, 2004 should be dismissed. Given the preliminary stage of the remaining suits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss.

On March 31, 2006, the Corporation and the bank were served with a patent infringement lawsuit filed in the United States District Court for the Eastern District of Texas. The plaintiff, Data Treasury Corporation, claims that the Corporation, as well as over fifty other financial institutions or check processors, infringed on its patents involving check imaging, storage and transfer. The plaintiff seeks damages and injunctive relief. On January 6, 2006, the US Patent and Trademark Office (USPTO) ordered a re-examination of certain of the patents (the Ballard Patents) and the Court stayed the litigation as to those patents. Subsequently, the USPTO confirmed the patentability of all claims of the Ballard patents under re-examination and the Plaintiff has now indicated its intention to ask the court to lift the stay. On or about July 27, 2007, the USPTO granted re-examination of the other patents in suit (the Huntington Patents) and the Court stayed the litigation as to those patents. The stay on the Ballard Patents was lifted with a claim construction hearing scheduled for January 15, 2009. At this stage of this lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss.

On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by National City Mortgage Co., a subsidiary of the bank. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice’s Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. A tentative settlement in principle has been reached to resolve these issues with the various government agencies for approximately $6.1 million.

Based on information currently available, advice of counsel, available insurance coverage and established reserves, the bank believes that the eventual outcome of all proceedings involving or claims against the bank and its subsidiaries will not, individually or in the aggregate, have a material adverse effect on the bank’s consolidated financial position or results of operations. It is possible, however, that the ultimate resolution of these matters, if unfavorable, may be material to the results of operations for a particular period.

The Bank of New York

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes. Its principal corporate trust office is located at 101 Barclay Street, Floor 4 West, Attention: Corporate Trust Administration — Asset Backed Securities, New York, New York 10286. See “The Indenture — Indenture Trustee” in this prospectus for a description of the limited powers and duties of the indenture trustee.

The Bank of New York has and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables. The Bank of New York is subject to various legal proceedings that arise from time to time in the ordinary course of business. The Bank of New York does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

The Bank of New York has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, The Bank of New York has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the accompanying prospectus supplement.

The bank, the servicer, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York and its affiliates. Additionally, The Bank of New York is an affiliate of BNYM (Delaware), the master trust trustee.

Wilmington Trust Company

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity. Under the terms of the trust agreement, the powers and duties of the owner trustee are ministerial only. See “— National City Credit Card Master Note Trust” above.

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the accompanying prospectus supplement.

The bank, the servicer, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with Wilmington Trust Company and its affiliates.

BNYM (Delaware)

BNYM (Delaware), a Delaware banking corporation, formerly known as The Bank of New York (Delaware), is the master trust trustee under the pooling and servicing agreement for the master trust investor certificates. BNYM (Delaware) is an affiliate of The Bank of New York, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at White Clay Center, Route 273, Newark, Delaware 19711 Attention: Corporate Trust Administration. You may contact BNYM (Delaware) by calling (302) 283-8905. See “The Master Trust — Master Trust Trustee” in this prospectus for a description of the limited powers and duties of the master trust trustee.

BNYM (Delaware) has acted as trustee on numerous asset-backed transactions, including the structure of the transactions referred to herein. BNYM (Delaware) is subject to various legal proceedings that arise from time to time in the ordinary course of business. BNYM (Delaware) does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as trustee.

BNYM (Delaware) has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, BNYM (Delaware) has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus or the accompanying prospectus supplement.

The bank, the servicer, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with BNYM (Delaware) and its affiliates.

The Bank’s Credit Card Activities

General

The Bank Portfolio is serviced at offices located in Michigan and Ohio. The primary servicing center is located in Kalamazoo, Michigan, where collection, customer service, settlement and finance departments are housed. Additional services such as credit underwriting are done at the Columbus, Ohio location. First Data Resources, Inc. (referred to as FDR), a Delaware corporation, on behalf of the bank, performs certain credit card processing services, including transaction and authorization processing, statement and letter printing, card embossing, outbound mail handling and fraud prevention services.

New Accounts and Underwriting

Substantially all of the Bank Portfolio has been generated through branch take-ones, direct mailings and telemarketing. The bank’s underwriting approach for both pre-approved solicitations and non pre-approved applications uses computerized credit scoring systems. Additionally, variables such as outstanding debt and credit history are also considered. Furthermore, for non pre-approved applications, the bank reviews a credit report on each applicant issued by an independent credit reporting agency. For pre-approved solicitations, the bank identifies potential cardholders by supplying a list of credit criteria to a credit bureau, and the credit bureau generates a list of individuals who meet such criteria. When an individual who received a pre-approved solicitation accepts the offer, the bank generally obtains a credit report on such individual issued by an independent credit reporting agency, and the issuance of a credit card to such individual and the credit limit and terms of the account are subject to limited post-screening review by the bank.

In all instances, card features and credit limits are determined by the applicant’s creditworthiness and ability to pay.

Credit limits are adjusted from time to time based on the bank’s continuing evaluation of the cardholder’s repayment ability as evidenced by the cardholder’s repayment history and other factors. The bank may increase the credit limit at the cardholder’s request after completion of an evaluation comparable to that performed during the initial underwriting. The bank also performs an ongoing credit review of each account, which may result in closing the account.

The bank reviews credit losses on a monthly basis. From time to time, based on such review and other factors, the bank adjusts its underwriting standards appropriately.

Use of Credit Cards

Each cardholder is subject to an agreement with the bank governing the terms and conditions of the related MasterCard or VISA account. Under each such agreement, the bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that the bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions.

A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by the bank to draw against their MasterCard or VISA credit lines. Cardholders may draw against their credit lines with the bank by transferring balances owed to other creditors to their accounts with the bank. Balance transfers may be treated as either a purchase or a cash advance, depending on the specific terms applicable to the cardholder’s account.

Billing and Payments

The accounts in the Master Trust Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

Cardholders receive monthly billing statements summarizing the activity in their accounts. Currently, a cardholder must make a monthly minimum payment generally equal to the greater of 2.5% of the outstanding account balance (plus any amount past due) or $10 or 1% of the outstanding account balance plus finance charges plus fees. Balances of $10 or less must be paid in full. In addition to the minimum payment, a cardholder must pay any over limit amount (i.e. the amount by which the cardholder’s credit limit has been exceeded) by the statement due date. Other charges currently assessed by the bank include a late charge (generally between $25 and $39, assessed by the bank if it does not receive the required minimum payment on or before the last day of the billing cycle), a fee for exceeding the applicable credit limit (generally between $25 and $39) and a return check charge (generally between $25 and $39). The bank has reserved the right to assess cash advance fees (generally equal to 3% of the cash advance). Cardholders may also purchase credit life, unemployment and disability debt cancellation products covering their account. All fees, charges and debt cancellation fees assessed by the bank are automatically charged to the account and are included in the account balance.

Prior to October 2007, the bank used the two cycle billing method to calculate finance charges on existing accounts. Beginning in October 2007, the bank began using the one cycle billing method to calculate charges on all new accounts. All accounts opened prior to October 2007 will be converted to the one cycle billing method as of June 1, 2008. The one cycle billing method is as follows:

To calculate finance charges for purchases, the bank first takes the unpaid amount of purchases each day during the current billing cycle, which may include unpaid finance charges and fees from previous billing cycles. The bank then subtracts any payments or credits that apply to purchases. The bank then adds any new purchases, any new fees that apply to such purchases and any finance charges on the previous day’s purchase balance if such balance was not paid in full by the due date. This computation yields the daily balance of purchases. The bank then aggregates the daily balances of purchases for the billing cycle and divides the total by the number of days in such billing cycle. This computation produces the average daily balance of purchases. The total periodic charge on purchases for a billing cycle is calculated by multiplying the average daily balance of purchases for the current billing cycle by the total number of days in such billing cycle and multiplying the product by the applicable daily periodic rate of finance charge then in effect.

To calculate finance charges for cash advances, the bank first takes the unpaid amount of cash advances each day during the current billing cycle, which may include unpaid finance charges and fees from previous billing cycles. The bank then subtracts any payments or credits that apply to cash advances. The bank then adds any new cash advances, any new fees that apply to such cash advances and any finance charges on the previous day’s cash advance balance. This computation yields the daily balance of cash advances. The bank then aggregates the daily balances of cash advances for the billing cycle and divides the total by the number of days in such billing cycle. This computation produces the average daily balance of cash advances. The total periodic charge on cash advances for a billing cycle is calculated by multiplying the average daily balance of cash advances for the current billing cycle by the total number of days in such billing cycle and multiplying the product by the applicable daily periodic rate of finance charge then in effect.

Delinquencies

An account is contractually delinquent if the minimum payment indicated on the cardholder’s statement is not received by the payment due date. In addition, a late fee is assessed at the due date. Efforts to collect contractually delinquent credit card receivables are made by the bank’s default management personnel or the bank’s designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become from one to sixty days contractually delinquent depending on the risk associated with the cardholder as indicated by an adaptive control system. In the event that initial telephone contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. In certain situations, the bank may enter into arrangements with the cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collection managers and information is reported regularly to senior management of the bank. Accounts are generally charged off during the monthly reporting period in which they become 150 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder within the time frames adopted in the FFIEC Uniform Retail Credit Classification and Account Management Policy). At that time, they are generally referred to the internal recovery department or, in appropriate circumstances, to outside collection agencies.

The bank’s account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the bank’s business judgment, industry practice, applicable laws and regulations and other factors. These changes may affect the performance of the Master Trust Portfolio and the collectability of the receivables.

Renegotiated Loans and Re-Aged Accounts

The bank may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing their interest rate or providing any other concession in terms. In addition, accounts may be re-aged to remove existing delinquency. Generally, the intent of a re-age is to assist cardholders who have recently overcome temporary financial difficulties, and have demonstrated both the ability and willingness to resume regular payments, but may be unable to pay the entire past due amount. To qualify for re-aging, an account must have been open for at least one year and cannot have been re-aged more than one time during the previous twelve months. An account may not be re-aged more than two times in a five-year period. To qualify for re-aging, the cardholder must also have made three consecutive minimum monthly payments. In addition, the bank may re-age the account of a cardholder who is experiencing long-term financial difficulties and apply modified, concessionary terms and conditions to the account. Such additional re-ages are limited to one in a five year period and must meet the qualifications for re-ages described above. All re-age strategies are reviewed by a collections supervisor to ensure that each account meets the eligibility requirements to perform the re-age. Once an account has been selected for a re-age, a letter is sent to the cardholder informing such cardholder that his or her account was brought current and the cardholder is still responsible for future minimum payments. Re-ages may have the effect of delaying charge-offs. If charge-offs are delayed, certain events related to the performance of the receivables, such as Pay Out Events, events of default and early redemption events, may be delayed, resulting in the delay of principal payments to noteholders. See “Description of the Notes — Early Redemption of Notes,” “The Indenture — Early Redemption Events,” “— Events of Default,” “— Events of Default Remedies” and “The Master Trust — Pay Out Events” in this prospectus.

Interchange

Issuing banks participating in the VISA and MasterCard associations receive certain fees from VISA and MasterCard, called interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, interchange in connection with cardholder purchases for goods and services is passed from acquiring banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The seller may be required, as described in the accompanying prospectus supplement, to transfer to the master trust a percentage of the interchange attributed to cardholder charges for goods and services in the related accounts. If so required to be transferred, interchange arising under the related accounts will be allocated to the related certificates of any series in the manner provided in the accompanying prospectus supplement, and, unless otherwise provided in the accompanying prospectus supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments, including interest on the related series of notes, and, in some cases, to pay all or a portion of the servicing fee paid to the servicer.

Use of Proceeds

The net proceeds from the sale of each series of notes offered hereby will be paid to the bank. The bank will use these proceeds for its general corporate purposes.

Description of the Notes

The notes will be issued pursuant to the indenture and a related indenture supplement. The following discussion and the discussions under “The Indenture” in this prospectus and certain sections in the accompanying prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplements.

The notes will be issued in series. Each series will represent a contractual debt obligation of the issuing entity which shall be in addition to the debt obligations of the issuing entity represented by any other series of notes (which may include series offered pursuant to this prospectus). Each series will be issued pursuant to the indenture and an indenture supplement, copies of the forms of which are filed as exhibits to the registration statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions which may differ materially from the exhibits filed with the registration statement.

The following summaries describe certain provisions common to each series of notes.

General

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the Investor Default Amounts allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series.

The issuing entity may issue different tranches of notes of a class of notes in a multiple tranche series at the same time or at different times, but no senior tranche of notes of a class in a multiple tranche series may be issued unless a sufficient amount of subordinated notes (or other form of credit enhancement) of that series will be issued on that date or has previously been issued and is outstanding and available as subordination (or other credit enhancement) for such senior tranche of notes. Such credit enhancement will be further described in the related prospectus supplement.

The issuing entity will offer notes denominated in U.S. dollars.

Each series of notes will be secured by and paid from the assets of the issuing entity. The notes of each series will be allocated the Finance Charge Allocation Amount of all Finance Charge Amounts and Investor Default Amounts, will be allocated the Principal Allocation Amount of all Available Principal Amounts, and will be allocated its pro rata share of the servicing fee on the receivables. The method for calculating the Finance Charge Allocation Amount and the Principal Allocation Amount applicable during any period is described in the definitions thereof in the “Glossary of Defined Terms” in this prospectus, which definitions may be supplemented or modified in the related prospectus supplement. If the notes offered by this prospectus and the related prospectus supplement are in a series including more than one class, Finance Charge Amounts, Principal Amounts, the Investor Default Amounts and the servicing fee allocated to that series may be further allocated among each class in that series as described in the related prospectus supplement.

The notes of each series may share excess Available Principal Amounts with other series of notes. In addition, if so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of sharing excess Finance Charge Amounts.

The issuing entity will pay principal of and interest on a series or class of notes solely from the portion of Finance Charge Amounts and Available Principal Amounts which are allocable to that series or class after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any issuing entity trust accounts relating to that series or class. If those sources are not sufficient for payment of principal of or interest on that series or class, the noteholders will have no recourse to any other assets of the issuing entity, or any other person or entity for the payment of principal of or interest on that series or class of notes.

A note is not a deposit and neither the notes nor any underlying collateral certificate or receivables are insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Book-Entry Notes

The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described below under “— Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company (DTC) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system — such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee — or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own Securities Intermediary at the “bottom.”

The issuing entity, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The issuing entity, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “— Definitive Notes,” all references to “holders” of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity’s paying agent, The Bank of New York, at the office of the paying agent in New York, New York that the issuing entity designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuing entity is unable to find a qualified replacement for DTC;

•	the issuing entity, in its sole discretion, elects to terminate the book-entry system through DTC; or

•	any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuing entity will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuing entity will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued, and the issuing entity may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Interest

Interest will accrue on the notes from the relevant issuance date at the applicable note rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed or deposited with respect to noteholders on the dates described in the related prospectus supplement. Interest payments or deposits will be funded from Finance Charge Amounts allocated to the notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.

For each issuance of fixed rate notes, we will designate in the related prospectus supplement the fixed rate of interest at which interest will accrue on those notes. For each issuance of floating rate notes, we will designate in the related prospectus supplement the interest rate index or other formula on which the interest is based.

For floating rate notes, the interest rate index may be one of the following indices:

•	the average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other term to maturity;

•	the auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the interbank offered rate for U.S. dollar deposits in the London market calculated as of a date that will be specified in the accompanying prospectus supplement;

•	the average of secondary market interest rates on six-month negotiable certificates of deposit; or

•	the federal funds rate, as determined by the Federal Reserve Bank.

Each payment of interest on a note will include all interest accrued from the preceding interest payment date — or, for the first interest period, from the issuance date — through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. We refer to each period during which interest accrues as an “interest period.” Interest on a note will be due and payable on each interest payment date.

If interest on a note is not paid within 35 days after such interest is due, an event of default will occur with respect to that note. See “The Indenture — Events of Default” in this prospectus.

Principal

The timing of payment of principal of a note will be specified in the accompanying prospectus supplement.

Principal of a note may be paid later than its scheduled principal payment date if sufficient funds are not allocated from the master trust to the collateral certificate or are not allocable to the series or class of the note to be paid. It is not an event of default if the principal of a note is not paid on its scheduled principal payment date. However, if the principal amount of a note is not paid in full by its legal maturity date, an event of default will occur with respect to that note. See “The Indenture — Events of Default” in this prospectus.

Principal of a note may be paid earlier than its scheduled principal payment date if an early redemption event or an event of default and acceleration occurs. See “The Indenture — Early Redemption Events” and “— Events of Default” in this prospectus.

See “Risk Factors” in this prospectus and the accompanying prospectus supplement for a discussion of factors that may affect the timing of principal payments on the notes.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

Stated Principal Amount

The stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. It will be denominated in U.S. dollars.

Outstanding Dollar Principal Amount

For dollar notes, the outstanding dollar principal amount is the initial dollar principal amount (as set forth in the accompanying prospectus supplement) of the notes, less principal payments to the noteholders. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

In addition, a note may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a note is the outstanding dollar principal amount, less any funds on deposit in the principal funding account for that note. The Adjusted Outstanding Dollar Principal Amount of any note will decrease as a result of each deposit into the principal funding account for such note.

Nominal Liquidation Amount

The nominal liquidation amount of a note is a dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions — including reductions from reallocations of Available Principal Amounts, allocations of charge-offs for uncovered defaults allocable to the collateral certificate and deposits in a principal funding account for such note — and increases described below. The aggregate nominal liquidation amount of all of the outstanding notes of the issuing entity will always be equal to the Invested Amount of the collateral certificate, and the nominal liquidation amount of any particular note corresponds to the portion of the Invested Amount of the collateral certificate that would be allocated to that note if the master trust were liquidated.

The nominal liquidation amount of a note may be reduced as follows:

•	If Finance Charge Amounts allocable to a series of notes are insufficient to fund the portion of defaults on Principal Receivables in the master trust allocable to such series of notes (which will be allocated to each series of notes based on the Weighted Average Finance Charge Allocation Amount of all notes in such series) such uncovered defaults will result in a reduction of the nominal liquidation amount of such series. Within each series, unless otherwise specified in the related prospectus supplement, subordinated classes of notes will bear the risk of reduction in their nominal liquidation amount due to charge-offs resulting from uncovered defaults before senior classes of notes.

•	If Available Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, any shortfall in the payment of the master trust servicing fee or any other shortfall with respect to Finance Charge Amounts which Available Principal Amounts are reallocated to cover, the nominal liquidation amount of those subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Amounts will be applied to reduce the nominal liquidation amount of the subordinated classes of notes in that series in succession, beginning with the most subordinated classes.

•	The nominal liquidation amount of a note will be reduced by the amount on deposit in the principal funding account with respect to that note.

•	The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note.

•	Upon a sale of credit card receivables after the insolvency of the bank, an event of default and acceleration or on the legal maturity date of a note, the nominal liquidation amount of such note will be automatically reduced to zero. See “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus.

The nominal liquidation amount of a note can be increased if Finance Charge Amounts are available and they are applied to reimburse earlier reductions in the nominal liquidation amount from charge-offs for uncovered defaults on Principal Receivables in the master trust, or from reallocations of Available Principal Amounts from subordinated classes to pay shortfalls of Finance Charge Amounts. Within each series, the increases will be allocated first to the senior-most class with a deficiency in its nominal liquidation amount and then, in succession, to the subordinated classes with a deficiency in the nominal liquidation amount.

In most circumstances, the nominal liquidation amount of a note, together with any accumulated Available Principal Amounts held in a principal funding account, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the nominal liquidation amount as a result of reallocations of Available Principal Amounts from that note to pay interest on senior classes or the master trust servicing fee, or as a result of charge-offs for uncovered defaults on Principal Receivables in the master trust allocable to the collateral certificate, there will be a deficit in the nominal liquidation amount of that note. Unless that deficiency is reimbursed through the reinvestment of Finance Charge Amounts in the collateral certificate, the stated principal amount of that note will not be paid in full.

A subordinated note’s nominal liquidation amount represents the maximum amount of Available Principal Amounts that may be reallocated from such note to pay interest on senior notes or the master trust servicing fee of the same series and the maximum amount of charge-offs for uncovered defaults on the Principal Receivables in the master trust that may be allocated to such note. The nominal liquidation amount is also used to calculate the amount of Available Principal Amounts that can be allocated for payment of principal of a class of notes. This means that if the nominal liquidation amount of a class of notes has been reduced by charge-offs for uncovered defaults on Principal Receivables in the master trust or by reallocations of Available Principal Amounts to pay interest on senior notes or the master trust servicing fee, the holders of notes with the reduced nominal liquidation amount will receive less than the full stated principal amount of their notes because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes.

The nominal liquidation amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the principal funding account with respect to that note.

If a note held by the bank, the issuing entity or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Invested Amount of the collateral certificate.

The cumulative amount of reductions of the nominal liquidation amount of any class of notes due to the reallocation of Available Principal Amounts to pay Finance Charge Amounts shortfalls will be limited as described in the accompanying prospectus supplement.

Allocations of charge-offs for uncovered defaults on Principal Receivables in the master trust and reallocations of Available Principal Amounts to cover Finance Charge Amounts shortfalls reduce the nominal liquidation amount of outstanding notes only and do not affect notes that are issued after that time.

Final Payment of the Notes

Noteholders will not receive payment of principal in excess of the highest outstanding dollar principal amount of that series or class.

Following an event of default and acceleration or on the legal maturity date of a series of notes, credit card receivables in an aggregate amount not to exceed the nominal liquidation amount, plus any past due, accrued and additional interest, of the related series will be sold by the master trust. The proceeds of such sale will be applied to the extent available to pay the outstanding principal amount of, plus any accrued, past due and additional interest on, those notes on the date of the sale.

A series or class of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on those notes;

•	the date on which the outstanding dollar principal amount of the notes is reduced to zero and all accrued interest on those notes is paid in full; or

•	the legal maturity date of those notes, after giving effect to all deposits, allocations, reallocations, sale of credit card receivables and payments to be made on that date.

Subordination of Interest and Principal

Interest and principal payments on subordinated notes of a series may be subordinated as described in the accompanying prospectus supplement.

Available Principal Amounts may be reallocated to pay interest on senior notes of, or a portion of the master trust servicing fee allocated to, those notes. In addition, unless otherwise indicated in the accompanying prospectus supplement, subordinated notes bear the risk of reduction in their nominal liquidation amount due to charge-offs for uncovered defaults on Principal Receivables in the master trust before senior notes. See “— Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” above.

Early Redemption of Notes

Each series of notes will be subject to mandatory redemption on its scheduled principal payment date, which will generally be 24 months before its legal maturity date. In addition, if any other early redemption event occurs, the issuing entity will be required to redeem each series of the affected notes before the scheduled principal payment date of that series of notes. See “The Indenture — Early Redemption Events” in this prospectus for a description of the early redemption events and their consequences to noteholders.

Whenever the issuing entity redeems a series of notes, it will do so only to the extent of Finance Charge Amounts and Available Principal Amounts allocated to that series of notes. A noteholder will have no claim against the issuing entity if the issuing entity fails to make a required redemption of notes before the legal maturity date because no funds are available for that purpose. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

If so specified in the accompanying prospectus supplement, the servicer may direct the issuing entity to redeem the notes of any series before its scheduled principal payment date. The prospectus supplement will indicate at what times and under what conditions the issuing entity may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption. The issuing entity will give notice to holders of the affected notes before any optional redemption date.

Issuances of New Series of Notes

The issuing entity may issue new series of notes only if the conditions of issuance are met (or waived as described below). These conditions include:

•	First, on or before the third Business Day before a new issuance of notes, the issuing entity gives the indenture trustee and the rating agencies written notice of the issuance;

•	Second, on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each rating agency a certificate to the effect that:

—	the issuing entity reasonably believes that the new issuance will not at the time of its occurrence (i) cause an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture; and

—	the issuing entity shall have satisfied such other matters as the indenture trustee may reasonably request;

•	Third, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that all laws and requirements with respect to the execution and delivery by the issuing entity of the notes have been complied with, the issuing entity has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the issuing entity, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuing entity enforceable in accordance with their terms (subject to certain limitations and conditions), and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series outstanding subject to the terms of the indenture and each indenture supplement;

•	Fourth, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes, subject to customary qualifications, (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the master trust that were characterized as debt at the time of their issuance, (ii) following the new issuance, the master trust will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (iii) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by the master trust;

•	Fifth, the issuing entity delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes, subject to customary qualifications, (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of notes that were characterized as debt at the time of their issuance, (ii) following the new issuance, the issuing entity will not be treated as an association, or publicly traded partnership, taxable as a corporation, (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of such outstanding notes and (iv) except as provided in the related indenture supplement, following the new issuance of a series of notes, the newly issued series of notes will be properly characterized as debt;

•	Sixth, the issuing entity delivers to the indenture trustee an indenture supplement relating to the applicable series of notes;

•	Seventh, no Pay Out Event with respect to the collateral certificate has occurred or is continuing as of the date of the new issuance;

•	Eighth, each rating agency that has rated any outstanding notes has provided confirmation that the new issuance of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency; and

•	Ninth, any other conditions in the accompanying prospectus supplement are satisfied.

If the issuing entity obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then any of the conditions described above (other than the third, fourth, fifth and sixth conditions) may be eliminated or modified.

The issuing entity and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series to issue any additional series of notes.

In addition, there are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple tranche series, so long as the conditions described above are met, or eliminated or modified. As of the date of any additional issuance of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and nominal liquidation amount of that tranche will be increased to reflect the principal amount of the additional notes. The target deposits, if any, to the principal funding subaccount for that tranche will be increased proportionately to reflect the principal amount of the additional notes of that tranche.

When issued, the new series of notes will be equally and ratably entitled to the benefits of the indenture as the other outstanding series of notes without preference, priority or distinction.

Payments on Notes; Paying Agent

The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described above under “— Book-Entry Notes.”

The issuing entity, the indenture trustee and any agent of the issuing entity or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuing entity will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

The issuing entity will designate the corporate trust office of The Bank of New York in New York, New York as its paying agent for the notes of each series. The issuing entity will identify any other entities appointed to serve as paying agents on a series of notes in a supplement to this prospectus. The issuing entity may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuing entity will be required to maintain an office, agency or paying agent in each place of payment for a series of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuing entity. After funds are paid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Denominations

Unless otherwise indicated in the related prospectus supplement, the notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Governing Law

The laws of the State of New York will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “— Book-Entry Notes” above.

A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount, scheduled principal payment date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity will appoint The Bank of New York as the registrar for the notes. The issuing entity also may at any time designate additional transfer agents for any series of notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for a series of notes.

Sources of Funds to Pay the Notes

The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes will be the collateral certificate issued by the master trust to the issuing entity. The following discussion and certain discussions in the accompanying prospectus supplement summarize the material terms of the collateral certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the pooling and servicing agreement and the collateral certificate. For a description of the master trust and its assets, see “The Master Trust” in this prospectus. The collateral certificate is the only master trust investor certificate issued pursuant to Series 2005-CC supplement.

The collateral certificate represents an undivided interest in the assets of the master trust. The assets of the master trust consist primarily of credit card receivables arising in selected MasterCard and Visa revolving credit card accounts that have been transferred by the bank. The amount of credit card receivables in the master trust will fluctuate from day to day as new receivables are generated or added to or removed from the master trust and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

The collateral certificate has no specified interest rate. The issuing entity, as holder of the collateral certificate, is entitled to receive its allocable share of defaults and of collections of Finance Charge Receivables and Principal Receivables payable by the master trust. The issuing entity may not sell or transfer the collateral certificate without receiving written confirmation from each rating agency that such sale or transfer will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

Finance Charge Receivables are all periodic finance charges, cash advance fees, late fees, overlimit fees, discount option receivables, and annual fees on amounts charged for merchandise and services and some other fees designated by the bank. Collections of Finance Charge Receivables will include the amount of interchange, if any, and recoveries on Defaulted Receivables. Principal Receivables are all amounts charged by cardholders for merchandise and services, cash advances and access charges, but does not include Defaulted Receivables. Interchange, which represents fees received by the bank from MasterCard and Visa as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing, will be treated as collections of Finance Charge Receivables.

Each month, the master trust will allocate collections of Finance Charge Receivables (less Servicer Interchange) and Principal Receivables and defaults to the investor certificates outstanding under the master trust, including the collateral certificate.

Allocations of defaults and collections of Finance Charge Receivables (less Servicer Interchange) are made pro rata among each series of investor certificates issued by the master trust, including the collateral certificate, based on its respective Invested Amount, and the seller, based on the Seller Interest. In general, the Invested Amount of each series of investor certificates (including the collateral certificate) issued by the master trust will equal the stated dollar amount of the investor certificates (including the collateral certificate) issued to investors in that series, less unreimbursed charge-offs for uncovered defaults on Principal Receivables in the master trust allocated to those investors, reallocations of collections of Principal Receivables to cover certain shortfalls in collections of Finance Charge Receivables and principal payments deposited to a master trust principal funding account or made to those investors.

The collateral certificate has a fluctuating Invested Amount, representing the investment of that certificate in Principal Receivables. The Invested Amount of the collateral certificate will equal the total nominal liquidation amount of the outstanding notes secured by the collateral certificate. For a discussion of Invested Amount, see the definition of Invested Amount in the “Glossary of Defined Terms” in this prospectus. The Seller Interest, which is owned by the bank, represents the interest in the Principal Receivables in the master trust not represented by any master trust series of investor certificates. For example, if the total Principal Receivables in the master trust at the end of the month is 500, the Invested Amount of the collateral certificate is 100, the Invested Amounts of the other investor certificates are 200 and the Seller Interest is 200, the collateral certificate is entitled, in general, to 1/5 — or 100/500 — of the defaults and collections of Finance Charge Receivables for the applicable month.

Collections of Principal Receivables are allocated similarly to the allocation of collections of Finance Charge Receivables when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, collections of Principal Receivables are allocated differently when principal amounts need to be deposited into the master trust principal funding accounts or paid to the master trust investors. When the principal amount of a master trust investor certificate other than the collateral certificate begins to accumulate or amortize, collections of Principal Receivables continue to be allocated to the series as if the Invested Amount of that series had not been reduced by principal collections deposited to a master trust principal funding account or paid to master trust investors. During this time, allocations of collections of Principal Receivables to the investors in a series of certificates issued by the master trust, other than the collateral certificate, is based on the Invested Amount of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors.

The collateral certificate is allocated collections of Principal Receivables at all times based on an Invested Amount calculation which is an aggregate of the nominal liquidation amounts for each individual class of notes. For series of notes which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount calculation will be “floating,” i.e. calculated as of the end of the prior month. For series of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount will be “fixed” immediately before the issuing entity begins to allocate Available Principal Amounts to the principal funding account for that series, i.e. calculated as of the end of the month prior to any reductions for deposits or payments of principal.

For a detailed description of the percentage used in allocating finance charge collections and defaults to the collateral certificate, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms” in this prospectus. For a detailed description of the percentage used in allocating principal collections to the collateral certificate, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms” in this prospectus.

If collections of Principal Receivables allocated to the collateral certificate are needed for reallocation to cover certain shortfalls in Finance Charge Amounts, to pay the notes or to make a deposit into the issuing entity trust accounts within a month, they will be allocated and paid to the issuing entity as holder of the collateral certificate. Otherwise, collections of Principal Receivables allocated to the collateral certificate will be reallocated to other series of master trust investor certificates which have principal collection shortfalls — which does not reduce the Invested Amount of the collateral certificate — or reinvested in the master trust to maintain the Invested Amount of the collateral certificate. If the collateral certificate has a shortfall in collections of Principal Receivables, but other series of investor certificates issued by the master trust have excess collections of Principal Receivables, a portion of the excess collections of Principal Receivables allocated to other series of investor certificates issued by the master trust will be reallocated to the collateral certificate and any other master trust investor certificate which may have a shortfall in collections of Principal Receivables and the collateral certificate’s share of the excess collections of Principal Receivables from the other series will be paid to the issuing entity and treated as Available Principal Amounts.

Upon a sale of credit card receivables, or interests therein, following an event of default and acceleration or on the applicable legal maturity date for a series of notes, as described in the accompanying prospectus supplement, the portion of the nominal liquidation amount, and thereby the portion of the Invested Amount, related to that series will be reduced to zero and that series will no longer receive any allocations of collections of Finance Charge Receivables or Principal Receivables from the master trust and any allocations of Finance Charge Amounts or Available Principal Amounts from the issuing entity.

Following a Pay Out Event with respect to the collateral certificate, which is an early redemption event for the notes, all collections of Principal Receivables for any month allocated to the Invested Amount of the collateral certificate will be used to cover principal payments to the issuing entity as holder of the collateral certificate.

For a detailed description of the application of collections and allocation of defaults by the master trust, see “The Master Trust — Application of Collections” and “— Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Deposit and Application of Funds

Collections of Finance Charge Receivables (less Servicer Interchange) allocated and paid to the issuing entity, as holder of the collateral certificate, as described in “— The Collateral Certificate” above and “The Master Trust — Application of Collections” in this prospectus, will be treated as Finance Charge Amounts. Such Finance Charge Amounts will be allocated pro rata to each series of notes based on the weighted average of its Finance Charge Allocation Percentages for each day during such month for such series of notes.

Collections of Principal Receivables allocated and paid to the issuing entity, as holder of the collateral certificate, as described in “— The Collateral Certificate” above and “The Master Trust — Application of Collections” in this prospectus, will be treated as Available Principal Amounts. Such Available Principal Amounts will be allocated to each series of notes with a Monthly Principal Payment for such month in an amount equal to:

•	such series’s Monthly Principal Payment; or

•	in the event that Available Principal Amounts for any month are less than the aggregate Monthly Principal Payments for all series of notes, Available Principal Amounts will be allocated to each series of notes with a Monthly Principal Payment for such month to the extent needed by each such series to cover its Monthly Principal Payment in an amount equal to the lesser of (a) the sum of allocations of principal collections to such series based on the Principal Allocation Percentages for each day during such month for such series of notes and (b) the Monthly Principal Payment for such series of notes for such month.

If Available Principal Amounts for any month are less than the aggregate Monthly Principal Payments for all series of notes, and any series of notes has excess Available Principal Amounts remaining after its application of its allocation described above, then any such excess will be applied to each series of notes to the extent such series still needs to cover a Monthly Principal Payment pro rata based on the weighted average of its Principal Allocation Percentage for each day during such month for such series of notes.

In the case of a series of notes having more than one class, Available Principal Amounts and Finance Charge Amounts allocated to that series will be further allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

Issuing Entity Trust Accounts

If so specified in the accompanying prospectus supplement, the issuing entity may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series or class of notes for the benefit of the related noteholders.

Each month, distributions on the collateral certificate will be deposited into one or more supplemental accounts, to make payments of interest on and principal of the notes, and for the other purposes as specified in the accompanying prospectus supplement.

The supplemental accounts described in this section are referred to as issuing entity trust accounts. Amounts maintained in issuing entity trust accounts may only be invested by the indenture trustee at the written direction of the issuing entity, without independent verification of its authority, in Eligible Investments.

Derivative Agreements

Some notes may have the benefits of one or more derivative agreements, such as a currency swap, interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. Payments received from derivative counterparties with respect to interest payments on dollar notes in a series, class or tranche will generally be treated as available funds for such series, class or tranche. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

Some notes may have the benefit of one or more additional forms of credit enhancement agreements — referred to herein as “supplemental credit enhancement agreements” — such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies with various credit enhancement providers. In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements — referred to herein as “supplemental liquidity agreements” — such as a liquidity facility with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the prospectus supplement for a series, class or tranche of notes. The bank or its affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Credit Card Receivables

If a series of notes has an event of default and is accelerated before its legal maturity date, the master trust will sell credit card receivables, or interests therein, if the conditions described in “The Indenture — Events of Default” and “— Events of Default Remedies” in this prospectus are satisfied. This sale will take place at the direction of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series.

If principal of or interest on a series of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date. Proceeds from such sale will be immediately paid to the noteholders of the related series.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the related notes. The nominal liquidation amount of such notes will be automatically reduced to zero upon such sale. No more Available Principal Amounts or Finance Charge Amounts will be allocated to those notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the outstanding principal amount of, plus any past due, accrued and additional interest on, such notes. Such notes are no longer outstanding under the indenture once the sale occurs.

After giving effect to a sale of receivables for a series of notes, the amount of proceeds on deposit in a principal funding account may be less than the outstanding dollar principal amount of that series. This deficiency can arise because the nominal liquidation amount of that series was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest. These types of deficiencies will not be reimbursed.

Limited Recourse to the Issuing Entity; Security for the Notes

Only the portion of Finance Charge Amounts and Available Principal Amounts allocable to a series of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable issuing entity trust accounts, and proceeds of sales of credit card receivables provide the source of payment for principal of or interest on any series of notes. Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series of notes is also secured by a security interest in any applicable issuing entity trust account.

Credit Enhancement

General

For any series, credit enhancement may be provided with respect to one or more classes within the series. Credit enhancement may be in the form of the subordination of one or more classes of the notes of such series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, a derivative agreement or instrument or the use of cross support features, or any combination of the foregoing. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

The presence of credit enhancement with respect to a class is intended to enhance the likelihood of receipt by noteholders of the class of the full amount of principal and interest and decrease the likelihood that the noteholders will experience losses. However, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

(a)	the amount payable under such credit enhancement;

(b)	any conditions to payment thereunder not otherwise described herein;

(c)	the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced; and

(d)	any material provision of any agreement relating to such credit enhancement.

Additionally, the accompanying prospectus supplement may set forth certain information with respect to any credit enhancement provider, including:

(a)	a brief description of its principal business activities;

(b)	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

(c)	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

(d)	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

Subordination

One or more classes of any series may be subordinated to the extent necessary to fund payments with respect to one or more senior classes. The rights of the holders of any subordinated notes to receive distributions of principal and/or interest on any distribution date will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. The accompanying prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinated notes in a series, the circumstances in which the subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of the subordinated notes will be distributed to holders of senior notes. If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying a cross-support feature.

Letter of Credit

Support for a series or one or more classes within the series, may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to the conditions as are specified in the accompanying prospectus supplement.

The maximum liability of the issuer of a letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial Invested Amount of a series or a class of the series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the accompanying prospectus supplement.

Cash Collateral Guaranty or Account

Support for a series or one or more classes thereof may be provided by a guaranty secured by the deposit of cash or certain Eligible Investments in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Surety Bond or Insurance Policy

Insurance with respect to a series or one or more classes within the series may be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the accompanying series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

A surety bond may be purchased for the benefit of the holders of any series or class of such series to assure distributions of interest or principal with respect to such series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

Spread Account

Support for a series or one or more classes thereof may be provided by the periodic deposit of certain available excess cash flow from the issuing entity’s assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of such class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

Support for a series or one or more classes thereof or any enhancement accompanying thereto may be provided by the establishment of a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of each. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of a series or class of the series or another amount owing on any enhancement thereto in the manner provided in the accompanying prospectus supplement.

Derivative Agreements, Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

If so specified in the related prospectus supplement, the notes of a particular series or class may have the benefit of a derivative agreement, including an interest rate swap, currency swap, cap, collar or a guaranteed investment contract with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement. See “Sources of Funds to Pay the Notes — Derivative Agreements” in this prospectus.

The notes of a particular series or class may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement. See “Sources of Funds to Pay the Notes — Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements” in this prospectus.

The Indenture

The notes will be issued pursuant to the terms of the indenture and an accompanying indenture supplement. The following discussion and the discussions under “Description of the Notes” in this prospectus and certain sections in the accompanying prospectus summary summarize the material terms of the notes, the indenture and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplements.

Indenture Trustee

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes. See “Transaction Parties — The Bank of New York” in this prospectus for a description of The Bank of New York.

The issuing entity has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture, and the servicer has agreed to pay such compensation on behalf of the issuing entity. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the accompanying prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate pursuant to the terms of the indenture;

•	to establish and maintain necessary issuing entity trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar of the notes, and, if it resigns any or all of these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the issuing entity trust accounts at the direction of the issuing entity;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the issuing entity, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “— Events of Default Remedies” below. The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•	cause the master trust to sell credit card receivables (see “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus).

Following an event of default, the majority holders of any series or class of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

The issuing entity has agreed to pay the indenture trustee for all services rendered. The issuing entity will also indemnify the indenture trustee for any loss, liability or expense incurred without negligence, bad faith or intentional or willful misconduct on its part, arising out of or in connection with the administration of the issuing entity. In certain instances, this indemnification will be higher in priority than payments to noteholders. See “— Events of Default Remedies” below. The indenture trustee may also be indemnified by the servicer pursuant to the terms of the indenture.

The indenture trustee may resign at any time. The indenture trustee may be removed from any series or class of notes at any time by a majority of the noteholders of that series or class. The issuing entity may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

Any successor indenture trustee will execute and deliver to the issuing entity and its predecessor indenture trustee an instrument accepting such appointment. The successor trustee must (1) be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB- by Standard & Poor’s and Baa3 by Moody’s. The issuing entity may not, nor may any person directly or indirectly controlling, controlled by, or under common control with the issuing entity, serve as indenture trustee.

The issuing entity or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation, is the owner trustee for the issuing entity. See “Transaction Parties — National City Credit Card Master Note Trust” in this prospectus for a description of the ministerial nature of the owner trustee’s duties and “Transaction Parties — Wilmington Trust Company” in this prospectus for a description of Wilmington Trust Company.

The owner trustee will be indemnified from and against all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements of any kind arising out of, among other things, the trust agreement or any other related documents (or the enforcement thereof), the administration of the issuing entity’s assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or negligence or (2) the inaccuracy of certain of its representations and warranties in the trust agreement.

The owner trustee may resign at any time by giving 30 days’ prior written notice to the beneficiary. The owner trustee may also be removed as owner trustee if (i) it becomes bankrupt, insolvent, or is dissolved; (ii) it is no longer eligible to act as owner trustee under the trust agreement; or (iii) the beneficiary delivers a written instrument to the owner trustee. The beneficiary must appoint a successor owner trustee. If a successor owner trustee has not been appointed within 30 days after giving notice of resignation or removal, the owner trustee or the beneficiary may apply to any court of competent jurisdiction to appoint a successor owner trustee. This court-appointed owner trustee will only act in such capacity until the time, if any, as a successor owner trustee is appointed by the beneficiary.

Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with the relevant provisions of the Delaware Statutory Trust Act, (3) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000) and (4) have (or have a parent which has) a long-term unsecured debt rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s or, if not rated, otherwise satisfactory to each rating agency rating the outstanding notes. The owner trustee or the beneficiary may also deem it necessary or prudent to appoint a co-trustee or separate owner trustee for the owner trustee under the trust agreement.

Issuing Entity Covenants

The issuing entity will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•	permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral securing the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the collateral securing the notes.

The issuing entity may not engage in any activity other than the activities described in “Transaction Parties — National City Credit Card Master Note Trust” in this prospectus. The issuing entity will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

The issuing entity will also covenant that if:

•	the issuing entity defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the issuing entity defaults in the payment of the principal of any series or class of notes on its legal maturity date,

and any such default continues beyond any specified period of grace provided with respect to such series or class of notes, the issuing entity will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series or class, the whole amount then due and payable on any such notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuing entity will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuing entity fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Redemption Events

The issuing entity will be required to redeem in whole or in part, to the extent that funds are available for that purpose, each affected series of notes upon the occurrence of an early redemption event. Early redemption events include the following:

•	with respect to any series of notes, the occurrence of such note’s scheduled principal payment date;

•	each of the Pay Out Events applicable to the collateral certificate, as described in this prospectus under “The Master Trust — Pay Out Events”;

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

•	with respect to any series or class of notes, any additional early redemption event specified in the accompanying prospectus supplement.

The redemption price of a note so redeemed will be the outstanding principal amount of that note, plus interest accrued and unpaid to but excluding the date of redemption, which will be the next payment date. If the amount of Finance Charge Amounts and Available Principal Amounts allocable to the series or class of notes to be redeemed, together with funds on deposit in the applicable principal funding account, interest funding account and any reserve account are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each distribution date until the outstanding principal amount of the notes plus all accrued and unpaid interest is paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

No Available Principal Amounts will be allocated to a series or class of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series or class has not been paid in full. However, any funds previously deposited in the applicable principal funding account, interest funding account and any reserve account will still be available to pay principal of and interest on that series or class of notes. In addition, if Finance Charge Amounts are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series or class resulting from reallocations of Available Principal Amounts to pay interest on senior classes of notes or the master trust servicing fee, or from charge-offs for uncovered defaults on Principal Receivables in the master trust.

Payments on redeemed notes will be made in the same priority as described in the accompanying prospectus supplement. The issuing entity will give notice to holders of the affected notes before an early redemption date.

Events of Default

Each of the following events is an event of default for any affected series of notes:

•	the issuing entity’s failure, for a period of 35 days, to pay interest on such notes when that interest becomes due and payable;

•	the issuing entity’s failure to pay the principal amount of that series of notes on the applicable legal maturity date;

•	the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series has provided written notice requiring remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity; and

•	with respect to any series or class, any additional events of default specified in the accompanying prospectus supplement relating to the series or class.

Failure to pay the full stated principal amount of a note on its scheduled principal payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

Events of Default Remedies

The occurrence of some events of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of that series may declare by written notice to the issuing entity the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series.

If a series of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series at any time thereafter will, direct the master trust to sell credit card receivables, in an amount up to the nominal liquidation amount of the affected series or class of notes plus any accrued, past due and additional interest on the affected series, as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus, but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series of notes consent; or

•	the net proceeds of such sale (plus amounts on deposit in the applicable accounts) would be sufficient to pay all outstanding amounts due on the accelerated series of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated series of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 66 2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series consent to the sale.

If an event of default occurs relating to the failure to pay principal of or interest on a series of notes in full on the legal maturity date, the issuing entity will automatically direct the master trust to sell credit card receivables on the date, as described in “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in this prospectus.

Any money or other property collected by the indenture trustee with respect to a series of notes in connection with a sale of credit card receivables following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•	first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture, reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuing entity;

•	second, to pay the amounts of interest and principal then due and unpaid on the notes of that series; and

•	third, any remaining amounts will be paid to the issuing entity.

If a sale of credit card receivables does not take place following an acceleration of a series of notes, then:

•	The issuing entity will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

•	Principal will be paid on the accelerated series of notes to the extent funds are received from master trust and available to the accelerated series.

•	On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will the direct master trust to sell credit card receivables as provided in the applicable indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity, the bank or the master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Meetings

The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuing entity or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture.

The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series or class, as the case may be. For a description of the noteholders’ actions and voting as they relate to the master trust, see “Risk Factors — You May Have Limited or No Ability to Control Actions under the Indenture and the Pooling and Servicing Agreement. This May Result in, among Other Things, Payment of Principal Being Accelerated When It Is in Your Interest to Receive Payment of Principal on the Scheduled Principal Payment Date, or It May Result in Payment of Principal Not Being Accelerated When It Is in Your

Interest to Receive Early Payment of Principal ,” “The Master Trust — Representations and Warranties,” “— Pay Out Events,” “— Servicer Default” and “— Amendments” in this prospectus.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

Notes held by the issuing entity, the bank or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

The issuing entity and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to provide for the issuance of any series of notes (as described under “Description of the Notes — Issuances of New Series of Notes” in this prospectus) and to set forth the terms thereof.

In addition, upon delivery of a master trust tax opinion and issuing entity tax opinion, as described under “— Tax Opinions for Amendments” below, and upon delivery by the issuing entity to the indenture trustee of an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series or class of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

•	evidence the succession of another entity to the issuing entity, and the assumption by such successor of the covenants of the issuing entity in the indenture and the notes;

•	add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series;

•	cure any ambiguity, correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture, or make any other provisions with respect to matters or questions arising under the indenture;

•	add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or to add to the rights of the holders of the notes of any series or class;

•	provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the issuing entity under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default with respect to the notes of any or all series;

•	provide for the consolidation of the master trust and the issuing entity or the transfer of assets in the master trust to the issuing entity after the termination of all series of master trust investor certificates (other than the collateral certificate);

•	if one or more sellers are added to, or replaced under, the pooling and servicing agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•	provide for additional or alternative credit enhancement for any series of notes;

•	comply with any regulatory, accounting or tax laws; or

•	qualify for sale treatment under generally accepted accounting principles.

The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust tax opinion and issuing entity tax opinion, as described under “— Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement, or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, or of providing for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral; provided, however, that the issuing entity shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuing entity reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of such distributions, or (c) adversely affect in any material respect the security interest of the indenture trustee in the collateral securing the notes and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

The issuing entity and the indenture trustee, upon delivery of a master trust tax opinion and issuing entity tax opinion, as described below under “— Tax Opinions for Amendments,” may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% of the outstanding dollar principal amount of each series of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of each outstanding note affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note, or the scheduled principal payment date or legal maturity date of any note;

•	a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series or class, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuing entity’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series or class, may waive, on behalf of the holders of all the notes of that series or class, compliance by the issuing entity with specified restrictive provisions of the indenture or the related indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

Tax Opinions for Amendments

No amendment to the indenture, any indenture supplement or the trust agreement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that, subject to customary qualifications:

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by the master trust that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by the master trust, and (3) the amendment will not cause the master trust to be an association, or publicly traded partnership, taxable as a corporation; and

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of notes that were characterized as debt at the time of their issuance, (2) the amendment will not cause the issuing entity to be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuing Entity’s Annual Compliance Statement

The issuing entity will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the issuing entity to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee by which the notes are secured,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, or, if there are less than three such holders, all of the holders, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will be delivered to the master trust trustee and the indenture trustee, as applicable, on or before each transfer date. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

Monthly reports, which will be prepared by the bank as servicer of the master trust, will contain the following information regarding the collateral certificate for the related month:

•	the amount of the current monthly distribution which constitutes available funds;

•	the amount of the current monthly distribution which constitutes principal collections;

•	the aggregate amount of principal collections processed during the related monthly period and allocated to Series 2005-CC;

•	the aggregate amount of collections of Finance Charge Receivables processed during the related monthly period and allocated to Series 2005-CC;

•	the aggregate amount of Principal Receivables in the master trust as of the end of the day on the last day of the related monthly period;

•	the amount of Principal Receivables in the master trust represented by the Invested Amount of Series 2005-CC as of the end of the day on the last day of the related monthly period;

•	the Floating Allocation Invested Amount (as defined in the pooling and servicing agreement) as of the end of the day on the last day of the related monthly period;

•	the Principal Allocation Invested Amount (as defined in the pooling and servicing agreement) as of the end of the day on the last day of the related monthly period;

•	the Floating Allocation Percentage for Series 2005-CC for the related monthly period;

•	the Principal Allocation Percentage for Series 2005-CC for the monthly period;

•	the aggregate amount of Shared Principal Collections applied as available investor principal collections;

•	the aggregate amount of outstanding balances in the accounts consisting of the Master Trust Portfolio which were delinquent as of the end of the day on the last day of the related monthly period;

•	the aggregate Investor Default Amount for Series 2005-CC for the related monthly period;

•	the amount of the Monthly Servicing Fee payable by the master trust to the servicer for the related monthly period;

•	the amount of the Servicer Interchange payable by the master trust to the servicer for the related monthly period;

•	any material breaches of pool asset representations and warranties or transaction covenants, if applicable;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time, if applicable; and

•	any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, to acquire new pool assets, if applicable.

Monthly reports, which will be prepared by the bank as beneficiary of the issuing entity and as servicer of the master trust, will contain the following information for each series of notes for the related month:

•	beginning and ending balances of the issuing entity trust accounts;

•	interest to be paid on the corresponding Distribution Date;

•	targeted deposits to spread sub-accounts, if any;

•	withdrawals to be made from spread sub-accounts, if any;

•	targeted deposits to principal funding sub-accounts;

•	principal to be paid on the Distribution Date, if any;

•	stated principal amount, outstanding dollar principal amount and nominal liquidation amount for the related monthly period;

•	the nominal liquidation amount for each series of notes outstanding;

•	excess Finance Charge Amounts and quarterly Excess Finance Charge Percentage;

•	the occurrence of any early redemption events;

•	payments to enhancement providers, if any; and

•	any new issuances of notes.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuing entity of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus.

The Master Trust

The following discussion summarizes the material terms of the pooling and servicing agreement — dated July 1, 1995, as amended and restated as of July 1, 2000, between the bank, as seller and servicer, and BNYM (Delaware) (as successor master trust trustee to The Bank of New York), as master trust trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the pooling and servicing agreement — and the series supplements to the pooling and servicing agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the pooling and servicing agreement and the series supplements.

General

National City Credit Card Master Trust, the master trust, previously has issued other series of asset backed investor certificates and may issued additional series from time to time. The master trust is a Delaware common law trust. The master trust is governed by the pooling and servicing agreement. The master trust will only engage in the following business activities:

•	acquiring and holding master trust assets;

•	issuing series of investor certificates (including the collateral certificate) and other interests in the master trust;

•	receiving collections and making payments on the collateral certificate and other interests; and

•	engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

As a consequence, the master trust is not expected to have any need for additional capital resources other than the assets of the master trust.

Master Trust Trustee

BNYM (Delaware), a Delaware banking corporation, is the master trust trustee under the pooling and servicing agreement. See “Transaction Parties — BNYM (Delaware)” in this prospectus for a description of BNYM (Delaware). The bank, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust trustee and its affiliates. The master trust trustee, the bank, the servicer and any of their respective affiliates may hold investor certificates in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust trustee will have the power to appoint a co-master trust trustee or separate master trust trustees of all or any part of the master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust trustee by the pooling and servicing agreement will be conferred or imposed upon the master trust trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust trustee.

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the master trust trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The master trust trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the master trust trustee are described in “The Master Trust” in this prospectus and throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the master trust trustee’s limited responsibilities include the following:

•	to deliver to investor certificateholders of record certain notices, reports and other documents received by the master trust trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from the master trust;

•	to establish and maintain necessary master trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar of the investor certificates, and, if it resigns any or all of these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust accounts at the direction of the servicer;

•	to represent the investor certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling and servicing agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the investor certificateholders;

•	to enforce the rights of the investor certificateholders against the servicer, if necessary;

•	to notify the investor certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the master trust;

•	to cause a sale of receivables on the legal maturity date of any accelerated series of notes; and

•	to perform certain other administrative functions identified in the pooling and servicing agreement.

In addition to the responsibilities described above, the master trust trustee has the discretion to require the bank to cure a potential Pay Out Event and to declare a Pay Out Event. See “— Pay Out Events” below.

If a Servicer Default occurs, in addition to the responsibilities described above, the master trust trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling and servicing agreement. See “— Servicer Default” below. In addition, if a Servicer Default occurs, the master trust trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

The master trust trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust trustee was not negligent. The master trust trustee may resign at any time, and it may be forced to resign if the master trust trustee fails to meet the eligibility requirements specified in the pooling and servicing agreement. The holders of a majority of investor certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the pooling and servicing agreement.

The master trust trustee may resign at any time, in which event the bank will be obligated to appoint a successor master trust trustee. The bank may also remove the master trust trustee if the master trust trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the master trust trustee becomes insolvent. In such circumstances, the bank will be obligated to appoint a successor master trust trustee. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.

Any successor trustee will execute and deliver to the bank and its predecessor master trust trustee an instrument accepting the appointment. Any successor trustee must: (1) be a bank, trust company or corporation organized and doing business under the laws of the United States of America or any state thereof; (2) be authorized under such laws to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authority; and (4) maintain any credit or deposit rating required by any Rating Agency (as of the date hereof Baa3 for Moody’s).

The servicer has agreed to pay the master trust trustee’s fees and expenses. The payment of those fees and expenses by the servicer will be made without reimbursement from any master trust account.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the master trust trustee under the pooling and servicing agreement.

The Receivables

The receivables in the master trust, called the Master Trust Portfolio, will arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the pooling and servicing agreement as applied on the Master Trust Cut-off Date and, with respect to additional accounts, as of the date of their designation. The seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to the master trust all receivables of these additional accounts, whether the receivables are then existing or thereafter created, or to transfer to the master trust, undivided interests, called participations, in receivables primarily consisting of revolving credit card accounts owned by the seller instead. Any additional accounts designated by the seller must meet certain eligibility requirements on the date of designation. The seller also has the right (subject to certain limitations and conditions) to designate certain accounts and to require the master trust trustee to reconvey all receivables in these accounts to the seller, whether the receivables are then existing or created in the future. Throughout the term of the master trust, the accounts from which the receivables arise will be the accounts designated by the seller on the Master Trust Cut-off Date plus any additional accounts minus any removed accounts. With respect to each series of investor certificates, the seller will represent and warrant to the master trust that, as of the date of issuance of the related series and the date receivables are conveyed to the master trust, the receivables meet certain eligibility requirements. See “— Representations and Warranties” below.

The prospectus supplement relating to each series of notes will provide certain information about the Master Trust Portfolio as of the date specified. The information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range and average of principal balances of the accounts, the range and average of credit limits of the accounts, the range and average of ages of the accounts, the geographic distribution of the accounts, the types of accounts and delinquency statistics relating to the accounts.

Investor Certificates and Seller Interest

Each series of master trust investor certificates will represent interests in certain assets of the master trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the master trust. For the collateral certificate, the Invested Amount on any date will be equal to the sum of the nominal liquidation amounts of all notes secured by the collateral certificate.

The bank initially will own the Seller Interest which represents the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. The holder of the Seller Interest, subject to certain limitations, will have the right to the Seller Percentage of all cardholder payments from the receivables in the master trust. The Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling and servicing agreement. At the discretion of the bank, the Seller Interest may be held either in an uncertificated form or in the form of a certificate representing the Seller Interest, called a Seller Certificate. See “— Certain Matters Regarding the Seller and the Servicer” below.

The amount of Principal Receivables in the master trust will vary each day as new Principal Receivables are created and others are paid or charged-off as uncollectible. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the master trust. As a result, the Seller Interest will generally increase to reflect reductions in the Invested Amount for such series and will also change to reflect the variations in the amount of Principal Receivables in the master trust. The Seller Interest will generally decrease as a result of the issuance of a new series of investor certificates by the master trust or as a result of an increase in the collateral certificate due to the issuance of a new series of notes or otherwise. See “— New Issuances of Investor Certificates” below and “Description of the Notes — Issuances of New Series of Notes” in this prospectus.

Transfer and Assignment of Receivables

The seller has transferred and assigned all of its right, title and interest in, to and under the receivables in the accounts and all future receivables created in the accounts.

In connection with each previous transfer of the receivables to the master trust, the seller indicated, and in connection with each subsequent transfer of receivables to the master trust, the seller will indicate, in its computer files that the receivables have been conveyed to the master trust. In addition, the seller has provided to the master trust trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. The seller will not deliver to the master trust trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables in the master trust maintained by the seller or the servicer are not and will not be segregated by the seller or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to the master trust, but the computer records of the seller are and will be required to be marked to evidence such transfer. The seller has filed Uniform Commercial Code financing statements with respect to the receivables in the master trust meeting the requirements of the applicable state law. See “Risk Factors” in this prospectus.

Assumption of the Bank’s Obligations

The bank, from time to time, may consider a transfer of all or a portion of its revolving credit card accounts and the receivables in these accounts to another entity which may or may not be affiliated with the bank. This may include all, but not less than all, of the accounts and the following:

•	the bank’s remaining interest in the receivables in the accounts;

•	the bank’s interest in assigned assets; and

•	all of the bank’s assumed obligations including servicing functions and related obligations under the pooling and servicing agreement.

Under the pooling and servicing agreement, the bank is permitted to assign, convey and transfer the assigned assets and assumed obligations to this assuming entity, without the consent or approval of the holders of any investor certificates, if the following conditions are satisfied:

(i)	the assuming entity, the bank and the master trust trustee have entered into an assumption agreement providing for the assuming entity to assume the assumed obligations, inducing the obligation under the pooling and servicing agreement to transfer the receivables arising under the accounts and receivables arising under any additional accounts to the master trust;

(ii)	each provider of Series Enhancement, if any, shall have consented to the transfer and assumption;

(iii)	all filings required to perfect the interest of the trustee in the receivables under the accounts are made and copies have been delivered by the bank or the assuming entity to the master trust trustee;

(iv)	the bank received written notice from each rating agency that the transfer and assumption will not cause any rating agency to reduce or withdraw its rating of the investor certificates of any outstanding series;

(v)	the master trust trustee received an opinion of counsel regarding clause (iii) above and as to other matters specified in the pooling and servicing agreement; and

(vi)	the master trust trustee received a master trust tax opinion.

The pooling and servicing agreement provides that the bank, the assuming entity and the master trust trustee may enter into amendments to the pooling and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any investor certificates. After any permitted transfer and assumption, the assuming entity will be considered to be the “seller” for all purposes, and the bank will have no further liability or obligation under the pooling and servicing agreement, other than those liabilities that arose prior to this transfer. Additionally, the seller may transfer, from time to time, to any other seller upon satisfaction of clauses (i) and (iii) above.

Addition of Master Trust Assets

The seller will have the right to designate for the master trust, from time to time, (a) additional accounts to be included as accounts or (b) trust participations transferred to the master trust. In addition, the seller will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The seller will convey to the master trust its interest in all receivables of the additional accounts and trust participations, whether the receivables are then existing or thereafter created.

If, as of the close of business on the last Business Day of any monthly period, either:

(1)	the Seller Amount is less than the Required Seller Amount, or

(2)	the amount of Principal Receivables in the master trust is less than the Required Principal Balance,

then the seller shall on that day or before 10 Business Days following that day make an addition to the master trust. As a result of the addition, the Seller Amount should be at least equal to the Required Principal Balance.

Each additional account must be an Eligible Account at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts transferred to the master trust. Additional accounts may have been originated by the seller using credit criteria different from those which were applied by the seller to the initial accounts transferred to the master trust or may have been acquired by the seller from an institution which may have had different credit criteria.

In addition to or in lieu of additional accounts, the seller is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the seller and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by the seller which entitles the investor certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified in the agreement. Participations may have their own credit enhancement, Pay Out Events, servicing obligations and Servicer Defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the master trust as the holder of a participation (and therefore the investor certificateholders) will be subject to all the terms and provisions of the related participation agreement.

A conveyance by the seller to the master trust of receivables in additional accounts or participations is subject to the following conditions, among others:

(1)	the seller shall give the master trust trustee, each rating agency and the servicer written notice that such additional accounts or participations will be included in the master trust, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

(2)	the seller shall have delivered to the master trust trustee a written assignment (including an acceptance by the master trust trustee on behalf of the master trust for the benefit of the investor certificateholders) and a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or participations transferred to the master trust;

(3)	the seller shall represent and warrant that:

(x)	an addition will not be based on facts known by the authorized representative of the seller at the time of certification, cause a Pay Out Event in any series; and

(y)	no selection procedures believed by the seller to be materially adverse to the interests of the investor certificateholders were utilized in selecting the additional accounts from the available Eligible Accounts from the Bank Portfolio;

(4)	in the case of an addition, other than a required addition or an automatic account addition as described below, the seller received confirmation from each rating agency that the addition will not cause the rating agency to reduce or withdraw the rating of any outstanding investor certificates; and

(5)	in the case of a required addition that exceeds the Aggregate Additional Limit, the seller provided to Standard & Poor’s with 15 days prior written notice and Standard & Poor’s has not notified the seller that the addition would cause the rating to be reduced or withdrawn.

In addition to the periodic reports otherwise required to be filed by the servicer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the master trust, a report on Form 8-K with respect to any addition to the master trust of receivables in additional credit card accounts or participations that would have a material effect on the composition of the assets of the master trust.

Affiliates of the seller or third parties may originate or acquire portfolios of revolving credit card accounts. The receivables or participations of these portfolios may be transferred to the seller and transferred to the master trust. This transfer of receivables to the master trust will be subject to the conditions described above relating to additions.

Additional accounts or participations may include accounts originated using criteria different from those that were applied to the accounts initially selected for the Master Trust Portfolio. These accounts may have originated at a later date or were part of a portfolio of revolving credit card accounts which were not part of the designated portfolio as of the Master Trust Cut-off Date or which were acquired from another institution. Moreover, additional accounts and accounts included in participations may not be accounts of the same type previously included in the master trust. See “— Representations and Warranties” below. Consequently, there can be no assurance that these additional accounts or participations will be of the same credit quality or have the same payment characteristics as the accounts initially selected for the Master Trust Portfolio or the additional accounts previously included in the master trust. See “Risk Factors — Addition of Credit Card Accounts to the Master Trust and Attrition of Credit Card Accounts and Receivables from the Master Trust May Decrease the Credit Quality of the Assets Securing the Repayment of Your Notes” in this prospectus.

Additional accounts of types different than the accounts initially selected for the Master Trust Portfolio may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as Finance Charge Receivables and Principal Receivables and participations may be added to the master trust as additions. In either case, the servicer will designate the portions of funds collected or to be collected in respect of these receivables or participations to be treated for purposes of the pooling and servicing agreement as Principal Receivables and Finance Charge Receivables.

Automatic Account Additions

Provided each rating agency initially consents, the seller may from time to time after obtaining such initial consent, at its sole discretion, subject to and in compliance with the limitations and conditions specified in clauses (1) through (4) below, designate Eligible Accounts, called automatic additional accounts, to be included as accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only revolving credit card accounts which are originated by the seller or any affiliate of the seller.

An automatic conveyance by the seller to the master trust of receivables in additional accounts or participations is subject to the following conditions, among others:

(1)	the seller shall have delivered to the master trust trustee a written assignment (including an acceptance by the master trust trustee on behalf of the master trust for the benefit of the investor certificateholders) and a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or participations transferred to the master trust;

(2)	the seller shall represent and warrant that:

(x)	an addition will not be based on facts known by the authorized representative of the seller at the time of certification, cause a Pay Out Event in any series; and

(y)	no selection procedures believed by the seller to be materially adverse to the interests of the investor certificateholders were utilized in selecting the additional accounts from the available Eligible Accounts from the Bank Portfolio;

(3)	unless each rating agency otherwise consents, the number of accounts contained in the automatic account addition shall not exceed the Aggregate Additional Limit; and

(4)	any other condition the rating agencies may require at the time of its initial consent to the inclusion in the master trust of automatic additional accounts.

Removal of Accounts

The seller may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the accompanying prospectus supplement) accounts to be removed accounts, all receivables in which shall be subject to deletion and removal from the master trust. The seller will be permitted to designate and require reassignment to it or its designee of the receivables from removed accounts only upon satisfaction of the following conditions:

(1)	the seller shall have delivered to the master trust trustee an officer’s certificate certifying that, in its reasonable belief, the removal of any receivables of any removed accounts shall not cause a Pay Out Event to occur;

(2)	the seller shall have delivered to the master trust trustee for execution a written assignment and a computer file or microfiche list, dated the removal date, containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

(3)	the seller shall have delivered to the master trust trustee an officer’s certificate representing and warranting that no selection procedures believed by the seller to be materially adverse to the interests of the holders of any series of investor certificates outstanding under the master trust were utilized in selecting the removed accounts to be removed from the master trust;

(4)	each rating agency then rating each series of investor certificates outstanding under the master trust shall have received notice of such proposed removal of accounts and the seller shall have received notice from each such rating agency that such proposed removal will not result in a downgrade of its then-current rating for any such series;

(5)	on or before the tenth Business Day prior to the removal date the seller shall have given the master trust trustee, servicer, each rating agency and some providers of Series Enhancement written notice of the removal including the removal date;

(6)	the designation of the removed accounts shall have been through random selection;

(7)	there shall be no more than one removal date in a monthly period;

(8)	the removed accounts shall not, as of the removal notice date, contain Principal Receivables in an amount equal to the positive difference, if any, between the Seller Amount and the Required Seller Amount; and

(9)	such other conditions as may be specified in the accompanying prospectus supplement.

Upon satisfaction of the above conditions, the master trust trustee shall execute and deliver to the seller a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the seller or its designee, without recourse, representation or warranty, all the right, title and interest of the master trust in and to the receivables arising in the removed accounts or the participations, all monies due and to become due and all amounts and proceeds received.

The seller will be permitted to designate as a removed account without the consent of the master trust trustee, investor certificateholders or rating agencies, and without having to satisfy the conditions (7), (8) or (9) described above, any account that has a zero balance, no monetary transactions for a period of 120 days and which the seller will remove from its computer file, or any account that was designated in response to a third-party action or decision not to act and not the unilateral action of the seller.

In addition to the foregoing, on the date when any receivable in an account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the master trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the seller with respect to the account, without recourse, representation or warranty:

(1)	all right, title and interest of the master trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in the account;

(2)	all monies due or to become due under the account;

(3)	all proceeds from the account; and

(4)	any insurance proceeds relating to the account,

provided that recoveries of the account shall be applied as provided in the pooling and servicing agreement. The master trust trustee shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the seller to vest in the seller or its designee all right, title and interest that the master trust had in the Defaulted Receivables (including any related Finance Charge Receivables).

Representations and Warranties

As of the series issuance date specified in the accompanying prospectus supplement, the seller will make representations and warranties to the master trust relating to the accounts owned by it and the receivables transferred by it to the effect, among other things that:

(a)	as of the Master Trust Cut-off Date or the Addition Date each account or each additional account was an Eligible Account;

(b)	as of the Master Trust Cut-off Date or the Addition Date, each of the receivables in any account or additional account that is conveyed to the master trust on that day is an Eligible Receivable; and

(c)	as of the date of creation of any new receivable, the receivable is an Eligible Receivable.

If a seller breaches any representation and warranty described herein, the breach remains uncured for 60 days, or the longer period as may be agreed to by notice of the breach of the seller, and as a result of the breach any receivables in the related account become Defaulted Receivables or the master trust’s rights in, to or under the receivables or the proceeds of the receivables are impaired or the proceeds are not available for any reason to the master trust free and clear of any lien, then the investor certificateholders’ interest in all receivables in the affected account will be reassigned to the seller on the terms and conditions set forth below and the account shall no longer be included as an account. However, the receivables will not be deemed ineligible receivables and will not be reassigned to the seller if, on any day prior to the end of the 60-day or longer period:

(a)	the relevant representation and warranty shall be true and correct in all material respects as if made on that day; and

(b)	the seller shall have delivered to the master trust trustee a certificate of an authorized representative describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

An ineligible receivable shall be reassigned to the relevant seller on or before the end of the monthly period in which the assignment obligation arises by the seller directing the servicer to deduct the portion of the ineligible receivable that is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller Amount. In the event that the exclusion of an ineligible receivable from the calculation of the Seller Amount would cause the Seller Amount to be less than the Required Seller Amount, on the distribution date following the monthly period in which the reassignment obligation arises, the seller will make a deposit into the special funding account in immediately available funds in an amount equal to the amount by which the Seller Amount would be reduced below the Required Seller Amount. Any deposit into the special funding account, together with the reduction in the Seller Interest, in connection with the reassignment of an ineligible receivable shall be considered a payment in full of the ineligible receivable. The reassignment of any ineligible receivable to a seller is the sole remedy for breaching the above-described representations and warranties with respect to the receivable available to investor certificateholders of any series, or the master trust trustee on behalf of the investor certificateholders, or any provider of Series Enhancement.

The seller will also make representations and warranties to the master trust to the effect, among other things, that as of each series issuance date:

(a)	it is a banking association or corporation, as applicable, validly existing under the laws of the jurisdiction of its organization, it has the authority to consummate the transactions contemplated by the validly binding and enforceable pooling and servicing agreement and the related series supplement of the seller;

(b)	the pooling and servicing agreement constitutes either:

(i)	a valid sale, transfer and assignment to the master trust of the right, title and interest of the seller in the receivables, whether then existing or later created and in the proceeds, including proceeds in any of the accounts established for the benefit of the investor certificateholders, or

(ii)	the grant of a first priority perfected security interest under the UCC as in effect in Ohio in the receivables and the proceeds, including proceeds in any of the accounts established for the benefit of the investor certificateholders, which is effective as to each receivable then existing on the date of this transfer to the master trust or, as to each future receivable, upon the creation of and until the determination of the master trust.

If the breach of either of the representations and warranties described in clauses (a) and (b) above has a material adverse effect on the investor certificateholders’ interest of all series in the receivables transferred to the master trust by the seller, either the master trust trustee or the investor certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all series, by written notice to the seller and the servicer, and to the master trust trustee if given by the holders of the requisite percentage of investor certificates of all series, may direct the seller to accept the reassignment of the receivables transferred to the master trust by the seller within 60 days of the notice, or within the longer specified period in the notice. However, these receivables will not be reassigned to the seller if, on any day prior to the end of the 60-day or longer period:

(a)	the relevant representation and warranty shall be true and correct in all material respects as if made on that day; and

(b)	the seller shall have delivered to the master trust trustee a certificate of an authorized representative describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

The seller will be obligated to accept the reassignment of the receivables on the distribution date following the monthly period in which the reassignment obligation arises. The price of the reassignment, will generally be equal to the product of:

(A)	the aggregate Invested Amounts and Enhancement Investment Amounts of all series on the distribution date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on the overdue interest amounts, if the applicable series supplement so provides, as the applicable investor certificate rates through the day preceding the distribution date; and

(B)	a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables in the master trust on the distribution date that were transferred to the master trust by the seller and the denominator of which is equal to the aggregate amount of the Principal Receivables in the master trust on the distribution date.

The payment of the reassignment price, in immediately available funds, will be considered a payment in full of the receivables and the principal portion of the fund and the interest portion of the funds will be deposited into the special funding account and the collection account, respectively. If the master trust trustee or the requisite percentage of investor certificateholders of all the series gives a notice as provided above, the obligation of the seller to make any deposit will constitute the sole remedy after a breach of the representations and warranties available to the investor certificateholders of all series, or the master trust trustee on behalf of the investor certificateholders, or any provider of Series Enhancement.

It is not required or anticipated that the master trust trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the seller’s representations and warranties or for any other purpose. The servicer, however, will deliver to the master trust trustee on or before March 31 of each year (or such other date specified in the accompanying prospectus supplement) an opinion of counsel with respect to the validity of the security interest of the master trust in and to the receivables and certain other components of the master trust.

Collection and Other Servicing Procedures

Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and in accordance with the Credit Card Guidelines. The bank (through its predecessor) has been servicing credit card receivables in connection with securitizations since 1995. See “Transaction Parties — National City Bank and National City Corporation” in this prospectus for a discussion of the bank.

Servicing activities to be performed by the servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to cardholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the master trust include:

(a)	providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust trustee pursuant to the pooling and servicing agreement; and

(b)	maintaining the agreement, documents and files relating to the accounts and receivables as custodian for the master trust; and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust trustee.

Pursuant to the pooling and servicing agreement, the bank, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to certain third-party service providers that agree to conduct these duties in accordance with the pooling and servicing agreement and the Credit Card Guidelines. The bank currently contracts with FDR and First Express and intends to continue to contract with FDR and First Express (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under “The Bank’s Credit Card Activities — Outsourcing of Servicing” in this prospectus. Notwithstanding this delegation to any entity, the servicer will continue to be liable for all of its obligations under the pooling and servicing agreement.

The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time. The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling and servicing agreement.

Master Trust Accounts

The servicer will establish and maintain for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, on behalf of the master trust, a master trust collection account, which shall be either (a) a segregated trust account established with the corporate trust department of a Securities Intermediary or (b) a segregated account with a Securities Intermediary that is an Eligible Institution. The master trust collection account will initially be controlled by BNYM (Delaware). If at any time the master trust collection account ceases to be an Eligible Deposit Account, the master trust collection account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the master trust collection account generally will be invested in Eligible Investments. These funds may be invested in obligations of the bank or its affiliates, or investment companies for which the bank or one of its affiliates serves as investment advisor, so long as the obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the master trust collection account will be treated as collections of Finance Charge Receivables with respect to the last day of the related monthly period except as otherwise specified in any series supplement. The servicer will have the revocable power to withdraw funds from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the master trust collection account for the purpose of carrying out its duties under the pooling and servicing agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds from the master trust collection account for the purpose of making distributions to the investor certificateholders. The paying agent shall initially be the master trust trustee.

The servicer will also establish and maintain for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, on behalf of the master trust, a special funding account. Funds on deposit in the special funding account will be invested by the master trust trustee at the direction of the servicer in Eligible Investments. The special funding account will be either (a) a segregated trust account established with the corporate trust department of a Securities Intermediary or (b) a segregated account with a Securities Intermediary that is an Eligible Institution. Any earnings, net of losses and investment expenses, earned on amounts on deposit in the special funding account during any monthly period will be withdrawn from the special funding account and treated as collections of Finance Charge Receivables for the monthly period.

Funds on deposit in the special funding account will be withdrawn and paid to the holder of the Seller Interest on any distribution date to the extent that, after giving effect to that payment, the Seller Amount exceeds the Required Seller Amount and the amount of Principal Receivables in the master trust exceeds the Required Principal Balance on that date. However if an accumulation period, rapid accumulation period, scheduled amortization period or early amortization period commences with respect to any series of investor certificates, then any funds on deposit in the special funding account will be released from the special funding account, deposited in the master trust collection account and treated as Shared Principal Collections to the extent needed to make principal payments due to or for the benefit of the investor certificateholders of the series.

In addition, for the benefit of the investor certificateholders of certificates issued by the master trust, the master trust trustee will establish and maintain in the name of the master trust two separate accounts, called a finance charge account and a principal account, in segregated master trust accounts (which need not be Eligible Deposit Accounts). Funds in the principal account and the finance charge account for the master trust will be invested, at the direction of the servicer, in Eligible Investments.

Any earnings (net of losses and investment expenses) on funds in the finance charge account or the principal account allocable to the collateral certificate will be included in collections of Finance Charge Receivables allocable to the collateral certificate. The servicer will have the revocable power to withdraw funds from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer’s duties.

Allocation Percentages

Pursuant to the pooling and servicing agreement, the servicer will allocate among the investor certificateholders’ interest of each series and the Seller Interest all amounts collected with respect to Finance

Charge Receivables and Principal Receivables and the Defaulted Amount for each Business Day during any monthly period as follows:

(a)	collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the investor certificateholders’ interest of a series based on a Floating Allocation Percentage of the series; and

(b)	collections of Principal Receivables will at all times be allocated to the investor certificateholders’ interest of the series based on a Principal Allocation Percentage of the series.

The Floating Allocation Percentage and the Principal Allocation Percentage for any series of investor certificates will be determined as set forth in the related series supplement, including the Series 2005-CC supplement relating to the collateral certificate. Amounts not allocated to the investor certificateholders’ interest of any series as described above will be allocated to the Seller Interest. For a description of how allocations will be made to the collateral certificate by the master trust, see “Sources of Funds to Pay the Notes — The Collateral Certificate” in this prospectus.

Application of Collections

For so long as (a) the bank is the servicer under the pooling and servicing agreement and (b) either:

(i)	the bank, as the servicer, provides to the master trust trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency (as evidenced by a letter from each rating agency to the effect that no withdrawal or reduction in the rating of the series of investor certificates will occur) or

(ii)	the bank has and maintains a certificate of deposit rating of at least “A-1” and “P-1” (or their equivalent) by Moody’s and Standard & Poor’s, respectively,

the bank may use for its own benefit all collections received with respect to the receivables in each monthly period until the Business Day preceding the related distribution date. At that time, the bank will deposit all of the collections, to the extent described below, into the master trust collection account, and the servicer will make the deposits and payments to the accounts and parties indicated below. In the event of the insolvency or receivership of the bank, or, in certain circumstances, the lapse of certain time periods, the master trust may not have a perfected security interest in the collections. If the bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the servicer will make the deposits, as described below, not later than two Business Days after the Business Day on which a record of any transaction is first recorded pursuant to the servicer’s data processing procedures. Whether the servicer is required to make deposits of collections pursuant to the first or the second preceding sentence:

(a)	the servicer will only be required to deposit collections into the master trust collection account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on the related distribution date or payment date to investor certificateholders of any series or to the issuing entity of any Series Enhancement pursuant to the terms of any series supplement or Series Enhancement agreement; and

(b)	if at any time prior to the distribution date or payment date the amount of collections deposited in the master trust collection account exceeds the amount required to be deposited pursuant to clause (a) above, the servicer will be permitted to withdraw the excess from the master trust collection account.

Additionally, collections of Finance Charge Receivables and Principal Receivables allocated to the collateral certificate may be held by the servicer and not deposited in the master trust collection account until the related distribution date, and any of such collections not deposited may be commingled with the servicer’s own funds and used for the benefit of the servicer prior to each distribution date. In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the master trust, the issuing entity and the indenture trustee may lose any perfected security interest in any collections commingled with the funds of the servicer. See “Risk Factors — The Master Trust Trustee and the Indenture Trustee May Not Have a Perfected Interest in Collections Commingled by the Servicer with Its Own Funds and Interchange Commingled by the Seller with Its Own Funds, Which Could Cause Delayed or Reduced Payments to You” in this prospectus.

On the earlier of:

(a)	the second Business Day after the Business Day on which a record of any transaction is first recorded pursuant to the servicer’s data processing procedures; and

(b)	the date on which the servicer deposits any collections into the master trust collection account,

the servicer will withdraw the following amounts from the master trust collection account for application as indicated:

(a)	the portion of collections of Principal Receivables allocated to the Seller Interest will be paid to the holder of the Seller Interest; provided that the Seller Interest in Principal Receivables on such day (after giving effect to any new receivables transferred to the master trust on the applicable day) exceeds the Required Seller Amount and the aggregate amount of Principal Receivables exceeds the Required Principal Balance, but otherwise such amounts will be deposited into the special funding account;

(b)	the portion of collections of Finance Charge Receivables allocated to the Seller Interest will be paid to the holder of the Seller Interest, unless otherwise specified in the related prospectus supplement;

(c)	for investor certificates other than the collateral certificate, an amount equal to the applicable allocation percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables and Principal Receivables will be applied in accordance with the related series supplement; and

(d)	deposits in respect of Finance Charge Receivables and Principal Receivables allocable to the collateral certificate as described in “Sources of Funds to Pay the Notes — The Collateral Certificate” will be paid to the issuing entity as holder of the collateral certificate.

The servicer’s compliance with its obligations under the pooling and servicing agreement and each series supplement will be independently verified as described under “ — Evidence as to Compliance” below.

Shared Principal Collections

Series 2005-CC is a principal sharing series. The servicer will determine the amount of collections of Principal Receivables for any month (plus miscellaneous payments and certain other amounts) allocated to Series 2005-CC remaining after covering required deposits and distributions and any similar amount remaining for any other principal sharing series, called Shared Principal Collections, and will allocate these remaining collections of Principal Receivables pro rata, based on the amount of the shortfall, if any, for each other principal sharing series, to cover any principal distributions to investor certificateholders and deposits to principal funding accounts for any principal sharing series of master trust investor certificates which are either scheduled or permitted and which have not been covered out of the collections of Principal Receivables and miscellaneous payments and certain other amounts allocable to such series.

Shared Finance Charge Collections

Series 2005-CC is included in a group of series of investor certificates called “Group One.” Collections of Finance Charge Receivables and certain other amounts allocable to any series that are included in Group One in excess of the amounts necessary to make required payments for such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables, called Excess Finance Charges, will be applied to cover any shortfalls in amounts payable from collections of Finance Charge Receivables allocable to any other series included in Group One, pro rata based upon the amount of the shortfall, if any, for each other series in Group One; provided, however, that the sharing of Excess Finance Charges among series in Group One will continue only until such time, if any, at which the seller shall deliver to the master trust trustee a certificate of an authorized officer to the effect that the continued sharing of Excess Finance Charges would have adverse regulatory implications for the seller. Following the delivery by the seller of any such certificates to the master trust trustee, there will not be any further sharing of Excess Finance Charges among the series in Group One. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding series in Group One will be paid to the seller. While any series issued by the master trust may be included in Group One, there can be no assurance that:

•	any other series will be included in Group One,

•	there will be any Excess Finance Charges for Group One for any month, or

•	the seller will not at any time deliver a certificate as described above.

While the seller does not believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among series in Group One will have adverse regulatory implications for the bank, there can be no assurance that this will continue to be true in the future.

Defaulted Receivables; Rebates and Fraudulent Charges

Receivables in any account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the servicer’s customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the receivables. The current policy of the bank is to charge off receivables in an account at the end of the month in which that account becomes 150 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder). Recoveries on receivables in delinquent accounts will be included as finance charge collections payable to the master trust, provided that if any of such recoveries relates to both receivables in delinquent accounts and other receivables, and it cannot be determined with objective certainty whether such recoveries relate to receivables in delinquent accounts or other receivables, the amount of recoveries included as finance charge collections payable to the master trust will be the seller’s reasonable estimate of the amount recovered in respect of receivables in delinquent accounts.

If the servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Principal Receivable in the trust with respect to the monthly period in which the adjustment takes place will be reduced, which will reduce the Seller Amount, by the amount of the adjustment. Furthermore, in the event that the exclusion of any of these receivables would cause the Seller Amount of that time to be less than the Required Seller Amount, the seller that transferred the Principal Receivables to the master trust shall be required to pay an amount equal to the deficiency into the special funding account.

Pay Out Events

A Pay Out Event will cause the early redemption of the notes. A Pay Out Event occurs with respect to all series issued by the master trust upon the occurrence of any of the following events:

(a)	failure on the part of the seller (i) to make any payment or deposit on the date required under the pooling and servicing agreement or the Series 2005-CC supplement (or within the applicable grace period which shall not exceed 5 Business Days) or (ii) to duly observe or perform in any material respect any other covenants or agreements of the seller set forth in the pooling and servicing agreement or the Series 2005-CC supplement, which failure has a material adverse effect on the investor certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the investor certificateholders for such period;

(b)	any representation or warranty made by the seller in the pooling and servicing agreement or the Series 2005-CC supplement, or any information required to be given by the seller to the master trust trustee to identify the credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the investor certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period, except that a Pay Out Event described in this clause (b) will not occur if the seller has accepted reassignment of the related receivable or all such receivables, if applicable, during such period (or such longer period as the master trust trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

(c)	a failure by the seller to convey receivables arising under additional credit card accounts, or participations, to the master trust when required by the pooling and servicing agreement;

(d)	any Servicer Default occurs which would have a material adverse effect on the investor certificateholders;

(e)	certain events of insolvency, conservatorship or receivership relating to the bank;

(f)	the seller is unable for any reason to transfer receivables to the master trust in accordance with the provisions of the pooling and servicing agreement; or

(g)	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after any applicable grace period, either the master trust trustee or the noteholders evidencing interests aggregating not less than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to the bank and the servicer (and to the master trust trustee if given by the investor certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

In the case of any event described in clause (c), (e), (f) or (g), a Pay Out Event will occur without any notice or other action on the part of the master trust trustee or the noteholders immediately upon the occurrence of such event.

In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the seller voluntarily enters liquidation or a receiver is appointed for the seller, then on the day of such event, the seller will immediately cease to transfer Principal Receivables to the master trust.

If the only Pay Out Event to occur is either the insolvency of the seller or the appointment of a conservator or receiver for the seller, the conservator or receiver may have the power to prevent the commencement of an early amortization period or the early retirement of the investor certificates or the notes. In addition, a conservator or receiver may have the power to cause the early sale of the receivables in the master trust and the early retirement of the investor certificates or the notes. See “Risk Factors” in this prospectus.

On the date on which a Pay Out Event occurs, the early amortization period will commence. A Pay Out Event for the collateral certificate is also an early redemption event for the notes. See “The Indenture — Early Redemption Events” in this prospectus.

Defeasance

Under the pooling and servicing agreement, the seller may terminate its substantive obligations with respect to an investor certificate series or the master trust by depositing with the master trust trustee, from amounts representing, or acquired with, collections of receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the series or all outstanding series of investor certificates of the master trust, as the case may be, on the dates scheduled for the payments and to pay all amounts owing to any credit enhancement provider with respect to such series or all outstanding series of investor certificates, as the case may be, if this action would not result in a Pay Out Event for any series. Prior to its first exercise of its right to substitute money or Eligible Investments for receivables, the seller will deliver to the master trust trustee:

(i)	an opinion of counsel to the effect that such deposit and termination of obligations will not result in the master trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

(ii)	a tax opinion.

Servicing Compensation and Payment of Expenses

The share of the master trust servicing fee allocable to the collateral certificate for any distribution date will be paid from Servicer Interchange and the Monthly Servicing Fee. Each month the Monthly Servicing Fee will be allocated by the issuing entity to each series of notes pro rata based on the Finance Charge Allocation Percentage for such series of notes.

On each distribution date, prior to making any other withdrawals from the collection account, the servicer shall apply, or instruct the master trust trustee to apply, the amounts on deposit in the collection account for the related monthly period, up to the amount of Servicer Interchange for that monthly period, to the servicer in partial payment of the master trust servicing fee allocable to the collateral certificate.

The remainder of the master trust servicing fee will be allocable to the Seller Interest, the Invested Amounts of any other series of investor certificates issued by the master trust and any other interests in the master trust, if any, for such series. Neither the master trust, the master trust trustee nor the certificateholders of any series of investor certificates issued by the master trust (including the collateral certificate) will have any obligation to pay the portion of the master trust servicing fee allocable to the Seller Interest.

The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement, the trust agreement or the indenture to be payable by the master trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the master trust. In connection with servicing the receivables, the services may incur certain expenses. The Monthly Servicing Fee that is paid to the servicer is intended, in part, to compensate the servicer for these expenses. See the chart entitled “Fees and Expenses Payable from Series Finance Charge Amounts and Series Available Principal Amounts” in the accompanying prospectus supplement.

Certain Matters Regarding the Seller and the Servicer

In the pooling and servicing agreement, the servicer has covenanted as to each receivable and related account that:

(a)	it will duly fulfill all obligations on its part to be fulfilled under or in connection with the receivable or account, and will maintain in effect all qualifications required in order to service the receivable or account the failure to comply with which would have a material adverse effect on the certificateholders or any provider of Series Enhancement;

(b)	it will not permit any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Credit Card Guidelines;

(c)	it will do nothing to substantially impair the rights of the investor certificateholders in the receivables or accounts;

(d)	it will not reschedule, revise or defer payments due on the receivables except in accordance with the Credit Card Guidelines; and

(e)	except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instruments (as defined in the UCC) and if any receivable is so evidenced, it shall be reassigned or assigned to the servicer as provided below.

Under the terms of the pooling and servicing agreement, in the event of any of the representations, warranties or covenants of the servicer contained in clauses (a) through (e) above with respect to any receivable or the related account is breached, and this breach is not cured within 60 days (or a longer period, not in excess of 150 days, as may be agreed to by the master trust trustee) of the earlier to occur of the discovery of the event by the servicer or receipt by the servicer of written notice of the event given by the master trust trustee, and as a result of the breach the master trust’s rights in, to or under any receivables or proceeds in the related account are impaired or the proceeds are not available for any reason to the master trust free and clear of any lien, then all receivables in the account or accounts to which the event relates shall be reassigned or assigned to the servicer on the terms and conditions set forth below. However, these receivables cannot be reassigned or assigned to the servicer if, on any day prior to the end of the 60-day or longer period:

(i)	the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects; and

(ii)	the servicer shall have delivered to the master trust trustee a certificate of an authorized representative describing the nature of the breach and manner in which the breach was cured.

This assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivable in the master trust collection account on the Business Day preceding the distribution date following the monthly period during which the obligation arises. The amount of the deposit shall be treated as a portion of Shared Principal Collections as described under “— Shared Principal Collections” above. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the investor certificateholders of any series if the covenant or warranty of the servicer is not satisfied and the master trust’s interest in the reassigned receivables shall be automatically assigned to the servicer.

The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling and servicing agreement. The bank, as initial servicer, may delegate some of its servicing duties to an affiliate; however, this delegation will not relieve it of its obligation to perform these duties in accordance with the pooling and servicing agreement.

The pooling and servicing agreement provides that the servicer will indemnify the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the master trust or the master trust trustee. The servicer, however, will not indemnify:

(a)	the master trust trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the trustee in the performance of its duties under the pooling and servicing agreement;

(b)	the master trust or the investor certificateholders or the certificate owners for liabilities, cost or expenses arising from actions taken by the master trust trustee at the request of investor certificateholders;

(c)	the master trust, the investor certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or receivables which are written off as uncollectible; or

(d)	the master trust, the investor certificateholders or the certificate owners for any liabilities, costs or expenses of the master trust, the investor certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the master trust, the investor certificateholders or the certificate owners in connection with the pooling and servicing agreement to any taxing authority.

Neither the seller, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the master trust, master trust trustee, investor certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. Neither the seller, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the seller, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. However, the servicer may in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefits of investor certificateholders of any series under the pooling and servicing agreement and the rights and duties of the parties under it.

The pooling and servicing agreement provides that the seller may exchange a portion of the Seller Certificate, if the Seller Interest is held in certificated form, for one or more supplemental certificates for transfer or assignment, or transfer or assign a portion of the Seller Interest, to a person designated by the seller upon the execution and delivery of a supplement to the pooling and servicing agreement (which is subject to any amendment to the pooling and servicing agreement; see “— Amendments” below); provided that:

(a)	the transfer will not result in a withdrawal or reduction of the rating of any outstanding series or class of investor certificates;

(b)	the seller and any additional sellers’ remaining interest in Principal Receivables shall not be less in the aggregate than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, the exchange; and

(c)	prior to the exchange or transfer, the seller shall have delivered to the master trust trustee a master trust tax opinion with respect to the transfer or assignment of the supplemental certificate.

Any transfer or assignment of a supplemental certificate or of an interest in the Seller Interest is subject to the conditions set forth in clauses (a) and (c) above. The seller may also transfer a portion of the Seller Certificate or the Seller Interest to certain affiliates provided that the condition set forth in clause (c) above has been satisfied.

The seller may designate affiliates of the seller, which may be banks, finance companies or similar organizations, to be included as additional sellers under the pooling and servicing agreement (by means of an amendment to the pooling and servicing agreement which will not require the consent of any investor certificateholder; see “— Amendments” below) and, in connection with the designation of any additional seller, the seller shall surrender the Seller Certificate, if the seller currently holds its interest in the Seller Interest in the form of a Seller Certificate, to the master trust trustee in exchange for a newly issued Seller Certificate modified to reflect such additional seller’s interest in the Seller Interest; provided, however, that:

(i)	the conditions set forth in clauses (a) and (c) in the preceding paragraph shall have been satisfied with respect to the designation and issuance; and

(ii)	any applicable conditions described in “— Addition of Master Trust Assets” above shall have been satisfied with respect to the transfer of receivables or participations by an additional seller to the master trust.

Following the inclusion of an additional seller, the additional seller will be treated in the same manner as the seller and each additional seller generally will have the same obligation and rights as a seller described in this prospectus.

Servicer Default

In the event of any Servicer Default, either the master trust trustee or investor certificateholders representing interests aggregating more than 50% of the aggregate unpaid principal amount for all series of investor certificates of the master trust, by written notice to the servicer (and to the master trust trustee and certain providers of Series Enhancement if given by the investor certificateholders), may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and the master trust trustee may appoint a new servicer, called a service transfer. The rights and interest of the seller under the pooling and servicing agreement and in the Seller Interest will not be affected by the termination. The master trust trustee shall as promptly as possible appoint a successor servicer. The successor servicer may be the master trust trustee, a wholly-owned subsidiary of the master trust trustee, or an entity which, at the time of its appointment as successor servicer, (1) services a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (2) is legally qualified and has the capacity to service the Master Trust Portfolio, (3) is qualified (or licensed) to use the software that the servicer is then currently using to service the Master Trust Portfolio or obtains the right to use, or has its own, software which is adequate to perform its duties under the pooling and servicing agreement, (4) has, in the reasonable judgment of the master trust trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care, and (5) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter. The successor servicer shall accept its appointment by written instrument acceptable to the master trust trustee. The successor servicer is entitled to compensation out of collections; however, that compensation will not be in excess of the master trust servicing fee. See “ — Servicing Compensation and Payment of Expenses” above for a discussion of the master trust servicing fee.

Because the bank, as servicer, has significant responsibilities for the servicing of the receivables, the master trust trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the pooling and servicing agreement. If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement will pass to BNYM (Delaware) as master trust trustee. BNYM (Delaware) does not have credit card operations. If BNYM (Delaware) is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling and servicing agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. If the master trust trustee within 60 days of receipt of the termination notice is unable to obtain any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the master trust trustee is legally unable to act as successor servicer, then the master trust trustee shall give the seller the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the master trust trustee.

Upon the occurrence of any Servicer Default, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement. The servicer is required to provide the master trust trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, the seller and the holders of investor certificates of each series issued and outstanding under the master trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations. The servicer shall immediately notify the master trust trustee in writing of any Servicer Default.

In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the master trust trustee or the majority of the investor certificateholders from effecting a service transfer. See “Risk Factors — Regulatory Action Could Result in Losses” in this prospectus.

New Issuances of Investor Certificates

The pooling and servicing agreement provides that, pursuant to one or more series supplements, the seller, without independent verification of its authority, may cause the master trust trustee to issue one or more new series of investor certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the seller, the servicer, the master trust trustee or the master trust is required or intends to obtain the consent of any investor certificateholder of any other series (or any noteholder) issued prior to the issuance of a new series. The seller may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

A new issuance may only occur upon the satisfaction of certain conditions provided in the pooling and servicing agreement. The obligation of the master trust trustee to authenticate the investor certificates of the new series and to execute and deliver the related series supplement is subject to the satisfaction of the following conditions:

(a)	on or before the tenth Business Day immediately preceding the date upon which the new issuance is to occur, the seller shall have given the master trust trustee, the servicer, each rating agency and certain providers of Series Enhancement notice of the new issuance and the date upon which the new issuance is to occur;

(b)	the seller shall have delivered to the master trust trustee the related series supplement, in form satisfactory to the master trust trustee, executed by each party to the pooling and servicing agreement other than the master trust trustee;

(c)	the seller shall have delivered to the master trust trustee any related Series Enhancement agreement executed by each of the parties to that agreement;

(d)	the master trust trustee shall have received confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of the rating;

(e)	the seller shall have delivered to the master trust trustee and certain providers of Series Enhancements a certificate of an authorized representative, dated the date upon which the new issuance is to occur, to the effect that the seller reasonably believes that the issuance will not, based on the facts known to the representative at the time of such certification, cause a Pay Out Event to occur with respect to any outstanding series;

(f)	the seller shall have delivered to the master trust trustee, each rating agency and certain providers of Series Enhancement a master trust tax opinion;

(g)	the Seller Amount shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the new issuance is to occur after giving effect to the issuance;

(h)	the balance of the Principal Receivables in the master trust as of the end of the next preceding monthly period shall not be less than the Required Principal Balance, as of the date upon which the new issuance is to occur and after giving effect to the issuance; and

(i)	any other conditions specified in any series supplements.

Evidence as to Compliance

The servicer will deliver to the master trust trustee and, if required, file with the Securities and Exchange Commission as part of an annual report on Form 10-K filed on behalf of the master trust and the issuing entity, the following documents:

•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant Securities and Exchange Commission regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Securities and Exchange Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

(i)	a review of the servicer’s activities during the reporting period and of its performance under the pooling and servicing agreement has been made under such officer’s supervision.

(ii)	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the Securities and Exchange Commission, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports furnished to the master trust trustee may be obtained by a request in writing delivered to the master trust trustee.

Except as described above or as described elsewhere in this prospectus or the related prospectus supplement, there will not be any independent verification that any duty or obligation to be performed by any transaction party — including the servicer — has been performed by that party.

Amendments

By accepting a note, a noteholder will be deemed to acknowledge that the seller, the servicer and the master trust trustee may amend the pooling and servicing agreement and any series supplement (including the Series 2005-CC supplement) without the consent of any investor certificateholder (including the issuing entity) or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholder (including the holder of the collateral certificate).

For the purposes of any vote or consent under the pooling and servicing agreement or any series supplement:

•	that requires the consent or vote of each investor certificateholder, each noteholder will be treated as an investor certificateholder; and

•	that requires the consent or vote of any series of investor certificates issued by the master trust, each series of notes will be treated as a series of investor certificates issued by the master trust.

No amendment to the pooling and servicing agreement will be effective unless the issuing entity delivers the opinions of counsel described under “The Indenture — Tax Opinions for Amendments” in this prospectus.

The pooling and servicing agreement and any series supplement may be amended (including in connection with (a) the issuance of an additional Seller Certificate, (b) the addition of a participation to the master trust, (c) the designation of an additional seller or (d) the addition of additional credit enhancements for a series) by the seller, the servicer and the master trust trustee, without the consent of investor certificateholders of any series then outstanding. The following conditions apply for the amendments described in this paragraph:

(i)	the seller delivers a certificate of an authorized representative to the master trust trustee to the effect that the seller reasonably believes that the amendment will not adversely affect in any material respect the interests of any investor certificateholder; and

(ii)	the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the master trust.

The pooling and servicing agreement and any series supplement may also be amended by the seller, the servicer and the master trust trustee, without the consent of the investor certificateholders of any series to add, modify or eliminate any provisions necessary or advisable in order to enable the master trust or any portion of the master trust to avoid the imposition of state or local income or franchise taxes on the master trust’s property or its income. The following conditions apply for the amendments described in this paragraph:

(i)	the seller delivers a certificate of an authorized representative to the master trust trustee to the effect that the seller reasonably believes that the amendment will not adversely affect in any material respect the interests of any investor certificateholder;

(ii)	the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the master trust; and

(iii)	the amendment must not affect the rights, duties or obligations of the master trust trustee under the pooling and servicing agreement.

The pooling and servicing agreement and the related series supplement may also be amended by the seller, the servicer and the master trust trustee with the consent of the holders of investor certificates evidencing interests aggregating not less than 66 2/3% of the aggregate unpaid principal amount of investor certificates for all series of the master trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or the related series supplement or of modifying in any manner the rights of investor certificateholders of any outstanding series of the master trust. No such amendment, however, may:

(a)	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

(b)	change the definition of or the manner of calculating the interest of any investor certificateholder of the series or any investor certificateholder of any other series issued by the master trust;

(c)	reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment, in each case without the consent of all investor certificateholders of the related series and investor certificateholders of all series adversely affected; or

(d)	adversely affect the rating of any series or class by any rating agency without the consent of the investor certificateholders of the series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of the series or class.

In addition to being subject to amendment as described above, the Series 2005-CC supplement may be amended by the seller without the consent of the servicer, the master trust trustee, the issuing entity or any noteholder if the seller provides the master trust trustee with (a) an opinion of counsel to the effect that the amendment or modification would reduce the risk that the master trust would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that the amendment or modification would not materially and adversely affect any investor certificateholder (including the noteholders and the issuing entity as holders of the collateral certificate), except that the amendment shall not be deemed effective without the master trust trustee’s consent, if the master trust trustee’s rights, duties and obligations under the Series 2005-CC supplement are thereby modified. Promptly after the effectiveness of the amendment, the seller shall deliver a copy of the amendment to each of the servicer, the master trust trustee and each rating agency.

Promptly following the execution of any amendment to the pooling and servicing agreement, the master trust trustee will furnish written notice of the substance of the amendment to each investor certificateholder.

The bank may amend the pooling and servicing agreement, including relevant series supplements, including the Series 2005-CC supplement, to preserve under Financial Accounting Standards Board Statement No. 140 (or any successor pronouncement) the sale treatment for accounting purposes of assets transferred by the seller directly or indirectly to the master trust. These amendments will be made without further investor certificateholder consent and may include providing for the transfer of receivables from the bank as seller to a special purpose entity and from that entity to the master trust. Prior to the effectiveness of any amendment related to the transfer to a special purpose entity, the seller will deliver a copy of the form of amendment to each rating agency for its review.

Termination of the Master Trust

Unless the seller instructs the master trust trustee otherwise, the master trust will only terminate on the Master Trust Termination Date. Upon termination of the master trust, all right, title and interest in the receivables and other funds of the master trust (other than amounts in accounts maintained by the master trust for the final payment of principal and interest to investor certificateholders) will be conveyed and transferred to the seller.

Investor Certificateholders Have Limited Control of Actions

Investor certificateholders of any series or class within a series of investor certificates may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the seller’s representations and warranties. The interests of the investor certificateholders of any such series may not coincide with yours, making it more difficult for any particular investor certificateholder to achieve the desired results from the vote.

Consumer Protection Laws

The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts as well as applicable Ohio laws and, to the extent applicable, comparable statutes in the other states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is applied for, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

Certain laws, including the laws described above, may limit the bank’s ability to collect amounts owing with respect to the receivables regardless of any act or omission on the part of the bank. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of a credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transactions exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder’s mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder’s liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with these requirements could adversely affect the servicer’s ability to enforce the receivables.

The master trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the seller with respect to obligations arising before transfer of the receivables to the master trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of receivables owing. The seller has represented and warranted in the pooling and servicing agreement that all of the receivables have been and will be created in compliance with the requirements of these laws. For a discussion of the master trust’s rights arising from the breach of these warranties, see “The Master Trust — Representations and Warranties” in this prospectus.

Certain jurisdictions may attempt to require out-of-state credit card issuing entities to comply with the jurisdiction’s consumer protection laws (including laws limiting the charges imposed by such credit card issuing entities) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the seller’s credit card operations or the yield on the receivables in the master trust.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The investor certificateholders could suffer a loss if no funds are available from credit enhancement or other sources. See “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Federal Income Tax Consequences

General

The following discussion describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following discussion has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuing entity (“Special Tax Counsel”). The discussion is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The discussion is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following discussion of federal income tax consequences is correct in all material respects. Noteholders should be aware that, under Circular 230 (i.e., the regulations governing practice before the Internal Revenue Service, located at 31 C.F.R. part 10), this discussion and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Description of Opinions

As more fully described in this “Federal Income Tax Consequences” section, Special Tax Counsel is of the opinion generally to the effect that each of the issuing entity and the master trust will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular series of notes will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “— State and Local Taxation” below.

This discussion of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

Tax Characterization of the Issuing Entity and the Notes

Treatment of the Issuing Entity and the Master Trust as Entities Not Subject to Tax

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuing entity and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that each of the issuing entity and the master trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of the issuing entity and the master trust for federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the beneficiary as collateral for notes issued by the beneficiary. On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under “— Possible Alternative Characterizations.”

Treatment of the Notes as Debt

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuing entity will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificate and other assets of the issuing entity for United States federal income tax purposes.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuing entity, the master trust or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of the collateral certificate and any other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its notes were held to constitute partnership interests rather than debt. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuing entity and the master trust are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The beneficiary intends to take measures designed to reduce the risk that either of the issuing entity or the master trust could be classified as a publicly traded partnership; although the beneficiary expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the beneficiary. As a result, there can be no assurance that the measures the beneficiary intends to take will in all circumstances be sufficient to prevent the issuing entity and the master trust from being classified as publicly traded partnerships. If the issuing entity or the master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to that corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related noteholders or other security holders were treated as payments of interest thereon. Further, distributions to noteholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuing entity and the master trust as entities not subject to federal income tax is correct.

Consequences to Holders of the Notes

Interest and Original Issue Discount

Stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of such interest should be included in the note’s stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuing entity intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount

A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions for debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

Disposition of the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuing entity to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the beneficiary, the issuing entity or the master trust, (b) a “controlled foreign corporation” with respect to which the beneficiary, the issuing entity or the master trust is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

The U.S. Treasury Department has issued final Treasury regulations concerning various procedural matters relating to withholding taxes. Holders of Notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Taxation

The discussion above does not address the taxation of the issuing entity or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

Ohio.  No opinion has been requested from the Ohio Tax Commissioner with respect to the purchase, ownership or disposition of the notes. Each investor should, therefore, consult a tax advisor regarding any Ohio state or local tax consequences.

Assuming that the notes are characterized as indebtedness for federal income tax purposes, noteholders not otherwise subject to the Ohio corporation franchise tax or the Ohio personal income tax will not be subject to such taxes solely because of their ownership of the notes.

If, however, the issuing entity is treated as a partnership for federal income tax purposes, and such partnership is determined to be engaged in business in Ohio, and the noteholders are treated as holding equity interests in the partnership rather than indebtedness, the noteholders could be subject to the Ohio corporation franchise tax or the Ohio personal income tax by virtue of their ownership of the notes.

Further, if the issuing entity is treated as an association taxable as a corporation for federal income tax purposes or, if considered to be a pass-through entity, fails to qualify as an “investment pass-through entity,” and has tax nexus with Ohio, the issuing entity could be subject to the Ohio corporation franchise tax or the direct tax or withholding tax levied on a “qualifying pass-through entity.” Such taxes could result in reduced distributions to the noteholders.

Michigan.  No opinion has been requested from the Michigan Department of Treasury with respect to the purchase, ownership or disposition of the notes. Each investor should, therefore, consult a tax advisor regarding any Michigan state or local tax consequences.

On July 12, 2007, the Michigan Business Tax (“MBT”) was enacted by the State of Michigan to replace the state’s Single Business Tax (“SBT”) effective January 1, 2008. The MBT is comprised of an apportioned modified gross receipts tax of 0.8 percent; and an apportioned business income tax of 4.95 percent. In December 2007, a 21.99% surcharge was added to both the business income tax and modified gross receipts tax, resulting in total rates of 6.04% and 0.98%, respectively. The surcharge expires no earlier than January 1, 2017. Under the MBT, “financial institutions” are subject to an industry-specific tax in lieu of the apportioned modified gross receipts and apportioned business income taxes previously discussed. The MBT financial institutions tax is based on net capital. The MBT provides credits for Michigan business investment, compensation, and research and development.

The “modified gross receipts” tax base is composed of gross receipts less purchases from other firms. As under the SBT, “gross receipts” is defined as all receipts except those specifically excluded. The SBT gross receipts exclusions are carried over to the MBT, and other exclusions have been added for specific industries or taxpayers. Proceeds received as a result of the original issuance of stock or equity investments or from the original issuance of debt instruments are specifically excluded from the definition of “gross receipts.” The deduction for “purchases from other firms” includes amounts in respect of acquired inventory, depreciable and amortizable assets, and other materials and supplies, such as repair parts and fuel. The business income tax base of the MBT begins with federal taxable income related to business activity and is subject to specific adjustments.

The MBT is imposed on taxpayers who meet either one of two tests for constitutional nexus. The first test requires that the taxpayer have physical presence in Michigan for more than one day during the tax year. Physical presence can be established by a taxpayer’s employees, agents, or independent contractors. Under the second test, nexus is established if the taxpayer “actively solicits” sales in Michigan and has at least $350,000 of Michigan gross receipts during the taxable year. This second test is essentially an economic or market presence standard.

“Taxpayer” is broadly defined as essentially all forms of legal business entities, individuals, estates, and trusts engaged in “business activity.” The MBT does not, however, apply to individuals, estates, partnerships or trusts organized exclusively for estate or gift planning purposes that derive income solely in connection with personal investment activity, and not in the course of a regular trade or business. As used in the MBT, the term “taxpayer” also includes multiple entities that are a “unitary business group.” For multiple entities to be considered a unitary business group (i.e., one taxpayer), one of the members must directly or indirectly own or control more than 50% of the other members, and there must be a flow of value or integrated business activities or operations between or among the members. Intercompany transactions are eliminated in determining the MBT bases.

Both the tax bases are apportioned to Michigan based on a single factor formula of Michigan sales to total sales. Sales are generally sourced to the market state. For unitary business groups, all Michigan sales of the group are sourced to Michigan without regard to whether a particular group member has Michigan nexus.

Intercompany transactions are eliminated in determining the apportionment sales factor for a unitary business group.

Based on either or both of the nexus tests described above, it is possible that the Michigan tax authorities could assert that the master trust may have nexus with Michigan and may be subject to the MBT. Further, although the depositor has not been able to determine the magnitude of any such tax liability that might be so imposed, if the master trust were so treated, amounts otherwise available for distribution to noteholders could be materially reduced.

Assuming that the notes are characterized as indebtedness for federal income tax purposes, and the notes, when issued, will not represent interests in an association taxable as a corporation for federal income tax purposes, noteholders not otherwise subject to the MBT or Michigan personal income tax will not be subject to such taxes solely because of their ownership of the notes.

The repeal of the SBT does not preclude the Michigan Department of Treasury from administering, collecting, or imposing the SBT for all years and taxable periods leading up to the repeal’s effective date. In other words, while the SBT will not apply to business activity after December 31, 2007, the tax will apply for all purposes for business activity up to the repeal’s effective date.

For all years and taxable periods leading up to the effective date of the SBT repeal, and assuming that the notes are characterized as indebtedness for federal income tax purposes, and the notes, when issued, will not represent interests in an association taxable as a corporation for federal income tax purposes, noteholders not otherwise subject to the SBT or the Michigan personal income tax will not be subject to such taxes solely because of their ownership of the notes.

If, however, the issuing entity is treated as a partnership for federal income tax purposes, and such partnership is determined to be engaged in business in Michigan, noteholders treated as holding equity interests in the partnership could be subject to the SBT or the Michigan personal income tax by virtue of their ownership of the notes.

The SBT is imposed on a person with business activity in Michigan. The term “person” is defined to include trusts, pass-through entities and unstructured joint activities. Under Revenue Administrative Bulletin 1998-1, Michigan broadly asserts jurisdiction to impose the SBT by attributing to a person the activities performed on that person’s behalf in Michigan by representatives or sub-representatives, irrespective of whether a representative is related or unrelated, resident or nonresident or an independent contractor acting on behalf of others. Therefore, even though the issuing entity is assumed to remain domiciled outside of Michigan and to continue to have no direct physical presence in Michigan, the activities of third parties performed in Michigan on behalf of the issuing entity, including portfolio servicing activities such as collection and reporting, could provide sufficient attributional nexus to result in the issuing entity being subject to the SBT. Assuming the issuing entity would be characterized as a financial organization for SBT purposes, it would include net interest income in the SBT base. Such taxes could result in reduced distributions to the noteholders.

Benefit Plan Investors

Benefit plans are required to comply with restrictions under Title I of the Employee Retirement Income Security Act of 1974, known as ERISA, and/or Section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan — referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•	an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees — such as a pension, profit-sharing, section 401(k) or Keogh plan or an individual retirement account; and

•	a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity — including an insurance company general account — considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

Title I of ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the bank and the bank is a party in interest as to the benefit plan. A prohibited transaction could also arise if the bank, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuing entity or the master trust either:

•	is involved in the investment decision for the benefit plan to purchase notes or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, a statutory or an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The statutory exemption that is potentially available is set forth in Section 408(b)(17) of ERISA and is available to a “service provider” to a benefit plan that is not a fiduciary with respect to the benefit plan’s assets being used to purchase the notes or an affiliate of such a fiduciary. The administrative exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to certain “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to independent “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuing Entity or the Master Trust and a Party in Interest

The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•	under the “look-through” rules of the U.S. Department of Labor plan asset regulation, assets of the issuing entity are treated as if they were plan assets of the benefit plan.

In this case, every transaction by the issuing entity would be treated as a transaction by the benefit plan using its plan assets.

If assets of the issuing entity are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuing entity itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuing entity’s assets are treated as assets of the benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of the issuing entity are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction exemptions referred to above could not be relied on to exempt all the transactions of the issuing entity or the master trust from the prohibited transaction rules. In addition, because assets of the issuing entity or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulation, assets of the issuing entity would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”

The issuing entity expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuing entity believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuing entity to be treated as plan assets.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The issuing entity may offer and sell the notes of a series in one or more of the following ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuing entity will specify in a prospectus supplement the terms of each offering, which may include:

•	the name or names of any underwriters or agents,

•	the managing underwriters of any underwriting syndicate,

•	the public offering or purchase price,

•	the net proceeds to the issuing entity from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Any underwriter participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, will be deemed to be, an “underwriter” of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The bank and the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuing entity’s notes.

Underwriters and agents participating in the distribution of the issuing entity’s notes, and their controlling persons, may engage in transactions with and perform services for the bank, the issuing entity or their respective affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon by the Law Department of National City Corporation, for the bank, and for the seller, the servicer, the issuing entity and the master trust by Jones Day, New York, New York and Richards, Layton & Finger, P.A.,

Wilmington, Delaware, and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain legal matters relating to the federal tax consequences of the issuance of the notes and the collateral certificate will be passed upon for the bank and the seller by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Where You Can Find More Information

We filed a registration statement relating to the notes with the Securities and Exchange Commission (SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.

We provide static pool information in response to Item 1105 of Regulation AB through an Internet Web site. The prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted. Static pool information on such Internet Web site that relates to the performance of the receivables for periods commencing prior to January 1, 2006 does not form a part of this prospectus, the prospectus supplement accompanying this prospectus or the registration statement relating to the notes.

The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet Web site (http://www.sec.gov). Our SEC filings may be located by using the SEC Central Index Key (CIK) for National City Credit Card Master Note Trust, 0001332961. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

Reports that are filed with the SEC by the servicer pursuant to the Securities Exchange Act of 1934, as amended, will be made available to investors as soon as reasonably practicable after those reports are filed with the SEC. These reports may be accessed by any investor, free of charge, through an Internet Web site at http://nationalcity.com/about/InvestorRelations/StockFinancialInfo/default.asp. In the event this Internet Web site is temporarily unavailable, the bank will provide to investors electronic or paper copies of such reports free of charge upon request. For purposes of any electronic version of this prospectus, the URL in this paragraph is an inactive textual reference only. We have taken steps to ensure that the URL in this paragraph was inactive at the time we created any electronic version of this prospectus.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any distribution reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the master trust or the issuing entity prior to the termination of the offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: National City Bank, 1900 East 9th Street, Cleveland, Ohio 44114, Attn.: Jill Hennessey; 1-800-622-4204.

Glossary of Defined Terms

Many of the terms defined below contain terms defined elsewhere in this glossary.

“Addition Date” means the date the seller delivers to the master trust trustee an assignment related to an addition of accounts or participations.

“Adjusted Outstanding Dollar Principal Amount” means, for any series or class of notes, the outstanding dollar principal amount of such series, less any funds on deposit in the principal funding account for such series or class.

“Aggregate Additional Limit” means for any series of investor certificates:

(1)	for any three consecutive monthly period commencing in January, April, July and October of each calendar year, 15% of the number of accounts as of the first day of the calendar year during which the monthly periods commence; or

(2)	for any twelve-month period, 20% of the number of accounts as of the first day of the twelve-month period.

“Available Principal Amounts” means, (a) with respect to all series of notes, the collections of Principal Receivables allocated and paid to the issuing entity, as holder of the collateral certificate, including the collateral certificateholder’s share of the excess Principal Receivables from other series of investor certificates, and (b) with respect to any series of notes, the amount of collections in clause (a) allocated to such series, plus any other amounts, or allocable portion thereof, to be treated as Available Principal Amounts with respect to such series as described in the applicable prospectus supplement.

“Bank Portfolio” means the portfolio of MasterCard and Visa accounts and other revolving credit card accounts owned by the bank or one of its affiliates.

“Business Day” means any day other than a Saturday or Sunday, or any other day on which national banking associations or state banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Credit Card Guidelines” means the seller’s written policies and procedures relating to the operation of its revolving lending business, including without limitation:

(1)	the written policies and procedures for determining the creditworthiness of credit card customers;

(2)	the extension of credit to credit card customers; and

(3)	the maintenance of credit card accounts and collection of receivables.

These guidelines may be amended, modified or otherwise changed from time to time.

“Defaulted Amount” means, for any monthly period, an amount (not less than zero) equal to:

(1)	the amount of Principal Receivables that became Defaulted Receivables for the monthly period, minus

(2)	the sum of:

(a)	the amount of any Defaulted Receivables that a seller or the servicer becomes obligated to accept reassignment or assignment during the monthly period (unless certain events of insolvency, conservatorship, receivership or bankruptcy relating to the seller or servicer have occurred, in which event the amount of the Defaulted Receivables will not be added to the sum so subtracted), and

(b)	the excess, if any, for the immediately preceding monthly period of the sum computed pursuant to this clause (2) over the amount of Principal Receivables that became Defaulted Receivables during the monthly period.

“Defaulted Receivables” means, for any monthly period, the Principal Receivables that were charged-off as uncollectible in the monthly period in accordance with the Credit Card Guidelines and the servicer’s customary and usual servicing procedures for servicing revolving credit card receivables comparable to the receivables in the master trust.

“Definitive Notes” means notes in definitive, fully registered form.

“Eligible Account” means, as of the Master Trust Cut-off Date (or, with respect to additional accounts, as of their date of designation for inclusion in the master trust), each account owned by the seller:

(1)(a)	which was in existence and serviced by the servicer;

(b)	which is payable in United States dollars;

(c)	has not been identified as an account with credit cards that have been reported lost or stolen;

(d)	has a cardholder who has provided, as his or her billing address, an address located in the United States or its territories or possessions or a military address;

(e)	has not been, and does not have any receivables that have been sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the pooling and servicing agreement);

(f)	except as described below, does not have any Defaulted Receivables; and

(g)	except as described below, does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card; or

(2)	with respect to additional accounts, any revolving credit card owned by the seller that comply with the requirements of clause (1) above, provided, that the seller provides to the master trust trustee written evidence that in establishing such differences, the ratings will not be withdrawn or reduced by the rating agencies.

Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or receivables which the seller believes the related cardholder is bankrupt or which have been identified by the cardholders as having been incurred as a result of fraudulent use of any credit card, or has been reported to the seller as lost or stolen; provided that:

(1)	the balance of all receivables included in the accounts is reflected on the books and records of the seller (and is treated for purposes of the pooling and servicing agreement) as “zero;” and

(2)	charging privileges for the accounts have been canceled in accordance with the Credit Card Guidelines of the seller and will not be reinstated by the seller or the servicer.

“Eligible Deposit Account” means either:

(1)	a segregated account with an Eligible Institution or

(2)	a segregated trust account with the corporate trust department of a depository institution organized under the Federal or state laws of the United States, including the District of Columbia (or any domestic branch of foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of the depository institution shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” means:

(1)	a depository institution (which may be the master trust trustee) organized under the Federal or state laws of the United States, which at all times:

(a) has either:

(i)	a long-term unsecured debt rating of “A2” or better by Moody’s or

(ii)	a certificate of deposit rating of “P-1” by Moody’s,

(b) has either:

(i)	a long-term unsecured debt rating of “AAA” by Standard & Poor’s or

(ii)	a certificate of deposit rating of “A-1+” by Standard & Poor’s and

(c)	is a member of the FDIC or

(2)	any other institution that is acceptable to each rating agency.

“Eligible Investments” collectively means:

(1)	obligations fully guaranteed by the United States of America;

(2)	time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody’s and Standard & Poor’s;

(3)	commercial paper having, at the time of the master trust’s investment therein, a rating in the highest rating category from Moody’s and Standard & Poor’s;

(4)	bankers’ acceptances issued by any depository institution or trust company described in (2) above;

(5)	money market funds that have the highest rating from Moody’s and Standard & Poor’s, or have otherwise been approved in writing by each rating agency;

(6)	demand deposits with an entity, the commercial paper of which has the highest rating from Moody’s and Standard & Poor’s;

(7)	securities that are registered in the name of the indenture trustee by the issuing entity and identified by the master trust trustee as held for the benefit of the investor certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940 and which:

(a)	invests in assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Eligible Investments,

(b)	seeks to maintain a constant net asset value per share,

(c)	has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and

(d)	which each rating agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any series rated by it; and

(8)	any other investments approved in writing by each rating agency.

“Eligible Receivable” means each receivable:

(1)	which has arisen under an Eligible Account;

(2)	which was created in compliance, in all material respects, with the Credit Card Guidelines and all requirements of law applicable to the seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

(3)	with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the seller in connection with the creation of such receivable or the execution, delivery, creation and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

(4)	as to which, at the time of its creation, the seller or the master trust had good and marketable title free and clear of all liens and security interests arising under or through the seller (other than certain tax liens for taxes not then due or which the seller is contesting);

(5)	that has been the subject of either a valid transfer and assignment from the seller to the master trust of all the seller’s right, title and interest in the master trust or the grant of a first priority perfected security interest in the master trust (and in the proceeds thereof), effective until the termination of the master trust;

(6)	which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions);

(7)	which constitutes an “account” or “general intangible” under Article 9 of the UCC;

(8)	that, at the time of transfer, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other governmental authority;

(9)	that, at the time of its transfer to the master trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor on the account, other than defenses rising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights;

(10)	as to which, at the time of its transfer to the master trust, the seller has satisfied all obligations to be fulfilled at the time it is transferred to the master trust; and

(11)	as to which, at the time of its transfer to the master trust, the seller has not taken any action that, or failed to take any action the omission of which, would, at the time of its transfer to the master trust, impair the rights of the master trust or the investor certificateholders.

“Enhancement Invested Amount” means, upon the availability of credit enhancement to pay principal of the investor certificates of a series following a certain Pay Out Event, the interest of the credit enhancement provider in certain cash flows in respect of the receivables in the master trust, if any.

“Excess Finance Charges” has the meaning described in “The Master Trust — Shared Finance Charge Collections” in this prospectus.

“Finance Charge Allocation Amount” means, on any date during any month for any series of notes (exclusive of any notes (i) within such series which will be paid in full during that month and (ii) which will have a nominal liquidation amount of zero during such month), an amount equal to the nominal liquidation amount for such series, as of the last day of the preceding month.

“Finance Charge Amounts” means (a) with respect to all series of notes, the collections of Finance Charge Receivables (and certain amounts to be treated as Finance Charge Receivables) payable to the issuing entity, as holder of the collateral certificate, plus the collateral certificate’s allocable portion of investment earnings (net of losses and expenses) on amounts on deposit in the master trust finance charge account, minus, if the bank or BNYM (Delaware) is the servicer, any Servicer Interchange attributable to the collateral certificate as described in “The Master Trust — Servicing Compensation and Payment of Expenses” and (b) with respect to any series of notes, the amount of collections in clause (a) allocated to such series, plus any other amounts, or allocable portion thereof, to be treated as Finance Charge Amounts with respect to such series as described in the applicable prospectus supplement.

“Finance Charge Receivables” mean the periodic finance charges, cash advance fees, late fees, overlimit fees, discount option receivables, annual fees and any other fees and charges billed on the accounts. Collections of Finance Charge Receivables will include the amount of interchange, if any, and recoveries, if any, each allocable to any series for a monthly period.

“Floating Allocation Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Finance Charge Allocation Amounts for all series of notes for such date and the denominator of which is the greater of (a) the aggregate amount of Principal Receivables in the master trust at the end of the prior month and (b) the sum of the Invested Amounts for all outstanding master trust series of investor certificates on such date of determination. However, with respect to any month in which there is a new issuance of notes, an addition of accounts, or a removal of accounts where the receivables in such removed accounts approximately equal the initial Invested Amount of a series of master trust investor certificates that has been paid in full, the denominator described in clause (a) of the previous sentence will be, on and after such date, the aggregate amount of Principal Receivables in the master trust as of the beginning of the day on the most recently occurring event described above (after adjusting for the aggregate amount of Principal Receivables, if any, added to or removed from the master trust on such date).

“Investor Default Amount” means, for any receivable, the product of (a) the Floating Allocation Percentage on the day the receivable becomes a Defaulted Receivable and (b) the Defaulted Amount.

“Invested Amount” means for any date of determination:

•	for the collateral certificate, the sum of the nominal liquidation amounts for each series of notes outstanding as of such date; and

•	for all other series of master trust investor certificates, the initial outstanding principal amount of the investor certificates of that series, less the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for uncovered defaults and reallocations of collections of Principal Receivables.

“Master Trust Cut-off Date” means the date prior to the issuance of the first series of investor certificates when the seller conveyed to the master trust all existing receivables.

“Master Trust Portfolio” means the credit card accounts selected from the Bank Portfolio and included in the master trust as of the Master Trust Cut-off Date and, with respect to additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the pooling and servicing agreement and which accounts have not been removed from the master trust.

“Master Trust Termination Date” means the date earliest of:

(1)	the day after the distribution date on which the aggregate Invested Amount and Enhancement Invested Amount or collateral interest, if any, with respect to each series outstanding is zero;

(2)	June 1, 2025; or

(3)	if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency or receivership of the seller, immediately following the sale, disposition or liquidation.

“Monthly Principal Payment” means for any series of notes for any month, an amount, not less than zero, equal to (i) the aggregate amount targeted to be deposited in the principal funding account for such month, plus (ii) the aggregate Available Principal Amounts for such series reallocated to pay shortfalls of interest on senior notes or a portion of the Monthly Servicing Fee to the servicer, minus (iii) the aggregate amount of Finance Charge Amounts for such series to be deposited into the principal funding account, paid to noteholders or otherwise treated as Available Principal Amounts for such series.

“Monthly Servicing Fee” means, for any distribution date, an amount equal to one-twelfth of the excess of:

(1)	the product of (i) 2.0% and (ii) the Servicing Base Amount for the collateral certificate for the month preceding that distribution date, over

(2)	the product of (i) 1.0% per annum and (ii) the Servicing Base Amount.

“Pay Out Event” means the events described under “The Master Trust — Pay Out Events.”

“Principal Allocation Amount” means, on any date during any month for any series of notes (exclusive of any notes within that series which will (1) be paid in full during that month or (2) have a nominal liquidation amount of zero during such month), an amount equal to the sum of (x) for any notes within that series in a period in which principal payments are targeted to be deposited in the principal funding account for such notes, the sum of the nominal liquidation amounts for such notes as of the close of business on the day prior to the commencement of that period for such notes, and (y) for all other outstanding notes within that series (i) the sum of the nominal liquidation amounts for such notes, each as of the close of business on the last day of the immediately preceding month, plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such notes as a result of the issuance of any additional notes of that series.

“Principal Allocation Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Principal Allocation Amounts for such date and the denominator of which is the greater of (a) the total Principal Receivables in the master trust at the end of the prior month and (b) the sum of the Invested Amounts at the end of the prior month for all outstanding master trust series of investor certificates on such date of determination. However, this Principal Allocation Percentage will be adjusted for certain Invested Amount increases, as well as additions and certain removals of accounts, during the related month. In calculating the Principal Allocation Percentage, the Invested Amount is the sum of (i) for each series of notes which is not accumulating or paying principal, the Invested Amount at the end of the prior month and (ii) for each series of notes which is accumulating or paying principal, the Invested Amount prior to any reductions for accumulations or payments of principal.

“Principal Receivables” mean the receivables which include all amounts charged by cardholders for merchandise, services and cash advances, but does not include Defaulted Receivables.

“Required Principal Balance” means, for any date:

(1)	the initial Invested Amounts of each series of master trust investor certificates outstanding on that day (provided that under certain circumstances some series may be excluded from this calculation), minus

(2)	the aggregate principal amount on deposit in the special funding account on that day.

However, if the only series of master trust investor certificates outstanding are excluded series of master trust investor certificates and a Pay Out Event has occurred to any series of master trust investor certificates, the Required Principal Balance means:

(1)	the Invested Amounts of each excluded series as of the first date on which a Pay Out Event is deemed to have occurred; minus

(2)	the aggregate principal amount on deposit in the special funding account.

“Required Seller Amount” means, for any date, an amount equal to the product of the Required Seller Percentage and the sum of:

(1)	the Invested Amount in each series of master trust investor certificates; and

(2)	the aggregate principal amount on deposit in the special funding account on that day.

“Required Seller Percentage” means 4%; however it is anticipated that the Required Seller Percentage will be increased to 5% on or before the issuance of the Series 2008-1 notes. However, the seller, upon 30 days’ prior notice to the master trust trustee, each rating agency and certain providers of Series Enhancement, may reduce the Required Seller Percentage (but not below 2%), provided that (i) such reduction will not result in a ratings effect and (ii) the seller shall have delivered an officer’s certificate stating that, in the reasonable belief of such officer, such reduction will not, based upon facts known to such officer at the time of such certification, cause a Pay Out Event to occur.

“Securities Intermediary” means any entity which is a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution or trust company organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and having a credit rating from each rating agency in one of its generic credit rating categories which signifies investment grade.

“Seller Amount” means at any time of determination:

(1)	an amount equal to the total amount of Principal Receivables and the principal amount on deposit in the special funding account and any principal funding account in the master trust at such time; minus

(2)	the aggregate Invested Amounts and Enhancement Invested Amounts, if any, for all outstanding series at such time.

“Seller Certificate” means a certificate representing an interest in the Seller Interest.

“Seller Interest” means the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments under the master trust.

“Seller Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by the master trust that are then outstanding.

“Series Enhancement” means, for any series or class of investor certificates, any credit enhancement, guaranteed rate agreements, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of investor certificateholders of the series or class.

“Servicer Default” means any of the following events:

(a)	failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the pooling and servicing agreement or any series supplement which is not cured within a five Business Day grace period;

(b)	failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer which has a material adverse effect on the investor certificateholders of any series or class issue and outstanding under the master trust and which continues unremedied for a period of 60 days after written notice shall have been given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by investor certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all certificates; or the servicer delegates its duties under the pooling and servicing agreement, and it continues unremedied for 15 days after written notice, shall have given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by investor certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of the investor certificates;

(c)	any representation, warranty or certification made by the servicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement, proves to have been incorrect when made which has a material adverse effect on the investor certificateholders of any series issued and outstanding under the master trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice, shall have been given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by investor certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all investor certificates; or

(d)	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five Business Days, or referred to under clause (b) or (c) for a period of 60 Business Days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Servicer Interchange” means for any monthly period, the lesser of:

(i) the Floating Allocation Percentage of interchange deposited in the collection account during the monthly period; and

(ii) 1.0% of the Servicing Base Amount.

“Servicing Base Amount” means, for any distribution date (i) the Weighted Average Floating Allocation Invested Amount for the monthly period preceding that distribution date, minus (ii) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding that distribution date and the Weighted Average Floating Allocation Invested Amount for that monthly period.

“Shared Principal Collections” has the meaning described in “The Master Trust — Shared Principal Collections” in this prospectus.

“Weighted Average Finance Charge Allocation Amount” means, for any month for any series of notes, the sum of the Finance Charge Allocation Amounts for such series as of the close of business on each day during such month divided by the actual number of days in such month.

“Weighted Average Floating Allocation Invested Amount” means, for any month, the sum of the aggregate Finance Charge Allocation Amounts for all series of notes as of the close of business on each day during such month, divided by the actual number of days in such month.

National City Credit Card Master Note Trust
Issuing Entity

National City Bank
Sponsor, Depositor and Servicer

$66,000,000 Series 2008-1 Class A Asset Backed Notes

PROSPECTUS SUPPLEMENT

Underwriters

Morgan Stanley	Credit Suisse

NatCity Investments, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.